                                                                     Exhibit 2.1



                          OPERATIONS TRANSFER AGREEMENT

                                     Between

                             EXTENDICARE HOMES, INC.
                       EXTENDICARE HEALTH FACILITIES, INC.

                          (collectively "EXTENDICARE")

                                       And

                      SENIOR HEALTH PROPERTIES-TEXAS, INC.

                          Senior Health-Brownfield, LLC
                          Senior Health-Crosbyton, LLC
                           Senior Health-Dalworth LLC
                           Senior Health-Floydada, LLC
                           Senior Health-Kirkland LLC
                           Senior Health-Lakeside, LLC
                           Senior Health-Lockney, LLC
                         Senior Health-Meadowbrook, LLC
                          Senior Health-Northwood, LLC
                         Senior Health-River Valley, LLC
                            Senior Health-Texoma, LLC
                            Senior Health-Tulia, LLC

                         (collectively the "Subtenants")

                                     -------

                            Senior Health-Alamo, LLC
                           Senior Health-Bremond, LLC
                           Senior Health-Richland, LLC
                         Senior Health-Villa Haven, LLC

                          (collectively the "Tenants")

                                TABLE OF CONTENTS

                                                                            PAGE


1.   Lease and Sublease Agreements.............................................2

     1.1.   Leases.............................................................2

     1.2    Subleases..........................................................2

            1.2.1  Consent of Primary Landlord to Subleases....................2

     1.3    Concho Lease.......................................................3

2.   Transfer Of Operations....................................................3

     2.1.   Effective Date of Operations Transfer..............................3

     2.2.   Compliance with Laws. Texas Licensure. Medicare and
            Medicaid Programs..................................................3

3.   Contracts.................................................................4

     3.1.   Assignment and Assumption of Liabilities...........................4

     3.2.   Assignment and Assumption of Contracts.............................4

     3.3.   Excluded Contracts.................................................4

4.   Employment Matters........................................................5

     4.1.   Employees..........................................................5

     4.2.   Benefits...........................................................5

     4.3    Health Insurance...................................................5

     4.4.   401(k).............................................................6

5.   Accounts Receivable: Post Closing Date Collection Procedures..............6

6.   Resident Trust Funds......................................................6

7.   Earn Out Purchase Price...................................................6

8.   Closing Date and Place....................................................6

9.   Conditions Precedent to Closing...........................................7

     9.1   Conditions Precedent to the Parties' Obligation to Close............7

            9.1.1  Compliance with Agreement...................................7

            9.1.2  Licenses....................................................7

            9.1.3  Government Payments.........................................7

10.  Prorations and Prepayments................................................7

11.  Medicare and Medicaid.....................................................8


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


                                TABLE OF CONTENTS

                                                                            PAGE

12.  Limited Cash Flow Support.................................................8

13.  Management Agreement......................................................8

14.  General Provisions........................................................9

     14.1   Expenses...........................................................9

     14.2   Public Announcements...............................................9

     14.3   Confidentiality....................................................9

     14.4   Notices...........................................................10

     14.5   Further Assurances................................................11

     14.6   Waiver............................................................11

     14.7   Entire Agreement and Modification.................................12

     14.8   Assignments, Successors, and No Third Party Rights................12

     14.9   Severability......................................................12

     14.10  Section Headings, Construction....................................12

     14.11  Governing Law.....................................................13

     14.12  Counterparts......................................................13

                                LIST OF EXHIBITS


A         Leased and Subleased Facilities

1.1       Lease Agreement

1.2       Sublease Agreement

3.2       Assignment and Assumption of Contracts Agreement

3.3       Excluded Contracts

4.3       Limited Health Insurance Coverage

5         Post Closing Procedures

7         Earn Out Purchase Price Calculation

12        Limited and Contingent Cash Flow Support

                          OPERATIONS TRANSFER AGREEMENT


     This operations transfer agreement (the "Agreement") is entered into effective this 1st day of October, 2001 between Extendicare Homes, Inc. ("EHI") and Extendicare Health Facilities, Inc., Milwaukee, WI (collectively "Extendicare") and Senior Health Properties-Texas, Inc., a Texas not for profit corporation, Chambersburg, PA ("Senior") and each of the seventeen limited liability companies set forth as tenants (the "Tenants") and subtenants (the "Subtenants") on Exhibit A attached hereto.

     WHEREAS, EHFI is the owner and operator of four (4) skilled care nursing facilities described on the attached Exhibit A (collectively the "Leased Facilities") and EHI is the tenant of twelve (12) skilled care nursing facilities and EHFI is the tenant of one skilled care nursing facility (the "Concho Facility") described on the attached Exhibit A (collectively the "Subleased Facilities") (collectively referred to hereafter as the "Facilities") in the state of Texas; and

     WHEREAS, Senior is in the business of owning, leasing and operating skilled care nursing facilities; and

     WHEREAS, Extendicare desires to lease the Leased Facilities and to sublease the Subleased Facilities to the Tenants and Subtenants desires to lease the Leased Facilities and to sublease the Subleased Facilities from Extendicare pursuant to the terms, covenants and conditions of this Agreement; and

     WHEREAS, Extendicare desires to transfer, assign and convey all of the operations of the Facilities as skilled nursing facilities to the Tenants and Subtenants, and the Tenants and Subtenants desire to accept, purchase and assume the operations relating to the operation of the Facilities as skilled nursing facilities from Extendicare;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged between the parties including without limitation the rights and benefits described in this Agreement, the parties hereby covenant and agree as follows:

     1.   LEASE AND SUBLEASE AGREEMENTS.

          1.1. LEASES. EHFI shall lease to the limited liability company subsidiaries of Senior identified as the Tenants on Exhibit A and the Tenants shall lease from EHFI the Leased Facilities pursuant to the terms, covenants and conditions set forth in the form of lease agreement attached hereto as Exhibit
1.1 (the "Lease Agreement"). The Lease Agreement contains the terms, covenants and conditions to be set forth in separate Lease Agreements for each of the Tenants.

          1.2 SUBLEASES. EHI and EHFI shall sublease to the limited liability company subsidiaries of Senior identified as Subtenants on Exhibit A and the Subtenants shall sublease from EHI and EHFI the Subleased Facilities pursuant to the terms, covenants and conditions set forth in the form of sublease agreement attached hereto as Exhibit 1.2 (the "Sublease Agreement"). The Sublease Agreement contains the terms, covenants and conditions to be set forth in separate Sublease Agreements for each of the Subleased Facilities.

               1.2.1 CONSENT OF PRIMARY LANDLORD TO SUBLEASES. The Sublease Agreements are conditioned upon the parties thereto obtaining the written consent of the landlord named in the main lease agreement(s) (the "Primary Landlord"). The parties hereby covenant and agree to use good faith efforts to obtain the consent of the Primary Landlord(s) on or before the Closing Date. Senior, the Tenants and Subtenants covenant and agree to cooperate with Extendicare and the Primary Landlords in obtaining such consent including without limitation providing any financial information requested by the Primary Landlord and executing any document reasonably requested by the Primary Landlord as long as such document does not increase the financial obligations of Senior, the Tenants or the Subtenants pursuant to this Agreement or the Sublease Agreements.

          1.3 CONCHO LEASE. EHFI shall assign to Senior Health-Concho, LLC that certain Nursing Home Lease Agreement dated April 20, 2001 between the McDonnell Mays Partnership, L.P., as the landlord, and EHFI, as the tenant, for the property generally described as the Concho Health and Rehabilitation Center, 613 Eaker Street, Eden, TX 76837-0838, as amended pursuant to that certain Letter Agreement dated September 25, 2001 between the parties. The Concho Lease terminates on October 30, 2001.

     2.   TRANSFER OF OPERATIONS.

          2.1. EFFECTIVE DATE OF OPERATIONS TRANSFER. The Tenants and Subtenants shall become the operators and licensees of the Facilities effective at 12:01 a.m. on October 1, 2001 (the "Closing Date"). On and after such Closing Date, such Tenants and Subtenants shall operate the Facilities solely as skilled nursing facilities and for no other purpose whatsoever.

          2.2. COMPLIANCE WITH LAWS. TEXAS LICENSURE. MEDICARE AND MEDICAID PROGRAMS. Between the date hereof and the Closing Date Senior, the Tenants and Subtenants shall take any and all actions at Senior's sole cost and expense, to cause the Tenants and Subtenants to become the duly licensed operators of the Facilities on the Closing Date including without limitation obtaining any and all licenses, permits, approvals, certifications and other required consents pursuant to all applicable federal, state and local laws, rules, ordinances, orders and regulations including without limitation licensure by the state of Texas and certification by the Medicare and Medicaid programs (the "Laws").

     3.   CONTRACTS.

          3.1. ASSIGNMENT AND ASSUMPTION OF LIABILITIES. On the Closing Date the applicable Tenants and Subtenants shall assume any and all liabilities relating to the operation of their respective Facility as skilled care nursing facilities and each shall severally indemnify, defend and hold Extendicare, including without limitation, Extendicare's shareholders, officers, directors and employees, harmless from any and all such liabilities which are incurred on and after the Closing Date. Extendicare shall retain those liabilities relating to the operation of the Facilities which have occurred prior to the Closing Date and shall indemnify, defend and hold Senior, the Tenants and Subtenants and their members, creditors, managers, officers and employees harmless from any and all such liabilities.

          3.2. ASSIGNMENT AND ASSUMPTION OF CONTRACTS. On the Closing Date Extendicare shall assign to the applicable Tenant and Subtenant and such applicable Tenant and Subtenant shall assume from Extendicare pursuant to the terms of the Assignment and Assumption Agreement form attached hereto as Exhibit
3.2 (the "Assignment and Assumption Agreement") all of the agreements relating to the operation of their respective Facility including without limitation those certain agreements with Virtual Care Provider, Inc. ("VCP") and Fiscal Services Group, Inc. ("FSG") relating to certain information technology and financial processing services provided by VCP and FSG to the Facilities. Senior, the Tenants and Subtenants acknowledge that both VCP and Partners are affiliated companies of Extendicare.

          3.3. EXCLUDED CONTRACTS. Certain contracts to be identified on the attached Exhibit 3.3 ("Excluded Contracts") shall not be assigned. However, the applicable Tenants and Subtenants hereby covenant and agree to be fully responsible for the performance of the terms, covenants and conditions of such contracts pertaining to such Tenants' and Subtenants' Facility including the payment of any and all amounts due pursuant thereto. Such payments shall be made directly to Extendicare who shall make such payments to the vendors of such Excluded Contracts.


     4.   EMPLOYMENT MATTERS.

          4.1. EMPLOYEES. Extendicare shall terminate all of the Facilities' employees effective as of 11:59 PM on September 30, 2001 and the applicable Tenants and Subtenants shall extend offers of employment to all such terminated employees effective as of the Closing Date.

          4.2. BENEFITS. The applicable Tenants and Subtenants shall assume all liability for accrued vacation, sick, holiday and paid time off days of all employees hired by such Tenants and Subtenants and Extendicare shall have no liability whatsoever for the payment of such benefits. The Tenants and Subtenants shall severally indemnify, defend and hold Extendicare and its shareholders, directors, officers and employees harmless from any liability relating to such benefits. Neither Senior nor such Tenants or Subtenants shall be liable for any unemployment, wrongful termination or other claims arising by virtue of employment by Extendicare prior to the Closing Date and Extendicare shall indemnify, defend and hold Senior and the Tenants and Subtenants, their members, managers, directors, officers and employees harmless from any liability relating to such claims.

          4.3 HEALTH INSURANCE. Senior and/or the Tenants and Subtenants shall offer to all Facility employees the same or substantially similar health insurance coverages which are currently offered to such Facility employees by Extendicare. There shall not be imposed any waiting periods or pre-existing condition exclusions on such facility employees. The parties have agreed on providing certain limited health insurance benefits to covered employees as described in Exhibit 4.3.

          4.4. 401(K). Extendicare shall distribute the account balances in the Extendicare 401(k) Savings Plan, in accordance with applicable laws to those individuals who were employees of the Facilities prior to the Closing Date as soon as administratively practicable following the Closing Date.

     5. ACCOUNTS RECEIVABLE: POST CLOSING DATE COLLECTION PROCEDURES. The parties covenant and agree that the collection of accounts receivable shall be undertaken in accordance with the policies and procedures set forth on the attached Exhibit 5 ("Post Closing Procedures").

     6. RESIDENT TRUST FUNDS. On the Closing Date, all amounts deposited in trust with Extendicare by or on behalf of the residents of the Facilities ("Resident Trust Funds") together with the complete books and records accounting for the Resident Trust Funds shall be delivered to the respective Tenants and Subtenants.

     7. EARN OUT PURCHASE PRICE. Senior and each of the Tenants and Subtenants, jointly and severally, hereby covenant and agree to pay, to Extendicare as the purchase price (the "Purchase Price") for the Texas nursing home business being sold pursuant to this Agreement including the going concern value of the Texas nursing facility operations and the improvements, furniture, furnishings, equipment, supplies, inventory, contract rights and other business property located at the Facilities, the following amounts in the manner and at the times set forth on the attached Exhibit 7 (the "Purchase Price Calculation").

     8. CLOSING DATE AND PLACE. The various transactions contemplated by this Agreement shall close and become effective on or before October 1, 2001 (the "Closing Date"). In the event that the transactions described herein do not close on the Closing Date, the parties agree that such failure shall not be cause for automatic termination of this Agreement but, in such event, the parties shall continue to work in good faith exercising due diligence to close the transactions as soon as practicable after the Closing Date with an effective date of October 1, 2001.

     9.   CONDITIONS PRECEDENT TO CLOSING.

          9.1 CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATION TO CLOSE. The obligation of the parties to close the transactions described herein is subject to the satisfaction of each of the following conditions (any of which may be waived by either of the parties, in whole or in part):

               9.1.1 COMPLIANCE WITH AGREEMENT. All of the covenants and obligations set forth herein to be performed on or prior to the Closing Date have been performed.

               9.1.2 LICENSES. The Tenants and Subtenants have obtained all required licenses and certifications to lease, sublease, and operate the Facilities as skilled nursing facilities with the number of licensed beds currently existing and has been certified as a provider pursuant to the Medicare and Medicaid programs.

               9.1.3 GOVERNMENT PAYMENTS. The necessary approvals have been obtained to assure no disruption in Medicare and Medicaid payments to the Facilities.

     10. PRORATIONS AND PREPAYMENTS. On the Closing Date, all prepaid revenues, expenses and costs associated with those contracts and agreements to be assigned by Extendicare and assumed by the Tenants and Subtenants along with real estate taxes, personal property taxes, and other taxes and charges relating to the operation of the Facilities and any prepayments, deposits and other amounts received by Extendicare for room, board and other resident services shall be prorated on a daily basis as of the Closing Date, credited to the parties or, if appropriate, charged against the Rent to be paid by the Tenants and Subtenants pursuant to the Leases and Subleases. In the event that such amounts cannot be adequately determined on the Closing

Date, such amounts shall be estimated on the Closing Date and adjusted as promptly as practicable thereafter, but no later than sixty (60) days after the Closing Date.

     11. MEDICARE AND MEDICAID. Extendicare acknowledges that amounts may be due and owing to the Medicaid or Medicare programs with respect to the operation of the Facilities prior to the Closing Date, which have not yet been determined and which may require payment after Closing Date, pursuant to the preparation of cost reports or cost report audits, claims for recoupment of overpayments, fines, civil monetary penalties, late charges, assessments or any other matter. Extendicare shall pay such amounts immediately upon notice or demand by Senior, the Medicaid office of the Agency, the Health Care Financing Administration or other governmental agency or authority having jurisdiction, except to the extent that such amounts are being contested diligently and in good faith by appropriate proceedings which operate to toll collection of such amounts. As provided in this Agreement, Extendicare shall hold Senior, the Tenants, Subtenants and their members, managers, directors, officers and employees harmless from any such liabilities and shall pay any and all demands by or on behalf of the Medicaid or Medicare programs.

     12. LIMITED CASH FLOW SUPPORT. For a two year period commencing October 1, 2001 through September 30, 2003, unless this Agreement is sooner terminated, and subject to the performance by Senior, the Tenants and Subtenants of the terms, covenants and conditions set forth in this section, Extendicare agrees to provide to Senior specific limited and contingent working capital cash flow support as described on Exhibit 12 ("Limited and Contingent Cash Flow Support").

     13. MANAGEMENT AGREEMENT. Senior shall enter into a certain management agreement with Transition Health Services of Texas, L.L.C. for the management of the Facilities.

     14.  GENERAL PROVISIONS.

          14.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the contemplated transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Notwithstanding the above, Extendicare has agreed to advance to Senior the total amount of $75,000.00 to cover the costs incurred by Senior for due diligence activities including without limitation professional legal and accounting services (the "Due Diligence Fees Advance"). The Due Diligence Fees Advance shall be repaid to Extendicare on or before December 31, 2003 out of available cash flow from the Facilities.

          14.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the contemplated transactions will be issued, if at all, at such time and in such manner as the parties mutually determine, unless otherwise required by legal requirements. Unless consented to by the other parties in advance or required by legal requirements, prior to the Closing Date each party shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The parties will consult with each other concerning the means by which the Facilities' employees, customers, and suppliers and others having dealings with the Facilities will be informed of the contemplated transactions.

          14.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, the parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the contemplated transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the such party (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the contemplated transactions or (c) the furnishing or use of such information is required by legal proceedings. If the contemplated transactions are not consummated, each party will return or destroy as much of such written information as the other part may reasonably request.

          14.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand in person, (b) sent by telecopier (with written confirmation of delivery) or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          Extendicare:        Extendicare Health Services, Inc.
                              111 West Michigan Street
                              Milwaukee, Wisconsin 53203-2903
                              Attention: General Counsel
                              Facsimile No.: (414) 908-8481


         With a copy to:      Quarles & Brady, LLP
                              411 E. Wisconsin Avenue, Suite 2040
                              Milwaukee, Wisconsin 53202-4497
                              Attention:  Hugh S. McManus, Esq.
                              Facsimile No.: (414) 277-5874

          Senior:             Senior Health Properties-Texas, Inc.
                              25 Penncraft Avenue, Suite 312
                              Chambersburg, PA  17201
                              Attention: Carol A. Tschop

          With a copy to:     Blank Rome Comisky & McCauley LLP
                              One Logan Square
                              Philadelphia PA  19103
                              Attention: Harry D. Madonna
                              Facsimile No.: (215) 569-5530


          14.5 FURTHER ASSURANCES. The parties agree to furnish, upon request, such further information to execute and deliver such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

          14.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          14.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all parties.

          14.8 ASSIGNMENTS, SUCCESSORS, AND NO THIRD PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other party, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Notwithstanding the foregoing, no assignment shall relieve the assigning party from any covenant or liability under this Agreement. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          14.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain inn full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          14.10 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or

Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          14.11 GOVERNING LAW. This Agreement will be governed by the laws of the State of Wisconsin without regard to conflicts of laws principles.

          14.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, being fully authorized and empowered to do so and to bind their respective entities thereto, as of the Effective Date set forth herein .

Extendicare Health Facilities, Inc.     Senior Health Properties-Texas, Inc.
Extendicare Homes, Inc.                 Senior Health-Brownfield, LLC
                                        Senior Health-Crosbyton, LLC
By:                                     Senior Health-Dalworth LLC
    -------------------------------     Senior Health-Floydada, LLC
Print Name: Richard L. Bertrand         Senior Health-Kirkland LLC
Title       Senior Vice President       Senior Health-Lakeside, LLC
                                        Senior Health-Lockney, LLC
                                        Senior Health-Meadowbrook, LLC
                                        Senior Health-Northwood, LLC
                                        Senior Health-River Valley, LLC
                                        Senior Health-Texoma, LLC
                                        Senior Health-Tulia, LLC
                                        Senior Health-Alamo, LLC
                                        Senior Health-Bremond, LLC
                                        Senior Health-Richland, LLC
                                        Senior Health-Villa Haven, LLC


                                        By:
                                            -------------------------------
                                            Print Name: Carol A. Tschop
                                            Title:      President

                   OPERATIONS TRANSFER AGREEMENT ("AGREEMENT")
                                     BETWEEN
                 EXTENDICARE HOMES, INC. ET AL. ("EXTENDICARE")
                                       AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                           DATED AS OF OCTOBER 1, 2001

                              --------------------
                                    EXHIBIT A
                              --------------------


                       LIST OF TEXAS LEASES AND SUBLEASES

                   OPERATIONS TRANSFER AGREEMENT ("AGREEMENT")
                                     BETWEEN
                 EXTENDICARE HOMES, INC. ET AL. ("EXTENDICARE")
                                       AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                           DATED AS OF OCTOBER 1, 2001

                              --------------------
                                   EXHIBIT 1.1
                              --------------------


                             FORM OF LEASE AGREEMENT

                                 OPERATING LEASE

                       EXTENDICARE HEALTH FACILITIES, INC.

                                    Landlord

                                       AND

                            SENIOR HEALTH-ALAMO, LLC

                                     Tenant

                           Dated as of October 1, 2001

                                    --------------------------------------------

                                                     FACILITY:

                                    ALAMO HEIGHTS HEALTH & REHABILITATION CENTER
                                    8233 BROADWAY
                                    SAN ANTONIO TX  78209

                                    --------------------------------------------

                                TABLE OF CONTENTS

Article                                                                                                        Page

LIST OF EXHIBITS................................................................................................vii

LEASE.............................................................................................................1

ARTICLE I.........................................................................................................1
         1.       Leased Property; Term...........................................................................1
         1.1      Land............................................................................................1
         1.2      Leased Improvements.............................................................................1
         1.3      Related Rights..................................................................................1
         1.4      Fixtures........................................................................................1
         1.5      Personal Property...............................................................................1

ARTICLE II........................................................................................................2
         2.       Definitions.....................................................................................2
         2.1      Additional Charges..............................................................................2
         2.2      Affiliate.......................................................................................2
         2.3      Award...........................................................................................2
         2.4      Business Day....................................................................................2
         2.5      Commencement Date...............................................................................2
         2.6      Condemnation, Condemnor.........................................................................3
         2.7      Date of Taking..................................................................................3
         2.8      Encumbrance.....................................................................................3
         2.9      Event of Default................................................................................3
         2.10     Facility........................................................................................3
         2.11     Facility Mortgage...............................................................................3
         2.12     Facility Mortgagee..............................................................................3
         2.13     Fixtures........................................................................................3
         2.14     Impositions.....................................................................................3
         2.15     Insurance Requirements..........................................................................4
         2.16     Intended Use....................................................................................4
         2.17     Land............................................................................................4
         2.18     Landlord........................................................................................4
         2.19     Lease...........................................................................................4
         2.19A    Lease Year......................................................................................4
         2.20     Leased Improvements; Leased Property............................................................4
         2.21     Legal Requirements..............................................................................4
         2.22     [Intentionally Left Blank]......................................................................4
         2.23     Officer's Certificate...........................................................................4
         2.24     Overdue Rate....................................................................................4
         2.25     Payment Date....................................................................................4

Article                                                                                                        Page

         2.26     Personal Property...............................................................................5
         2.27     Prime Rate......................................................................................5
         2.28     Rent............................................................................................5
         2.29     Taking..........................................................................................5
         2.30     Tenant..........................................................................................5
         2.31     Term............................................................................................5
         2.32     Unavoidable Delays..............................................................................5
         2.33     Unsuitable For Its Intended Use.................................................................5
         2.34     Use.............................................................................................5

ARTICLE III.......................................................................................................5
         3.1      Rent and Additional Charges.....................................................................5
                  3.1.1    Rent...................................................................................5
                  3.1.2    Additional Charges.....................................................................6
         3.2      Net Lease.......................................................................................6

ARTICLE IV........................................................................................................6
         4.1      Payment of Impositions..........................................................................6
         4.2      Notice of Impositions...........................................................................7
         4.3      Adjustment of Impositions.......................................................................7
         4.4      Utility Charges.................................................................................7
         4.5      Insurance Premiums..............................................................................8

ARTICLE V.........................................................................................................8
         5.1      No Termination, Abatement.......................................................................8
         5.2      Abatement Procedures............................................................................8

ARTICLE VI........................................................................................................8
         6.1      Ownership of the Leased Property................................................................8
         6.2      Personal Property...............................................................................8
         6.3      Transfer of Personal Property to Landlord.......................................................9
         6.4      Purchases of Personal Property by Tenant........................................................9

ARTICLE VII.......................................................................................................9
         7.1      Condition of the Leased Property................................................................9
         7.2      Use of the Leased Property......................................................................9
                  7.2.1    Approvals, Licenses, Certifications....................................................9
                  7.2.2    Use As Licensed Skilled Nursing Facility..............................................10
                  7.2.3    Waste.................................................................................10
                  7.2.4    Adverse Use...........................................................................10
                  7.2.5    Environmental Compliance..............................................................10

ARTICLE VIII.....................................................................................................11
         8.1      Compliance with Legal and Insurance Requirements, Instruments..................................11
         8.2      Legal Requirement Covenants....................................................................12

Article                                                                                                        Page

ARTICLE IX.......................................................................................................12
         9.1      Maintenance and Repair.........................................................................12
                  9.1.1    Maintenance and Repair................................................................12
                  9.1.2    Landlord's Obligations................................................................12
                  9.1.3    Contractors.  Liens...................................................................13
                  9.1.4    Condition Upon Surrender..............................................................13
         9.2      Encroachments and Restrictions.................................................................13

ARTICLE X........................................................................................................14
         10.      Construction of Capital Additions to the Leased Property.......................................14

ARTICLE XI.......................................................................................................14
         11.      Liens..........................................................................................14

ARTICLE XII......................................................................................................14
         12.      Permitted Contests.............................................................................14

ARTICLE XIII.....................................................................................................15
         13.1     General Insurance Requirements.................................................................15
         13.2     No Separate Insurance..........................................................................15

ARTICLE XIV......................................................................................................15
         14.1     Insurance Proceeds.............................................................................15
         14.2     Reconstruction in the Event of Damage or Destruction Covered by
                  Insurance......................................................................................16
                  14.2.1   Destruction:  Facility Rendered Unsuitable............................................16
                  14.2.2   Destruction:  Facility Not Rendered Unsuitable........................................16
                  14.2.3   Costs in Excess of Proceeds...........................................................16
         14.3     Reconstruction in the Event of Damage or Destruction Not Covered by
                  Insurance......................................................................................16
         14.4     Abatement of Rent..............................................................................17
         14.5     Waiver.........................................................................................17

ARTICLE XV.......................................................................................................17
         15.      Condemnation...................................................................................17
         15.1     Definitions....................................................................................17
                  15.1.1   Condemnation..........................................................................17
                  15.1.2   Date of Taking........................................................................17
                  15.1.3   Award.................................................................................17
                  15.1.4   Condemnor.............................................................................17
         15.2     Parties' Rights and Obligations................................................................17
         15.3     Total Taking...................................................................................17
         15.4     Partial Taking.................................................................................17
         15.5     Restoration....................................................................................17

Article                                                                                                        Page

         15.6     Award - Distribution...........................................................................18
                  15.6.1.........................................................................................18
                  15.6.2.........................................................................................18
         15.7     Temporary Taking...............................................................................18

ARTICLE XVI......................................................................................................18
         16.1     Events of Default..............................................................................18
                  16.1.1   Event of Default......................................................................18
                  16.1.2   Payment Default.......................................................................18
                  16.1.3   Nonpayment Default....................................................................18
                  16.1.4   Bankruptcy, Insolvency................................................................18
                  16.1.5   Assignment, Subletting................................................................19
                  16.1.6   Liquidation or Dissolution............................................................19
                  16.1.7   Action Against Leasehold Interest.....................................................19
                  16.1.8   Discontinuation of Operations.........................................................19
                  16.1.9   Breach of Representations or Warranties...............................................19
                  16.1.10  Termination of License:  Penalties and Fines..........................................20
         16.2     Certain Remedies...............................................................................20
                  16.2.1   Remedies Available....................................................................20
                  16.2.2.........................................................................................21
         16.3     Waiver.........................................................................................21
         16.4     Application of Funds...........................................................................21

ARTICLE XVII.....................................................................................................21
         17.      Landlord's Right to Cure Tenant's Default......................................................21

ARTICLE XVIII [ARTICLE XVIII INTENTIONALLY LEFT BLANK]...........................................................21

ARTICLE XIX [ARTICLE XIX INTENTIONALLY LEFT BLANK]...............................................................21

ARTICLE XX.......................................................................................................22
         20.  Holding Over.......................................................................................22

ARTICLE XXI [ARTICLE XXI INTENTIONALLY LEFT BLANK]...............................................................22

ARTICLE XXII [ARTICLE XXII INTENTIONALLY LEFT BLANK].............................................................22

ARTICLE XXIII....................................................................................................22
         23.1     Indemnification of Landlord....................................................................22
         23.2     Indemnification of Tenant......................................................................23
         23.3     Survival.......................................................................................23

ARTICLE XXIV.....................................................................................................23
         24.      Subletting and Assignment......................................................................23

Article                                                                                                        Page

ARTICLE XXV......................................................................................................24
         25.      Officer's Certificates, Financial Statements, and Disclosures..................................24
         25.1     Estoppel Certificate...........................................................................24
         25.2     Financial Statements...........................................................................24
         25.3     Additional Information.........................................................................25

ARTICLE XXVI.....................................................................................................25
         26.      Landlord's Right to Inspect....................................................................25

ARTICLE XXVII....................................................................................................26
         27.      No Waiver......................................................................................26

ARTICLE XXVIII...................................................................................................26
         28.      Remedies Cumulative............................................................................26

ARTICLE XXIX.....................................................................................................26
         29.      Acceptance of Surrender........................................................................26

ARTICLE XXX [ARTICLE XXX INTENTIONALLY LEFT BLANK]...............................................................26

ARTICLE XXXI.....................................................................................................26
         31.      Conveyance by Landlord.........................................................................26

ARTICLE XXXII....................................................................................................26
         32.      Quiet Enjoyment................................................................................26

ARTICLE XXXIII...................................................................................................27
         33.      Notices........................................................................................27
         33.1     Notice To Tenant...............................................................................27
         33.2     Notice To Landlord.............................................................................27

ARTICLE XXXIV [ARTICLE XXXIV INTENTIONALLY LEFT BLANK]...........................................................28

ARTICLE XXXV.....................................................................................................28
         35.1     Landlord May Grant Liens.......................................................................28
         35.2     Tenant's Right to Cure.........................................................................28
         35.3     Breach by Landlord.............................................................................29

ARTICLE XXXVI....................................................................................................29
         36.      Miscellaneous..................................................................................29
         36.1     Survival.  Modification.  Successors and Assigns...............................................29
         36.2     Exculpation of Landlord........................................................................29
         36.3     Exculpation of Tenant..........................................................................29
         36.4     Transfers of Licenses Upon Termination.........................................................30
         36.5     Captions.......................................................................................30

Article                                                                                                        Page

         36.6     Non-Waiver.....................................................................................30
         36.7     Severability.  Entire Agreement................................................................30
         36.8     Time of Essence................................................................................31
         36.9     Collection of Rent.............................................................................31
         36.10    Remedies Cumulative............................................................................31
         36.11    Governing Law..................................................................................31
         36.12    Authority of Parties...........................................................................31
         36.13    Transfer of Landlord's Interest................................................................31
         36.14    No Partnership or Joint Venture................................................................31

ARTICLE XXXVII...................................................................................................31
         37.      Attornment:  Subordination.....................................................................31
         37.1     Tenant Subordination...........................................................................31
         37.2     Estoppel Agreement.............................................................................32
         37.3     Attorney In Fact Appointment...................................................................32
         37.4     Tenant Attornment..............................................................................32
         37.5     Notice of Default to Landlord's Mortgages......................................................32

ARTICLE XXXVIII..................................................................................................32
         38.      Re-Entry During Term...........................................................................32

ARTICLE XXXIX [ARTICLE XXXIX INTENTIONALLY LEFT BLANK]...........................................................33

ARTICLE XXXX.....................................................................................................33
         40.      Healthcare Licensing, Surveys, Compliance Notices..............................................33

ARTICLE XXXXI....................................................................................................33
         41.      Right of First Refusal.........................................................................33

                                       vi

                                LIST OF EXHIBITS

Exhibit 1.1                Legal Description

Exhibit 16.1.1             Other Texas Leases and Subleases

                                      LEASE

         THIS LEASE ("Lease") is dated as of October 1, 2001, and is between Extendicare Health Facilities, Inc., a Wisconsin corporation, 111 West Michigan Street, Milwaukee, WI 53203 ("Landlord"), a Texas limited liability company, and Senior Health-Alamo, LLC, ("Tenant"), a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 1720l.

                                    ARTICLE I

     1.   LEASED PROPERTY; TERM.

         Upon and subject to the terms and conditions hereinafter set forth, Landlord hereby rents and leases to Tenant and Tenant hereby rents and leases from Landlord all of Landlord's rights and interest in and to the following real and personal property (collectively, the "Leased Property"):

     1.1 LAND. The real property described in Exhibit 1.1 attached hereto (the "Land");

     1.2 LEASED IMPROVEMENTS. All buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively the "Leased Improvements");

     1.3 RELATED RIGHTS. All easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively the "Related Rights");

     1.4 FIXTURES. All permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Personal Property as defined below (collectively the "Fixtures");



     1.5 PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, movable walls or partitions, trade fixtures or other tangible personal property, used or useful in Tenant's business on the Leased Property, including without limitation all items of furniture, furnishings, equipment, together with all replacements, modifications, alterations, and additions thereto including without limitation any and all replacements and additions of personal property made by Tenant during the term at Tenant's cost and expense except items, if any, included within the definition of Fixtures but excluding (a) any Personal Property which is being leased by the Tenant pursuant to an Equipment Lease as defined below (b) cash and equivalents, (c) manuals, forms or related documents containing information proprietary to Landlord, including, without limitation, operational, nursing, administrative, policy/procedure and other similar manuals, and (d) any and all software programs, systems, methods, functions and documentation relating thereto ("Software Programs") which have been developed by Landlord or Landlord's affiliated companies including without limitation Virtual Care Provider, Inc. and any Software Programs which are owned by third-party vendors and have been licensed to Landlord or Landlord's affiliated companies (collectively the "Personal Property");

To have and to hold for a term of five (5) years (the "Term") commencing on October 1, 2001 (the "Commencement Date") and ending at11:59 p.m. on September 30, 2006 (the "Expiration Date"), unless this Lease is sooner terminated as hereinafter provided.

                                   ARTICLE II

     2. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     2.1 ADDITIONAL CHARGES: As defined in Article III.

     2.2 AFFILIATE: When used with respect to any corporation, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests, membership interests or other equity interests.

     2.3 AWARD: As defined in Article XV.

     2.4 BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks are authorized, or obligated, by law or executive order, to close.

     2.5 COMMENCEMENT DATE: As defined in Article I.

     2.6 CONDEMNATION, CONDEMNOR: As defined in Article XV.

     2.7 DATE OF TAKING: As defined in Article XV.

     2.8 ENCUMBRANCE: As defined in Article XXXVI.

     2.9 EVENT OF DEFAULT: As defined in Article XVI.

     2.10 FACILITY: The skilled nursing facility currently operated on the Leased Property generally described as Alamo Heights Health & Rehabilitation Center, a duly licensed 237 bed skilled nursing facility which beds are all currently licensed and useable.

     2.11 FACILITY MORTGAGE: As defined in Article XIII.

     2.12 FACILITY MORTGAGEE: As defined in Article XIII.

     2.13 FIXTURES: As defined in Article I.

     2.14 IMPOSITIONS: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Landlord, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent or Additional Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Tenant to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other person or (2) any transfer, or net revenue tax of Landlord or any other person or (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof, or (4), except as expressly provided elsewhere in this Lease, any principal or interest on any assumed indebtedness on the Leased Property, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     2.15 INSURANCE REQUIREMENTS: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     2.16 INTENDED USE: As defined in Section 7.2.2 below

     2.17 LAND: As defined in Article I.

     2.18 LANDLORD: As defined in the Preamble.

     2.19 LEASE: As defined in the Preamble.

     2.19A LEASE YEAR: "Lease Year" shall mean a consecutive 12 calendar month period commencing on the Commencement Date of this Lease and ending on the day immediately preceding the anniversary of said Commencement Date. In the event that the Commencement Date is not the first day of a month, the Lease Year shall include the period from the Commencement Date through the end of the month in which the Commencement Date occurs and for that Lease Year the Lease Year shall be a 12 consecutive month period plus the additional period from the Commencement Date to the end of the month in which the Commencement Date occurs.

     2.20 LEASED IMPROVEMENTS; LEASED PROPERTY: Each as defined in Article I.

     2.21 LEGAL REQUIREMENTS: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property, the construction, use or alteration thereof, or the ownership and/or operation of the Facility as a skilled nursing facility and any related services whether now or hereafter enacted and in force, including without limitation any and all laws relating to the licensure of the Facility as a skilled nursing facility and the certification of the Facility under the Medicare and State Medicaid programs, including any which may (i) require repairs, modifications or alterations in or to the Leased Property or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property (collectively hereafter the "Laws").

     2.22 [INTENTIONALLY LEFT BLANK].

     2.23 OFFICER'S CERTIFICATE: A certificate of Tenant signed by an officer authorized to so sign by the board of directors or by-laws.

     2.24 OVERDUE RATE: On any date, a rate equal to 4% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

     2.25 PAYMENT DATE: Any due date for the payment of the installments of Rent, Additional Charges or any other sums payable under this Lease.

     2.26 PERSONAL PROPERTY: As defined in Article I.

     2.27 PRIME RATE: On any date, a rate equal to the annual rate on such date announced by Bank of America, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing.

     2.28 RENT: The amounts described in Article III.

     2.29 TAKING: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     2.30 TENANT: As defined in the Preamble.

     2.31 TERM: As defined in Article I.

     2.32 UNAVOIDABLE DELAYS: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease or any guaranty of this Lease.

     2.33 UNSUITABLE FOR ITS INTENDED USE: A state or condition of the Facility such that by reason of damage or destruction, or a partial taking by condemnation, in the good faith judgment of Landlord and Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Intended Use taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or partial taking.

     2.34 USE: As defined in 7.2.2.

                                   ARTICLE III

     3.1 RENT AND ADDITIONAL CHARGES. Tenant will pay to Landlord or directly to the appropriate entity in the case of Impositions and Additional Charges in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Landlord's address set forth above or at such other place or to such other person, firms or corporations as Landlord from time to time may designate in writing, Rent (as defined below), and Additional Charges (as defined below) during the Term, as follows:

         3.1.1 RENT. The Tenant hereby covenants and agrees to pay to the Landlord, without any deduction or setoff whatsoever and without any demand or notice, the fixed annual rent (subject to annual adjustments described below) in the amount of Six Hundred Eighty-Seven Thousand Dollars ($687,000) ("Annual Rent"). The Fixed Annual Rent shall be paid in equal consecutive monthly installments of Fifty-Seven Thousand Two Hundred Fifty Dollars ($57,250), in advance on or before the fifth day of each month, time being of the essence ("Monthly Rent"). The Monthly Rent shall be adjusted with any adjustment to the Annual Rent. All payments shall be made to Landlord at the address set forth in the notice section hereof or at such other place as the Landlord may designate from time to time in writing. In the event that the first and last months of the Term are not full calendar months, the Monthly Rent for such months shall be prorated.

         The Annual Rent shall be increased on the anniversary date of each year during the Term of this Lease by an amount equal to the percentage increase, if any, in the average Medicaid per diem received by the Facility since the Commencement Date of the Lease and, thereafter, by the average Medicaid per diem received by the Facility since the date of the last Annual Rent increase. The increases shall be set forth in an Addendum to the Lease.

         3.1.2 ADDITIONAL CHARGES. In addition to the Rent, (1) Tenant will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including without limitation all Impositions and charges, costs and expenses described in Section 2.22, plus sales tax, and (2) in the event of any failure on the part of Tenant to pay any of those items referred to in clause
(1) above, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Rent. If any installment of Rent, or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within three (3) Business Days after its due date, Tenant will pay Landlord on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

     3.2 NET LEASE. The Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of Rent and Additional Charges throughout the Term. It is the express intent of the Landlord and Tenant that each and every cost and expense of using, operating, maintaining or holding any interest in the Leased Property (except any federal, state, or local taxes payable by Landlord on the Rent received by Landlord from its leasing of the Leased Property) be Tenant's sole cost and responsibility whether foreseen or unforeseen, ordinary or extraordinary.

                                   ARTICLE IV

     4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will simultaneously with such payment, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Tenant's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Landlord's net income, gross receipts, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article XVI. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Billings for reimbursement by Tenant to Landlord of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

     4.2 NOTICE OF IMPOSITIONS. Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions.

     4.3 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

     4.4 UTILITY CHARGES. Tenant will pay or cause to be paid all charges for electricity, power, gas, oil, water and all other utilities used in the Leased Property during the Term.

     4.5 INSURANCE PREMIUMS. Tenant will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                                    ARTICLE V

     5.1 NO TERMINATION, ABATEMENT. Except as otherwise specifically provided in this Lease, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (d) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.

     5.2 ABATEMENT PROCEDURES. In the event of a partial taking as described in
Section 15.4, temporary taking as described in Section 15.7, or damage to or destruction of the Leased Property as described in Sections 14.2 and 14.3, which taking, damage or destruction does not render the Leased Property Unsuitable for its Primary Intended Use, the Lease shall not terminate, but the Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of usable beds affected by such partial taking or damage or destruction.

                                   ARTICLE VI

     6.1 OWNERSHIP OF THE LEASED PROPERTY. Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2 PERSONAL PROPERTY. After the Commencement of this Lease, Tenant may (and shall as provided herein below), at its expense, install, affix, assemble or place on any portion of the Land or in any of the Leased Improvements, any items of personal property (for purposes of this Article VI the "New Personal Property"; as used in any other Article of this Lease, Personal Property includes all personal property, including New Personal Property), and such New Personal Property and replacements thereof, shall be at all times the property of Tenant, free and clear of all liens subject to Landlord's rights set forth in
Section 6.3 hereof. Tenant shall provide and maintain during the entire Lease Term all Personal Property and New Personal Property, including, without limitation, all personal property necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Intended Use. Upon expiration or termination of the Lease, Tenant will, at its expense, restore the Leased Property to the condition required by Section 9.1.4.

     6.3 TRANSFER OF PERSONAL PROPERTY TO LANDLORD. Upon the expiration or earlier termination of this Lease, all Personal Property including New Personal Property shall become the property of Landlord, if not already owned by Landlord, and Tenant shall execute all documents and take any actions reasonably necessary to evidence such ownership.

     6.4 PURCHASES OF PERSONAL PROPERTY BY TENANT. Nothing in this Lease shall prohibit Tenant from purchasing or leasing personal property for use in the Facility subject to Landlord's prior written approval. In such event such personal property shall be deemed New Personal Property.

                                   ARTICLE VII

     7.1 CONDITION OF THE LEASED PROPERTY. Tenant acknowledges receipt and delivery of possession of the Leased Property and that Tenant has examined and otherwise has full knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing the Leased Property "AS IS" in its present condition. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property. Landlord MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO TENANT.

     7.2 USE OF THE LEASED PROPERTY.

         7.2.1 APPROVALS, LICENSES, CERTIFICATIONS. Landlord represents that it has full power and authority to lease the Leased Property subject to the fulfillment of any conditions precedent set forth herein and subject to compliance by the Tenant with Tenant's obligations set forth herein. Tenant covenants that it will proceed with all due diligence and will obtain prior to the Commencement Date and maintain throughout the Term all approvals, licenses, certifications and accreditations needed to use and operate the Leased Property and the Facility under applicable local, state and federal law, including but not limited to Laws relating to the licensure of the Facility and Medicare and/or Medicaid certification for its Intended Use (defined below). Tenant shall, within 48 hours of receipt, forward to the Landlord a complete and legible copy of any and all violation(s), or noncompliance notice(s), surveys, deficiencies, and other notices from licensing, certification, accreditation, and government agencies and insurance carriers relating to the Leased Property. Tenant shall immediately correct any and all matters set forth in such notice(s) and provide Landlord with copies of any plans of correction, letters and documentation relating to such correction and any other information requested by Landlord.

                  7.2.2 USE AS LICENSED SKILLED NURSING FACILITY. After the Commencement Date and during the entire Term, Tenant shall use the Leased Property and the improvements thereon solely as a licensed skilled nursing facility and for no other use or purpose ("Intended Use" or "Use"). Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply in all material respects with all Legal Requirements applicable to the possession and use of the Leased Property for its Intended Use as a nursing facility with the number of licensed beds described herein.

         Tenant covenants and agrees that during the Term it shall operate continuously the Leased Property as a duly licensed and certified skilled nursing facility and to maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility. Tenant covenants and agrees to take any and all actions, at tenant's sole cost and expense, to maintain the Facility during the Term as a duly licensed Facility for the number of beds, the licenses, certifications, and accreditations in effect or retroactive to the Commencement Date and upon expiration or earlier termination to deliver the Leased Property to Landlord fully licensed, certified and accredited asa skilled nursing facility duly licensed for the number of beds as of the Commencement Date and certified for participation in the Medicare and Medicaid programs. Upon termination of this Lease for any reason, Tenant will return the Leased Property including without limitation the Facility and all operations conducted at the Facility qualified and sufficient for licensing by all governmental agencies having jurisdiction over the Facility as a skilled care nursing facility. The Leased Property shall be surrendered in good, operable order, condition and repair. Tenant shall cooperate to assure that the Facility is turned over to the Landlord or the Landlord's designee in condition suitable to have the operations at the Facility continue without disruption as a skilled care nursing facility duly licensed and certified by the Medicare and Medicaid programs.

         7.2.3 WASTE. Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon.

         7.2.4 ADVERSE USE. Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition, or Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

         7.2.5 ENVIRONMENTAL COMPLIANCE. (i) Tenant hereby agrees that as a material inducement to Landlord entering into this Lease, Tenant covenants that Tenant shall not cause or permit any "hazardous substance" (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Leased Property or any part thereof and neither the Leased Property, nor any part thereof shall ever be used as a dump site or a storage site (whether permanent or temporary) for any hazardous substance during the term of this Lease.

               (ii) Tenant hereby agrees, to indemnify Landlord and Landlord's Mortgagee and hold Landlord and Landlords Mortgagee harmless from and against any and all losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord or Landlord's Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from the Leased Property of any hazardous substance, including, without limitation, any losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "super fund" or "super lien" laws or other statute, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including, without limitation, strict liability, or standards of conduct concerning any hazardous substance.

               (iii) For purposes of this Lease, hazardous substances shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at anytime hereafter in effect other than those elements or compounds which are not present on the Leased Property in such amounts and/or quantities so as to be a regulated element or compound by the EPA or any other federal, state or local government entity.

                                  ARTICLE VIII

     8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS. Subject to Article XII regarding permitted contests, Tenant, at its expense, will promptly (a) comply with all Laws, Legal Requirements and Insurance Requirements in respect of the Intended Use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, conditions of participation, accreditation standards and other authorizations required for Intended Use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation any capital additions.

     8.2 LEGAL REQUIREMENT COVENANTS. Tenant covenants and agrees that the Leased Property shall not be used for any unlawful purpose nor shall Tenant permit any unlawful activity to take place in, on or about the Leased Property. Tenant further covenants and agrees that Tenant's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Laws and Legal Requirements unless the same are held by a court of competent jurisdiction to be unlawful. Tenant may, however, upon prior written notice to and the prior written consent of the Landlord contest the legality or applicability of any such Laws or Legal Requirement, or any licensure or certification decision if Tenant maintains such action in good faith, with due diligence, without prejudice to Landlord's rights hereunder, and at Tenant's sole cost and expense. If by the terms of any such Laws or Legal Requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Facility or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Tenant, on the prior written consent of Landlord, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Landlord to criminal liability or civil damages, fines, penalties or forfeitures of any nature or kind and Tenant both (a) furnishes to Landlord security reasonably satisfactory to Landlord against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith.

                                   ARTICLE IX

     9.1 MAINTENANCE AND REPAIR.

         9.1.1 MAINTENANCE AND REPAIR. Tenant, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Tenant's control in good order and repair (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Tenant shall not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Intended Use.

         9.1.2 LANDLORD'S OBLIGATIONS. Landlord shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

         9.1.3 CONTRACTORS. LIENS. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property as Landlord's Agent or in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof.

         9.1.4 CONDITION UPON SURRENDER. Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term of the Lease).

     9.2 ENCROACHMENTS AND RESTRICTIONS. If, as a result of action or inaction by or on behalf of Tenant, any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant shall, at its, expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either
(i)obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (ii)make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Tenant's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

                                    ARTICLE X

     10. CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, Tenant shall make no structural alterations or repairs on the Leased Property and shall not enlarge or reduce the size of the Facility. No capital addition shall be made which would tie in or connect any Leased

Improvements on the Leased Property with any other improvements on property adjacent to or near the Leased Property (and not part of the land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion.

                                   ARTICLE XI

     11. LIENS. Subject to the provision of Article XII relating to permitted contests, Tenant shall not directly or indirectly create or allow to remain, and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) restrictions, liens and other, encumbrances which are consented to in advance in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet past due and payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by
Article XII, and (e) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than thirty (30) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII.

                                   ARTICLE XII

     12. PERMITTED CONTESTS. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand ($50,000) Dollars, then Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable; provided however, that the requirement of delivery of such opinion of Tenant's counsel may be waived by the Landlord upon prior written request of the Tenant, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent

(except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend, and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

     13.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Personal Property, insured with the kinds and amounts of insurance required pursuant to all Legal Requirements. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. The policies must name Landlord and Landlord's Mortgagee as an additional insured.

     13.2 NO SEPARATE INSURANCE. Tenant shall not, on Tenant's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Tenant, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                   ARTICLE XIV

     14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Landlord and held by Landlord in trust or, if such proceeds exceed $1,000,000, held in trust by a third party trustee and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Landlord from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Landlord nor Tenant is required or elects to repair and restore, all such insurance proceeds) shall be retained by Landlord free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Landlord. The parties agree that to the extent the Landlord's mortgage lender imposes terms which are different from the terms described herein, the terms of such Lender's Mortgage shall.

     14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

         14.2.1 DESTRUCTION: FACILITY RENDERED UNSUITABLE. If during the Lease Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for Its Intended Use, Tenant shall either (A) promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (B) offer to acquire the Leased Property from Landlord. In the event Landlord does not accept Tenant's offer to so purchase the Leased Property, Tenant may either withdraw its offer to purchase the Leased Property and proceed to restore the Facility to substantially the same condition as existed immediately before the damage or destruction or terminate the Lease and Landlord shall be entitled to retain the insurance proceeds. In the event Tenant performs such restoration of the facility, it shall be entitled to insurance proceeds paid in connection with the destruction up to the amount paid by Tenant for such restoration.

         14.2.2 DESTRUCTION: FACILITY NOT RENDERED UNSUITABLE. If during the Lease Term, the Leased Improvements, Personal Property and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in
Article XIII, but the Facility is not thereby rendered Unsuitable for its Intended Use, Tenant shall promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease.

         14.2.3 COSTS IN EXCESS OF PROCEEDS. If the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under Article XIII, Tenant shall be obligated to contribute any excess amounts needed to restore the Facility. Such difference shall be paid by Tenant to Landlord to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration unless this Lease shall terminate pursuant to this Article XIV.

     14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. If during the Lease Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Tenant shall restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

     14.4 ABATEMENT OF RENT. This Lease shall remain in full force and effect and Tenant's obligation to make rent payments and to pay all other charges required by this Lease shall remain unabated except to the extent provided otherwise in Section 5.2 above.

     14.5 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Facility which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

     15. CONDEMNATION.

     15.1 DEFINITIONS.

         15.1.1 CONDEMNATION. "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

         15.1.2 DATE OF TAKING. "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

         15.1.3 AWARD. "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

         15.1.4 CONDEMNOR. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Article XV.

     15.3 TOTAL TAKING. If the Leased Property is totally taken by condemnation, this Lease shall terminate on the Date of Taking.

     15.4 PARTIAL TAKING. If a portion of the Leased Property is taken by condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking. If as the result of any such partial taking by condemnation, this Lease is not terminated as provided above, Tenant shall be entitled to abatement of rent as provided in Section 5.2.

     15.5 RESTORATION. If there is a partial taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the award payable to Landlord, as provided herein.

     15.6 AWARD - DISTRIBUTION. The entire Award shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagees, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, the following:

         15.6.1 A sum attributable to the value, if any, of the leasehold interest of Tenant under this Lease, including, if any, relocation payments.

         15.6.2 Provided, however, that in any event Landlord shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater at the time of such Award of the fair market value of the Leased Property or the purchase price referred to in Exhibit 34.1.

     15.7 TEMPORARY TAKING. The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect except that the Minimum Rent shall be abated or reduced during such period of taking as provided in Section 5.2.

                                   ARTICLE XVI

     16.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") shall occur:

         16.1.1 EVENT OF DEFAULT. An Event of Default shall occur under this Lease, or

         16.1.2 PAYMENT DEFAULT. If Tenant shall fail to make payment of the Rent or other amounts payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of five
(5) business days after receipt by Tenant of notice thereof from Landlord, or

         16.1.3 NONPAYMENT DEFAULT. If Tenant shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of ten (10) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of ten (10) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, or

         16.1.4 BANKRUPTCY, INSOLVENCY. If Tenant shall:

               (i) admit in writing its inability to pay its debts generally as they become due,

               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

               (iii) make an assignment for the benefit of its creditors,

               (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

               (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

               (vi) if Tenant shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

         16.1.5 ASSIGNMENT, SUBLETTING. Assign, sublet or otherwise transfer this Lease or the Facility or Leased Property without Landlord's consent as required by Section 24 hereof.

         16.1.6 LIQUIDATION OR DISSOLUTION. If Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another corporation, unless the survivor of such merger or the purchaser of such assets shall assume all of Tenant's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Landlord, Landlord is provided an opinion of counsel, reasonably satisfactory to Landlord and addressed to Landlord stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), or

         16.1.7 ACTION AGAINST LEASEHOLD INTEREST. If the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or 30 days after receipt by Tenant of notice thereof from Landlord, (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

         16.1.8 DISCONTINUATION OF OPERATIONS. If, except as a result of damage, destruction or a partial or complete condemnation, Tenant voluntarily ceases operations on the Leased Property for a period in excess of one (1) day, or

         16.1.9 BREACH OF REPRESENTATIONS OR WARRANTIES. If any of the representations or warranties proves to be untrue when made in any material respect which materially and adversely affects Landlord, and which is not cured within ten (10) days after receipt by Tenant of notice from Landlord thereof, or, if not susceptible of being cured within the ten (10) days, Tenant has commenced to cure within ten (10) days after notice thereof and has thereafter diligently proceeded to cure such default in the representation or warranty.

         16.1.10 TERMINATION OF LICENSE: PENALTIES AND FINES. If Tenant receives any violation or noncompliance notices from any authority having jurisdiction over the Leased Property or the Facility, is threatened by such authority with loss of licensure or certification for the Facility, is fined or penalized by such authority or is threatened with the imposition at a fine or penalty by such authority, then, and in any such event, Landlord may terminate this Lease by giving Tenant not less than five (5) days' notice of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

         Tenant shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

     16.2 CERTAIN REMEDIES.

         16.2.1 REMEDIES AVAILABLE. If an Event of Default shall have occurred (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1 above) and be continuing, in addition to any other rights or remedies Landlord may have, Landlord shall have the option to exercise any one or more of the following remedies, it being agreed that pursuit of any remedy provided in this Lease shall not preclude pursuit of any other remedy or remedies herein provided or provided by law, and that any of such remedies may be pursued regardless of whether or not the Default continues to exist and whether or not Landlord accepts or has accepted Rent subsequent to the occurrence of such Default:

            (a) Terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender possession of the Leased Property to Landlord and Landlord may reenter and repossess the Leased Property, and, at Landlord's option, all personal property, fixtures and equipment in the Leased Property shall thereupon become the property of Landlord; and, in connection therewith, Landlord may use such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

            (b) With or without terminating this Lease, and without notice to Tenant, Landlord, at its option, exercisable in Landlord's sole discretion, may enter upon the Leased Premises, change the locks, and attempt to re-let the Leased Premises, without advertisement, by private negotiations and for any term and rental rate which Landlord in its sole discretion determines. Tenant shall not be liable to Landlord for the deficiency, if any, between all rent and other amounts due hereunder for the entire Term hereof and the Rent paid by the new lessee applicable to the remaining Term hereof (or any part thereof).

            (c) Pursue any and all other rights and remedies available at law or in equity.

         16.2.2 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any and all other rights and remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     16.3 WAIVER. If this Lease is terminated pursuant to Section 16.1, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.4 APPLICATION OF FUNDS. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State of Texas.

                                  ARTICLE XVII

     17. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Section 16.1, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

                    [ARTICLE XVIII INTENTIONALLY LEFT BLANK]

                                   ARTICLE XIX

                     [ARTICLE XIX INTENTIONALLY LEFT BLANK]

                                   ARTICLE XX

     20. HOLDING OVER. If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant at double the Rent provided for herein. During such period of month-to-month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased

Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                   ARTICLE XXI

                     [ARTICLE XXI INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXII

                     [ARTICLE XXII INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXIII

     23.1 INDEMNIFICATION OF LANDLORD. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, (f) any act, omission or negligence of Tenant, its agents, employees, invitees and others claiming by through or under Tenant. Any amounts which become payable by Tenant under this Section shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same subject to Landlord's prior written approval. To the extent Tenant makes payments to Landlord under this Article XXIII, Tenant shall become subrogated to the rights of Landlord for insurance proceeds. Nothing herein shall be construed as indemnifying Landlord against its own negligent acts or omissions or willful misconduct.

     23.2 INDEMNIFICATION OF TENANT. For the period prior to the Term of this Agreement, notwithstanding the existence of any insurance provided for in
Article XIII, and without regard to the policy limits of any such insurance, Landlord will protect, indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Tenant by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims occurring prior to the Term of this Agreement, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Landlord of the Leased Property occurring prior to the Term of this Agreement, (c) any Impositions (which are the obligations of Landlord to pay pursuant to the applicable provisions of this Lease) occurring prior to the Term of this Agreement, (d) any failure on the part of the Landlord to perform or comply with any of the terms of this Lease or any other agreement with Tenant, (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, occurring prior to the Term of this Agreement, (f) any act, omission or negligence of Landlord, its agents, employees, invitees and others claiming by through or under Landlord occurring prior to the Term of this Agreement, and (g) any matter raised in any regulatory survey by any federal or state agency concerning the Facility for the period prior to the Term of this Agreement. Any amounts which become payable by Landlord under this Section shall be paid within ten (10) days after liability therefor on the part of the Landlord is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Landlord, at is expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant or may compromise or otherwise dispose of the same as Landlord sees fit. To the extent Landlord makes payments to Tenant under this Article XXIII, Landlord shall become subrogated to the rights of Tenant for insurance proceeds. Nothing herein shall be construed as indemnifying Tenant against its own negligent acts or omissions or willful misconduct.

     23.3 SURVIVAL. Tenant's and Landlord's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.

                                  ARTICLE XXIV

     24. SUBLETTING AND ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion, and Landlord's Mortgagee, convey, pledge, mortgage, encumber or assign this Lease or any interest hereunder, whether voluntary or by operation of law, sublease the Leased Premises or any part thereof, or permit the use of the Leased Premises or any portion thereof by any party other than Tenant, including any affiliated entity of Tenant. Consent to any assignment or sublease shall not constitute a waiver of this provision with respect to any other assignment or sublease, and all later assignments or subleases shall be made likewise only with the prior written consent of Landlord and Landlord's Mortgagee. Any subtenant, assignee or successor of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no transfer, sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

                                   ARTICLE XXV

     25. OFFICER'S CERTIFICATES, FINANCIAL STATEMENTS, AND DISCLOSURES.

     25.1 ESTOPPEL CERTIFICATE. At any time and from time to time upon Tenant's receipt of not less than ten (10) days prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such certificate furnished pursuant to this Section may be relied upon by Landlord and any prospective purchaser of the Leased Property.

     25.2 FINANCIAL STATEMENTS. Tenant will furnish the following financial statements to Landlord:

               (i) Within 90 days after the end of each of Tenant's fiscal years, a copy of the audited (if available, otherwise unaudited) consolidated balance sheets of Tenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited consolidated (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in the financial position of Tenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved;

               (ii) Within 90 days after the end of each of Tenant's fiscal years, and together with the documents furnished in accordance with clause (i), an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Tenant is not in default in the performance or observance of any of the terms of this Lease, or if Tenant shall be in default to its knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

               (iii) Within 30 days after the end of each of Tenant's quarters, quarterly consolidated financial reports Tenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

               (iv) Within 90 days after the end of each of Tenant's fiscal years, a copy of each cost report filed with the appropriate governmental agency for each of the Facilities (and all amendments thereto whether contemporaneously or subsequently filed thereto);

     25.3 ADDITIONAL INFORMATION. Tenant shall furnish the following Additional Information to Landlord:

               (i) Within ten (10) days of receipt thereof, copies of all surveys (complaint, annual or otherwise), along with all accompanying letters, exhibits and information relating thereto and copies of any notices from any governmental agency relating to an investigation of Tenant's operations including without limitation HCFA, the OIG, the FBI, the State Medicated Fraud division, performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction thereto; and

               (ii) With reasonable promptness, such other information respecting the financial condition and affairs of Tenant and the Facility as Landlord may reasonably request from time to time; and

               (iii) Furnish to Landlord, within thirty (30) days of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Landlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program;

               (iv) The Landlord further reserves the right to require such other information relating to the financial affairs or operations of the Tenant and the Facility at such other times as Landlord shall reasonably require (including monthly or more frequently), and Tenant agrees to provide such information to Landlord within three (3) days from request. All financial statements must be in such form and detail as the Landlord shall from time to time reasonably request, provided, however, that Landlord will make reasonable efforts to use Tenant's existing forms of reports for all purposes.

                                  ARTICLE XXVI

     26. LANDLORD'S RIGHT TO INSPECT. Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations.

                                  ARTICLE XXVII

     27. NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

     28. REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

                                  ARTICLE XXIX

     29. ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

                                   ARTICLE XXX

                     [ARTICLE XXX INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXI

     31. CONVEYANCE BY LANDLORD. Landlord may convey, transfer or assign this Lease or the Leased Property without the Tenant's consent.


                                  ARTICLE XXXII


     32. QUIET ENJOYMENT. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.

                                 ARTICLE XXXIII

     33. NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

     33.1 NOTICE TO TENANT.

          if to Tenant:

          At:  25 Penncraft Avenue, Suite 312
               Chambersburg, PA 17201
               Attention: Carol A. Tschop

          with a copy to:

               Blank Rome Comisky & McCauley LLP
               One Logan Square
               Philadelphia, PA  19103
               Attention:  Harry D. Madonna, Esquire

     33.2 NOTICE TO LANDLORD:

          if to Landlord:

          At:  111 West Michigan Street
               Milwaukee, WI 53203-2903
               Attention: Vice President and General Counsel


          with a copy to:

               Quarles & Brady LLP
               411 East Wisconsin Avenue
               Milwaukee, WI 53202
               Attention: Hugh S. McManus

or to such other address as either party may hereafter designate, and shall be effective upon receipt.

                                  ARTICLE XXXIV

                    [ARTICLE XXXIV INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXV

     35.1 LANDLORD MAY GRANT LIENS. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 35.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty) and shall provide that it is subject to the rights of Tenant under this Lease, including the rights of Tenant to acquire the Leased Property pursuant to the applicable provisions of this Lease, except that Tenant's right of first refusal to purchase the Leased Property shall not be applicable upon a foreclosure sale or transfer in lieu thereof; provided, however, that any such purchaser or transferee shall take title subject to Tenant's rights to acquire the Leased Property. Any lender which takes an interest in the Leased Property pursuant to this Article (a) shall agree to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage, (b) shall agree to permit Tenant to cure any such default on Landlord's behalf within any applicable cure period, and Tenant shall be reimbursed by Landlord for any and all out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees), and (c) shall agree to permit Tenant to appear by its representative and to bid at any sale in foreclosure made with respect to any such mortgage.

     35.2 TENANT'S RIGHT TO CURE. Subject to the provisions of Section 35.3, if Landlord shall breach any covenant to be performed by it under this Lease, Tenant, after notice to and demand upon Landlord, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Tenant, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section 35.2 shall survive the termination of this Lease with respect to the Leased Property.

     35.3 BREACH BY LANDLORD. It shall be a breach of this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased Property), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                  ARTICLE XXXVI

     36. MISCELLANEOUS.

     36.1 SURVIVAL. MODIFICATION. SUCCESSORS AND ASSIGNS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any late charges or similar costs provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     36.2 EXCULPATION OF LANDLORD. Tenant specifically agrees to look solely to Landlord's interest in the Leased Property for recovery of any judgment from Landlord, it being specifically agreed that no shareholder, director, officer, member, partner, or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor).

     Furthermore, except as otherwise expressly provided herein, in no event shall Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

     36.3 EXCULPATION OF TENANT. Landlord specifically agrees to look solely to Tenant's interest in the Leased Property for recovery of any judgment from Tenant, it being specifically agreed that no shareholder, director, officer, manager, member, partner, or employee of Tenant shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Landlord. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Landlord might otherwise have to obtain injunctive relief against Tenant or Tenant's successors in interest, or any action not involving the personal liability of Tenant (original or successor).

     Furthermore, except as otherwise expressly provided herein, in no event shall Tenant (original or successor) ever be liable to Landlord for any indirect or consequential damages suffered by Landlord from whatever cause.

     36.4 TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Landlord's option, Tenant shall use its best efforts to transfer to Landlord or Landlord's nominee and Tenant shall cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or Landlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility;

provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee. Notwithstanding anything in this Lease or elsewhere to the contrary, under no circumstances shall Landlord be obligated to seek or effectuate such a transfer or application therefore.

     36.5 CAPTIONS. Titles, Captions and Notations appearing in this instrument are provided merely for ease of reference, and the parties hereto expressly acknowledge and agree that such notations and titles do not constitute a part of this Lease, have no legal effect whatsoever in determining the rights or obligations of the parties, and shall have no bearing upon the meaning or interpretation of this agreement or any portion of it.

     36.6 NON-WAIVER. The failure by Landlord, whether once or more, to act upon a specific breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition nor of any subsequent breach of the same or any other term, covenant or condition herein contained. Any subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant timely to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be specifically expressed in writing by Landlord.

     36.7 SEVERABILITY. ENTIRE AGREEMENT. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those which or to which such may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     Except for any exhibits, attachments, plats, or other documents as may be affixed hereto, made a part hereof, and properly identified herewith, this Lease constitutes the entire contract between the parties, and shall not be otherwise affected by any other purported undertaking whether written or oral.

     36.8 TIME OF ESSENCE. Time shall be deemed to be of the essence with respect to all provisions of this Lease including without limitation all provisions relating to the payment of Rent, Impositions, Additional Charges, Additional Rent, and payments to third parties required to be made by the Tenant in order to comply with the provisions of this Lease. The fact that the phrase "time shall be deemed of the essence" or language of similar import has not been included in every section relating to the payment or performance of obligations shall not be deemed or construed to indicate that the parties did not intend to have time be deemed of the essence with respect to such payment or performance.

     36.9 COLLECTION OF RENT. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Rent and all other amounts due Landlord in accordance with the terms of this Lease.

     36.10 REMEDIES CUMULATIVE. All rights, powers, privileges and remedies conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

     36.11 GOVERNING LAW. The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease, but not including its conflict of laws rules.

     36.12 AUTHORITY OF PARTIES. If Tenant signs as an entity, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Lease and that each person signing on behalf of such entity is authorized to do so.

     36.13 TRANSFER OF LANDLORD'S INTEREST. Nothing herein shall in any way prohibit or restrict Landlord from conveying all or a portion of its right, title and interest in the Leased Premises and to this Lease to a third party or to an affiliate of Landlord. Upon any transfer of Landlord's interest in the Leased Premises and in this Lease to a third party or affiliate of Landlord, such transferee shall become "Landlord" hereunder and the transferor Landlord shall have no further obligations hereunder.

     36.14 NO PARTNERSHIP OR JOINT VENTURE. This Lease shall not be considered in any manner a partnership agreement joint venture between Landlord and Tenant.


                                 ARTICLE XXXVII

     37. ATTORNMENT: SUBORDINATION.

     37.1 TENANT SUBORDINATION. Tenant accepts this Lease subject and subordinate to any Mortgage, Deed of Trust, Deed to Secure Debt or any other hypothecation or security now or hereafter placed upon the Leased Premises (any such instrument hereinafter called a "Mortgage") and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any holder of a Mortgage (herein "Landlord's Mortgagee") shall elect to have this Lease prior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage, whether this Lease is dated prior or subsequent to the date of said Mortgage, or the date of recording thereof.

     37.2 ESTOPPEL AGREEMENT. Although the provisions of this Article 37 shall be self-operative, Tenant agrees, upon request of Landlord or Landlord's Mortgagee, to execute any estoppel certificates and other documents required to effectuate any attornment, subordination or to make this Lease prior to the lien of any Mortgage. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant's attorney-in-fact.

     37.3 ATTORNEY IN FACT APPOINTMENT. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Article 37 such power of attorney being coupled with an interest.

     37.4 TENANT ATTORNMENT. If by reason of a default under the Mortgage upon the Leased Premises, the interest of Landlord in the Leased Premises is terminated, the Tenant will attorn to Landlord's Mortgagee at Landlord's mortgagee's sole option (or to any person or entity to which the Leased Premises is conveyed by such holder) and will recognize such holder, person or entity as Tenant's landlord under this Lease. Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Leased Premises in the event any proceeding is brought by Landlord's Mortgagee to terminate the interest of the Landlord in the Leased Premises, and agrees that this Lease shall not be affected in any way whatsoever by such proceeding.

     37.5 NOTICE OF DEFAULT TO LANDLORD'S MORTGAGES. If the Landlord defaults under this Lease, Tenant, before taking advantage of any rights or remedies granted to Tenant or by law, shall notify in writing, certified mail, return receipt requested, any Landlord's Mortgagee which holds a Mortgage and who has requested Tenant so to do and given Tenant its mailing address and Tenant shall allow Landlord's Mortgagee, at Landlord's Mortgagee's sole option, ten (10) days following receipt of such notice (plus any additional time that may be reasonably necessary) within which to cure such default. The time given to Landlord's Mortgagee to cure Landlord's default shall not run concurrently with any time granted to Landlord to cure such default, but shall run form the later of Landlord's Mortgagee's receipt of notice from Tenant of Landlord's default or the expiration of the time period, if any, given to Landlord to cure such default. Landlord's Mortgagee may, but shall not be obligated to, cure such default, and Tenant shall accept any such cure by Landlord's Mortgagee.

                                 ARTICLE XXXVIII

     38. RE-ENTRY DURING TERM. Landlord, its agents, officers or assigns, and Landlord's Mortgagee, shall have the right to enter the Leased Premises upon reasonable prior notice except in emergencies during normal working hours throughout the term of the Lease for the following purposes: inspecting the general condition and state of repair of the Leased Property; showing the Leased Property to any interested party; taking any emergency action which Landlord deems necessary to protect the Leased Property; inspecting the Leased Property as required by governmental agencies or insurance companies; or for any other reasonable purposes. Landlord's right of re-entry and right to inspect the Leased Property shall be subject to the privacy rights of residents and regulations pertaining to confidentiality of resident records.

                                  ARTICLE XXXIX

                    [ARTICLE XXXIX INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXX

     40. HEALTHCARE LICENSING, SURVEYS, COMPLIANCE NOTICES. Tenant shall give Landlord prompt written notice of (a) any notice of loss of Joint Commission or Accreditation of Healthcare Organizations accreditation, loss of participation under any material reimbursement program or loss of applicable and material health care licenses at the Facility and (b) any other material deficiency notice, compliance order of adverse report issued by any governmental authority or accreditation commission having jurisdiction over licensing, accreditation or operation of the Facility or by any governmental authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, would be reasonably likely to result in a material adverse effect on Tenant.

                                  ARTICLE XXXXI

     41. RIGHT OF FIRST REFUSAL. If at any time during the Term of this Lease Landlord , or any of its affiliated entities, shall receive an offer to sell the Leased Property, or to enter into a lease of the Leased Property, Tenant shall have a Right of First Refusal to purchase the Leased Premises or to renew this Lease on the same terms and conditions as are offered to the Landlord or any of its affiliates in such Offer to Purchase or Lease. Upon Landlord's notifications of an offer to purchase or lease of the Leased Property, Landlord shall, within ten (10) days of such notice, give written notice to Tenant of the proposed terms and conditions. Tenant shall have fifteen (15) days after written notification from the Landlord to advise Landlord of its intentions to purchase the Leased Premises or renew the Lease. In the event Tenant determines not to exercise its Right of First Refusal, Landlord shall be free to sell the Leased Premises or lease the Leased Property to the other party on the same terms and conditions as set forth in the notice provided to Tenant. In the event that the terms and conditions of the proposed purchase or lease are changed, Landlord shall advise Tenant in writing of the proposed changes and Tenant shall have another fifteen (15) days in which to make a determination as to whether to exercise its Right of First Refusal. In the event the Tenant notifies the Landlord that the Tenant shall purchase the Leased Property pursuant to its Right of First Refusal the closing of such purchase shall take place within 120 days from the receipt of such written notice from the Tenant.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.


Landlord:                                      Tenant:
Extendicare Health Facilities, Inc.            Senior Health-Alamo, LLC

By:   /s/  Richard L. Bertrand
    -----------------------------------
      Richard L. Bertrand
      Its: Senior Vice President

State of Wisconsin                             By:  /s/  Carol A. Tschop
County of Milwaukee                               -----------------------
                                               Carol A. Tschop
                                               Its:  President


The foregoing instrument was acknowledged
before me this 25th day of September, 2001
by Richard L. Bertrand as the Senior           State of Pennsylvania
                                               County of Philadelphia
Vice-President of Extendicare Health
Facilities, Inc.

By:   /s/  Sonja Vujatovic                     The foregoing instrument was
    --------------------------------           acknowledged before me this 26th
      Notary Public, State of Wisconsin        day of September, 2001 by
      My commission expires 11-2-2003.         Carol A. Tschop as the President
                                               of
                                                  -----------------------------,
                                               on behalf of the corporation.



                                               By   /s/  Dorothy L. Wydra
                                                  ------------------------------
                                                    Notary Public, State of
                                                    Pennsylvania
                                                    My commission (is permanent)
                                                    (expires on 10-31-02)


   [Notarial Seal]                                       [Notarial Seal]

                                   EXHIBIT 1.1

                                       TO

                   LEASE AGREEMENT DATED AS OF OCTOBER 1, 2001
                                     BETWEEN

                  EXTENDICARE HEALTH FACILITIES, INC., LANDLORD
                                       AND

                        SENIOR HEALTH-ALAMO, LLC, TENANT


                                LEGAL DESCRIPTION

                                 EXHIBIT 16.1.1

                                       TO

                   LEASE AGREEMENT DATED AS OF OCTOBER 1, 2001
                                     BETWEEN

                 EXTENDICARE HEALTH FACILITIES, INC.,, LANDLORD
                                       AND

                        SENIOR HEALTH-ALAMO, LLC, TENANT


                        OTHER TEXAS LEASES AND SUBLEASES

                                 OPERATING LEASE

                       EXTENDICARE HEALTH FACILITIES, INC.

                                    Landlord

                                      AND

                           SENIOR HEALTH-BREMOND, LLC

                                     Tenant

                           Dated as of October 1, 2001









                                       -----------------------------------------
                                       FACILITY:

                                       BREMOND NURSING AND REHABILITATION CENTER
                                       200 SOUTH MAIN
                                       BREMOND TX  76629
                                       -----------------------------------------

                                TABLE OF CONTENTS

Article                                                                                                        Page
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
LIST OF EXHIBITS................................................................................................vii

LEASE.............................................................................................................1

ARTICLE I.........................................................................................................1
         1.       Leased Property; Term...........................................................................1
         1.1      Land............................................................................................1
         1.2      Leased Improvements.............................................................................1
         1.3      Related Rights..................................................................................1
         1.4      Fixtures........................................................................................1
         1.5      Personal Property...............................................................................1

ARTICLE II........................................................................................................2
         2.       Definitions.....................................................................................2
         2.1      Additional Charges..............................................................................2
         2.2      Affiliate.......................................................................................2
         2.3      Award...........................................................................................2
         2.4      Business Day....................................................................................2
         2.5      Commencement Date...............................................................................2
         2.6      Condemnation, Condemnor.........................................................................3
         2.7      Date of Taking..................................................................................3
         2.8      Encumbrance.....................................................................................3
         2.9      Event of Default................................................................................3
         2.10     Facility........................................................................................3
         2.11     Facility Mortgage...............................................................................3
         2.12     Facility Mortgagee..............................................................................3
         2.13     Fixtures........................................................................................3
         2.14     Impositions.....................................................................................3
         2.15     Insurance Requirements..........................................................................4
         2.16     Intended Use....................................................................................4
         2.17     Land............................................................................................4
         2.18     Landlord........................................................................................4
         2.19     Lease...........................................................................................4
         2.19A    Lease Year......................................................................................4
         2.20     Leased Improvements; Leased Property............................................................4
         2.21     Legal Requirements..............................................................................4
         2.22     [Intentionally Left Blank]......................................................................4
         2.23     Officer's Certificate...........................................................................4
         2.24     Overdue Rate....................................................................................4
         2.25     Payment Date....................................................................................4

Article                                                                                                        Page
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
         2.26     Personal Property...............................................................................5
         2.27     Prime Rate......................................................................................5
         2.28     Rent............................................................................................5
         2.29     Taking..........................................................................................5
         2.30     Tenant..........................................................................................5
         2.31     Term............................................................................................5
         2.32     Unavoidable Delays..............................................................................5
         2.33     Unsuitable For Its Intended Use.................................................................5
         2.34     Use.............................................................................................5

ARTICLE III.......................................................................................................5
         3.1      Rent and Additional Charges.....................................................................5
                  3.1.1    Rent...................................................................................5
                  3.1.2    Additional Charges.....................................................................6
         3.2      Net Lease.......................................................................................6

ARTICLE IV........................................................................................................6
         4.1      Payment of Impositions..........................................................................6
         4.2      Notice of Impositions...........................................................................7
         4.3      Adjustment of Impositions.......................................................................7
         4.4      Utility Charges.................................................................................7
         4.5      Insurance Premiums..............................................................................8

ARTICLE V.........................................................................................................8
         5.1      No Termination, Abatement.......................................................................8
         5.2      Abatement Procedures............................................................................8

ARTICLE VI........................................................................................................8
         6.1      Ownership of the Leased Property................................................................8
         6.2      Personal Property...............................................................................8
         6.3      Transfer of Personal Property to Landlord.......................................................9
         6.4      Purchases of Personal Property by Tenant........................................................9

ARTICLE VII.......................................................................................................9
         7.1      Condition of the Leased Property................................................................9
         7.2      Use of the Leased Property......................................................................9
                  7.2.1    Approvals, Licenses, Certifications....................................................9
                  7.2.2    Use As Licensed Skilled Nursing Facility..............................................10
                  7.2.3    Waste.................................................................................10
                  7.2.4    Adverse Use...........................................................................10
                  7.2.5    Environmental Compliance..............................................................10

ARTICLE VIII.....................................................................................................11
         8.1      Compliance with Legal and Insurance Requirements, Instruments..................................11
         8.2      Legal Requirement Covenants....................................................................12

Article                                                                                                        Page
-------                                                                                                        ----
ARTICLE IX.......................................................................................................12
         9.1      Maintenance and Repair.........................................................................12
                  9.1.1    Maintenance and Repair................................................................12
                  9.1.2    Landlord's Obligations................................................................12
                  9.1.3    Contractors.  Liens...................................................................13
                  9.1.4    Condition Upon Surrender..............................................................13
         9.2      Encroachments and Restrictions.................................................................13

ARTICLE X........................................................................................................14
         10.      Construction of Capital Additions to the Leased Property.......................................14

ARTICLE XI.......................................................................................................14
         11.      Liens..........................................................................................14

ARTICLE XII......................................................................................................14
         12.      Permitted Contests.............................................................................14

ARTICLE XIII.....................................................................................................15
         13.1     General Insurance Requirements.................................................................15
         13.2     No Separate Insurance..........................................................................15

ARTICLE XIV......................................................................................................15
         14.1     Insurance Proceeds.............................................................................15
         14.2     Reconstruction in the Event of Damage or Destruction Covered by
                  Insurance......................................................................................16
                  14.2.1   Destruction:  Facility Rendered Unsuitable............................................16
                  14.2.2   Destruction:  Facility Not Rendered Unsuitable........................................16
                  14.2.3   Costs in Excess of Proceeds...........................................................16
         14.3     Reconstruction in the Event of Damage or Destruction Not Covered by
                  Insurance......................................................................................16
         14.4     Abatement of Rent..............................................................................17
         14.5     Waiver.........................................................................................17

ARTICLE XV.......................................................................................................17
         15.      Condemnation...................................................................................17
         15.1     Definitions....................................................................................17
                  15.1.1   Condemnation..........................................................................17
                  15.1.2   Date of Taking........................................................................17
                  15.1.3   Award.................................................................................17
                  15.1.4   Condemnor.............................................................................17
         15.2     Parties' Rights and Obligations................................................................17
         15.3     Total Taking...................................................................................17
         15.4     Partial Taking.................................................................................17
         15.5     Restoration....................................................................................17

Article                                                                                                        Page
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
         15.6     Award--Distribution............................................................................18
                  15.6.1.........................................................................................18
                  15.6.2   18
         15.7     Temporary Taking...............................................................................18

ARTICLE XVI......................................................................................................18
         16.1     Events of Default..............................................................................18
                  16.1.1   Event of Default......................................................................18
                  16.1.2   Payment Default.......................................................................18
                  16.1.3   Nonpayment Default....................................................................18
                  16.1.4   Bankruptcy, Insolvency................................................................18
                  16.1.5   Assignment, Subletting................................................................19
                  16.1.6   Liquidation or Dissolution............................................................19
                  16.1.7   Action Against Leasehold Interest.....................................................19
                  16.1.8   Discontinuation of Operations.........................................................19
                  16.1.9   Breach of Representations or Warranties...............................................19
                  16.1.10  Termination of License:  Penalties and Fines..........................................20
         16.2     Certain Remedies...............................................................................20
                  16.2.1   Remedies Available....................................................................20
                  16.2.2.........................................................................................21
         16.3     Waiver.........................................................................................21
         16.4     Application of Funds...........................................................................21

ARTICLE XVII.....................................................................................................21
         17.      Landlord's Right to Cure Tenant's Default......................................................21

ARTICLE XVIII [ARTICLE XVIII INTENTIONALLY LEFT BLANK]...........................................................21

ARTICLE XIX [ARTICLE XIX INTENTIONALLY LEFT BLANK]...............................................................21

ARTICLE XX.......................................................................................................22
         20.  Holding Over.......................................................................................22

ARTICLE XXI [ARTICLE XXI INTENTIONALLY LEFT BLANK]...............................................................22

ARTICLE XXII [ARTICLE XXII INTENTIONALLY LEFT BLANK].............................................................22

ARTICLE XXIII....................................................................................................22
         23.1     Indemnification of Landlord....................................................................22
         23.2     Indemnification of Tenant......................................................................23
         23.3     Survival.......................................................................................23

ARTICLE XXIV.....................................................................................................23
         24.      Subletting and Assignment......................................................................23

Article                                                                                                        Page
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
ARTICLE XXV......................................................................................................24
         25.      Officer's Certificates, Financial Statements, and Disclosures..................................24
         25.1     Estoppel Certificate...........................................................................24
         25.2     Financial Statements...........................................................................24
         25.3     Additional Information.........................................................................25

ARTICLE XXVI.....................................................................................................25
         26.      Landlord's Right to Inspect....................................................................25

ARTICLE XXVII....................................................................................................26
         27.      No Waiver......................................................................................26

ARTICLE XXVIII...................................................................................................26
         28.      Remedies Cumulative............................................................................26

ARTICLE XXIX.....................................................................................................26
         29.      Acceptance of Surrender........................................................................26

ARTICLE XXX [ARTICLE XXX INTENTIONALLY LEFT BLANK]...............................................................26

ARTICLE XXXI.....................................................................................................26
         31.      Conveyance by Landlord.........................................................................26

ARTICLE XXXII....................................................................................................26
         32.      Quiet Enjoyment................................................................................26

ARTICLE XXXIII...................................................................................................27
         33.      Notices........................................................................................27
         33.1     Notice To Tenant...............................................................................27
         33.2     Notice To Landlord.............................................................................27

ARTICLE XXXIV [ARTICLE XXXIV INTENTIONALLY LEFT BLANK]...........................................................28

ARTICLE XXXV.....................................................................................................28
         35.1     Landlord May Grant Liens.......................................................................28
         35.2     Tenant's Right to Cure.........................................................................28
         35.3     Breach by Landlord.............................................................................29

ARTICLE XXXVI....................................................................................................29
         36.      Miscellaneous..................................................................................29
         36.1     Survival.  Modification.  Successors and Assigns...............................................29
         36.2     Exculpation of Landlord........................................................................29
         36.3     Exculpation of Tenant..........................................................................29
         36.4     Transfers of Licenses Upon Termination.........................................................30
         36.5     Captions.......................................................................................30

Article                                                                                                        Page
-------                                                                                                        ----
         36.6     Non-Waiver.....................................................................................30
         36.7     Severability.  Entire Agreement................................................................30
         36.8     Time of Essence................................................................................31
         36.9     Collection of Rent.............................................................................31
         36.10    Remedies Cumulative............................................................................31
         36.11    Governing Law..................................................................................31
         36.12    Authority of Parties...........................................................................31
         36.13    Transfer of Landlord's Interest................................................................31
         36.14    No Partnership or Joint Venture................................................................31

ARTICLE XXXVII...................................................................................................31
         37.      Attornment:  Subordination.....................................................................31
         37.1     Tenant Subordination...........................................................................31
         37.2     Estoppel Agreement.............................................................................32
         37.3     Attorney In Fact Appointment...................................................................32
         37.4     Tenant Attornment..............................................................................32
         37.5     Notice of Default to Landlord's Mortgages......................................................32

ARTICLE XXXVIII..................................................................................................32
         38.      Re-Entry During Term...........................................................................32

ARTICLE XXXIX [ARTICLE XXXIX INTENTIONALLY LEFT BLANK]...........................................................33

ARTICLE XXXX.....................................................................................................33
         40.      Healthcare Licensing, Surveys, Compliance Notices..............................................33

ARTICLE XXXXI....................................................................................................33
         41.      Right of First Refusal.........................................................................33

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                                      vii

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                                      viii
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                                       ix


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                                       x



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                                LIST OF EXHIBITS
                                ----------------


Exhibit 1.1         Legal Description

Exhibit 16.1.1      Other Texas Leases and Subleases

                                     LEASE

         THIS LEASE ("Lease") is dated as of October 1, 2001, and is between Extendicare Health Facilities, Inc., a Wisconsin corporation, 111 West Michigan Street, Milwaukee, WI 53203 ("Landlord"), a Texas limited liability company, and Senior Health-Bremond, LLC, ("Tenant"), a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 1720l.

                                    ARTICLE I

     1.   LEASED PROPERTY; TERM.

     Upon and subject to the terms and conditions hereinafter set forth, Landlord hereby rents and leases to Tenant and Tenant hereby rents and leases from Landlord all of Landlord's rights and interest in and to the following real and personal property (collectively, the "Leased Property"):

     1.1 LAND. The real property described in Exhibit 1.1 attached hereto (the "Land");

     1.2 LEASED IMPROVEMENTS. All buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively the "Leased Improvements");

     1.3 RELATED RIGHTS. All easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively the "Related Rights");

     1.4 FIXTURES. All permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Personal Property as defined below (collectively the "Fixtures");

     1.5 PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, movable walls or partitions, trade fixtures or other tangible personal property, used or useful in Tenant's business on the Leased Property, including without limitation all items of furniture, furnishings, equipment, together with all replacements, modifications, alterations, and additions thereto including without limitation any and all replacements and additions of personal property made by Tenant during the term at Tenant's cost and expense except items, if any, included within the definition of Fixtures but excluding (a) any Personal Property which is being leased by the Tenant pursuant to an Equipment Lease as defined below (b) cash and equivalents, (c) manuals, forms or related documents containing information proprietary to Landlord, including, without limitation, operational, nursing, administrative, policy/procedure and other similar manuals, and (d) any and all software programs, systems, methods, functions and documentation relating thereto ("Software Programs") which have been developed by Landlord or Landlord's affiliated companies including without limitation Virtual Care Provider, Inc. and any Software Programs which are owned by third-party vendors and have been licensed to Landlord or Landlord's affiliated companies (collectively the "Personal Property");

To have and to hold for a term of five (5) years (the "Term") commencing on October 1, 2001 (the "Commencement Date") and ending at11:59 p.m. on September 30, 2006 (the "Expiration Date"), unless this Lease is sooner terminated as hereinafter provided.

                                   ARTICLE II

     2. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     2.1  ADDITIONAL CHARGES: As defined in Article III.

     2.2 AFFILIATE: When used with respect to any corporation, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests, membership interests or other equity interests.

     2.3  AWARD: As defined in Article XV.

     2.4 BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks are authorized, or obligated, by law or executive order, to close.

     2.5  COMMENCEMENT DATE: As defined in Article I.

     2.6  CONDEMNATION, CONDEMNOR: As defined in Article XV.

     2.7  DATE OF TAKING: As defined in Article XV.

     2.8  ENCUMBRANCE: As defined in Article XXXVI.

     2.9  EVENT OF DEFAULT: As defined in Article XVI.

     2.10 FACILITY: The skilled nursing facility currently operated on the Leased Property generally described as Bremond Nursing and Rehabilitation Center, a duly licensed 90 bed skilled nursing facility which beds are all currently licensed and useable.

     2.11 FACILITY MORTGAGE: As defined in Article XIII.

     2.12 FACILITY MORTGAGEE: As defined in Article XIII.

     2.13 FIXTURES: As defined in Article I.

     2.14 IMPOSITIONS: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Landlord, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent or Additional Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Tenant to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other person or (2) any transfer, or net revenue tax of Landlord or any other person or (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof, or (4), except as expressly provided elsewhere in this Lease, any principal or interest on any assumed indebtedness on the Leased Property, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     2.15 INSURANCE REQUIREMENTS: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     2.16 INTENDED USE: As defined in Section 7.2.2 below

     2.17 LAND: As defined in Article I.

     2.18 LANDLORD: As defined in the Preamble.

     2.19 LEASE: As defined in the Preamble.

     2.19A LEASE YEAR: "Lease Year" shall mean a consecutive 12 calendar month period commencing on the Commencement Date of this Lease and ending on the day immediately preceding the anniversary of said Commencement Date. In the event that the Commencement Date is not the first day of a month, the Lease Year shall include the period from the Commencement Date through the end of the month in which the Commencement Date occurs and for that Lease Year the Lease Year shall be a 12 consecutive month period plus the additional period from the Commencement Date to the end of the month in which the Commencement Date occurs.

     2.20 LEASED IMPROVEMENTS; LEASED PROPERTY: Each as defined in Article I.

     2.21 LEGAL REQUIREMENTS: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property, the construction, use or alteration thereof, or the ownership and/or operation of the Facility as a skilled nursing facility and any related services whether now or hereafter enacted and in force, including without limitation any and all laws relating to the licensure of the Facility as a skilled nursing facility and the certification of the Facility under the Medicare and State Medicaid programs, including any which may (i) require repairs, modifications or alterations in or to the Leased Property or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property (collectively hereafter the "Laws").

     2.22 [INTENTIONALLY LEFT BLANK].

     2.23 OFFICER'S CERTIFICATE: A certificate of Tenant signed by an officer authorized to so sign by the board of directors or by-laws.

     2.24 OVERDUE RATE: On any date, a rate equal to 4% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

     2.25 PAYMENT DATE: Any due date for the payment of the installments of Rent, Additional Charges or any other sums payable under this Lease.

     2.26 PERSONAL PROPERTY: As defined in Article I.

     2.27 PRIME RATE: On any date, a rate equal to the annual rate on such date announced by Bank of America, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing.

     2.28 RENT: The amounts described in Article III.

     2.29 TAKING: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     2.30 TENANT: As defined in the Preamble.

     2.31 TERM: As defined in Article I.

     2.32 UNAVOIDABLE DELAYS: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease or any guaranty of this Lease.

     2.33 UNSUITABLE FOR ITS INTENDED USE: A state or condition of the Facility such that by reason of damage or destruction, or a partial taking by condemnation, in the good faith judgment of Landlord and Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Intended Use taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or partial taking.

     2.34 USE: As defined in 7.2.2.

                                   ARTICLE III

     3.1 RENT AND ADDITIONAL CHARGES. Tenant will pay to Landlord or directly to the appropriate entity in the case of Impositions and Additional Charges in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Landlord's address set forth above or at such other place or to such other person, firms or corporations as Landlord from time to time may designate in writing, Rent (as defined below), and Additional Charges (as defined below) during the Term, as follows:

         3.1.1 RENT. The Tenant hereby covenants and agrees to pay to the Landlord, without any deduction or setoff whatsoever and without any demand or notice, the fixed annual rent (subject to annual adjustments described below) in the amount of Two Hundred Eighteen Thousand Dollars ($218,000) ("Annual Rent"). The Fixed Annual Rent shall be paid in equal consecutive monthly installments of Eighteen Thousand One Hundred Sixty-Seven Dollars ($18,167), in advance on or before the fifth day of each month, time being of the essence ("Monthly Rent"). The Monthly Rent shall be adjusted with any adjustment to the Annual Rent. All payments shall be made to Landlord at the address set forth in the notice section hereof or at such other place as the Landlord may designate from time to time in writing. In the event that the first and last months of the Term are not full calendar months, the Monthly Rent for such months shall be prorated.

         The Annual Rent shall be increased on the anniversary date of each year during the Term of this Lease by an amount equal to the percentage increase, if any, in the average Medicaid per diem received by the Facility since the Commencement Date of the Lease and, thereafter, by the average Medicaid per diem received by the Facility since the date of the last Annual Rent increase. The increases shall be set forth in an Addendum to the Lease.

         3.1.2 ADDITIONAL CHARGES. In addition to the Rent, (1) Tenant will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including without limitation all Impositions and charges, costs and expenses described in Section 2.22, plus sales tax, and (2) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (1) above, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Rent. If any installment of Rent, or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within three (3) Business Days after its due date, Tenant will pay Landlord on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

     3.2 NET LEASE. The Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of Rent and Additional Charges throughout the Term. It is the express intent of the Landlord and Tenant that each and every cost and expense of using, operating, maintaining or holding any interest in the Leased Property (except any federal, state, or local taxes payable by Landlord on the Rent received by Landlord from its leasing of the Leased Property) be Tenant's sole cost and responsibility whether foreseen or unforeseen, ordinary or extraordinary.

                                   ARTICLE IV

     4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will simultaneously with such payment, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Tenant's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Landlord's net income, gross receipts, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article XVI. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Billings for reimbursement by Tenant to Landlord of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

     4.2 NOTICE OF IMPOSITIONS. Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions.

     4.3 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

     4.4 UTILITY CHARGES. Tenant will pay or cause to be paid all charges for electricity, power, gas, oil, water and all other utilities used in the Leased Property during the Term.

     4.5 INSURANCE PREMIUMS. Tenant will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                                    ARTICLE V

     5.1 NO TERMINATION, ABATEMENT. Except as otherwise specifically provided in this Lease, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (d) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.

     5.2  ABATEMENT PROCEDURES. In the event of a partial taking as described in
Section 15.4, temporary taking as described in Section 15.7, or damage to or destruction of the Leased Property as described in Sections 14.2 and 14.3, which taking, damage or destruction does not render the Leased Property Unsuitable for its Primary Intended Use, the Lease shall not terminate, but the Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of usable beds affected by such partial taking or damage or destruction.

                                   ARTICLE VI

     6.1 OWNERSHIP OF THE LEASED PROPERTY. Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2 PERSONAL PROPERTY. After the Commencement of this Lease, Tenant may (and shall as provided herein below), at its expense, install, affix, assemble or place on any portion of the Land or in any of the Leased Improvements, any items of personal property (for purposes of this Article VI the "New Personal Property"; as used in any other Article of this Lease, Personal Property includes all personal property, including New Personal Property), and such New Personal Property and replacements thereof, shall be at all times the property of Tenant, free and clear of all liens subject to Landlord's rights set forth in
Section 6.3 hereof. Tenant shall provide and maintain during the entire Lease Term all Personal Property and New Personal Property, including, without limitation, all personal property necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Intended Use. Upon expiration or termination of the Lease, Tenant will, at its expense, restore the Leased Property to the condition required by Section 9.1.4.

     6.3 TRANSFER OF PERSONAL PROPERTY TO LANDLORD. Upon the expiration or earlier termination of this Lease, all Personal Property including New Personal Property shall become the property of Landlord, if not already owned by Landlord, and Tenant shall execute all documents and take any actions reasonably necessary to evidence such ownership.

     6.4 PURCHASES OF PERSONAL PROPERTY BY TENANT. Nothing in this Lease shall prohibit Tenant from purchasing or leasing personal property for use in the Facility subject to Landlord's prior written approval. In such event such personal property shall be deemed New Personal Property.

                                   ARTICLE VII

     7.1 CONDITION OF THE LEASED PROPERTY. Tenant acknowledges receipt and delivery of possession of the Leased Property and that Tenant has examined and otherwise has full knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing the Leased Property "AS IS" in its present condition. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property. Landlord MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO TENANT.

     7.2  USE OF THE LEASED PROPERTY.

         7.2.1 APPROVALS, LICENSES, CERTIFICATIONS. Landlord represents that it has full power and authority to lease the Leased Property subject to the fulfillment of any conditions precedent set forth herein and subject to compliance by the Tenant with Tenant's obligations set forth herein. Tenant covenants that it will proceed with all due diligence and will obtain prior to the Commencement Date and maintain throughout the Term all approvals, licenses, certifications and accreditations needed to use and operate the Leased Property and the Facility under applicable local, state and federal law, including but not limited to Laws relating to the licensure of the Facility and Medicare and/or Medicaid certification for its Intended Use (defined below). Tenant shall, within 48 hours of receipt, forward to the Landlord a complete and legible copy of any and all violation(s), or noncompliance notice(s), surveys, deficiencies, and other notices from licensing, certification, accreditation, and government agencies and insurance carriers relating to the Leased Property. Tenant shall immediately correct any and all matters set forth in such notice(s) and provide Landlord with copies of any plans of correction, letters and documentation relating to such correction and any other information requested by Landlord.

         7.2.2 USE AS LICENSED SKILLED NURSING FACILITY. After the Commencement Date and during the entire Term, Tenant shall use the Leased Property and the improvements thereon solely as a licensed skilled nursing facility and for no other use or purpose ("Intended Use" or "Use"). Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply in all material respects with all Legal Requirements applicable to the possession and use of the Leased Property for its Intended Use as a nursing facility with the number of licensed beds described herein.

         Tenant covenants and agrees that during the Term it shall operate continuously the Leased Property as a duly licensed and certified skilled nursing facility and to maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility. Tenant covenants and agrees to take any and all actions, at tenant's sole cost and expense, to maintain the Facility during the Term as a duly licensed Facility for the number of beds, the licenses, certifications, and accreditations in effect or retroactive to the Commencement Date and upon expiration or earlier termination to deliver the Leased Property to Landlord fully licensed, certified and accredited asa skilled nursing facility duly licensed for the number of beds as of the Commencement Date and certified for participation in the Medicare and Medicaid programs. Upon termination of this Lease for any reason, Tenant will return the Leased Property including without limitation the Facility and all operations conducted at the Facility qualified and sufficient for licensing by all governmental agencies having jurisdiction over the Facility as a skilled care nursing facility. The Leased Property shall be surrendered in good, operable order, condition and repair. Tenant shall cooperate to assure that the Facility is turned over to the Landlord or the Landlord's designee in condition suitable to have the operations at the Facility continue without disruption as a skilled care nursing facility duly licensed and certified by the Medicare and Medicaid programs.

         7.2.3 WASTE. Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon.

         7.2.4 ADVERSE USE. Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition, or Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

         7.2.5 ENVIRONMENTAL COMPLIANCE. (i) Tenant hereby agrees that as a material inducement to Landlord entering into this Lease, Tenant covenants that Tenant shall not cause or permit any "hazardous substance" (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Leased Property or any part thereof and neither the Leased Property, nor any part thereof shall ever be used as a dump site or a storage site (whether permanent or temporary) for any hazardous substance during the term of this Lease.

                           (ii) Tenant hereby agrees, to indemnify Landlord and
                  Landlord's Mortgagee
                  and hold Landlord and Landlords Mortgagee harmless from and against any and all losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord or Landlord's Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from the Leased Property of any hazardous substance, including, without limitation, any losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "super fund" or "super lien" laws or other statute, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including, without limitation, strict liability, or standards of conduct concerning any hazardous substance.

                           (iii) For purposes of this Lease, hazardous
                  substances shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at anytime hereafter in effect other than those elements or compounds which are not present on the Leased Property in such amounts and/or quantities so as to be a regulated element or compound by the EPA or any other federal, state or local government entity.

                                  ARTICLE VIII

     8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS. Subject to Article XII regarding permitted contests, Tenant, at its expense, will promptly (a) comply with all Laws, Legal Requirements and Insurance Requirements in respect of the Intended Use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, conditions of participation, accreditation standards and other authorizations required for Intended Use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation any capital additions.

     8.2 LEGAL REQUIREMENT COVENANTS. Tenant covenants and agrees that the Leased Property shall not be used for any unlawful purpose nor shall Tenant permit any unlawful activity to take place in, on or about the Leased Property. Tenant further covenants and agrees that Tenant's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Laws and Legal Requirements unless the same are held by a court of competent jurisdiction to be unlawful. Tenant may, however, upon prior written notice to and the prior written consent of the Landlord contest the legality or applicability of any such Laws or Legal Requirement, or any licensure or certification decision if Tenant maintains such action in good faith, with due diligence, without prejudice to Landlord's rights hereunder, and at Tenant's sole cost and expense. If by the terms of any such Laws or Legal Requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Facility or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Tenant, on the prior written consent of Landlord, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Landlord to criminal liability or civil damages, fines, penalties or forfeitures of any nature or kind and Tenant both (a) furnishes to Landlord security reasonably satisfactory to Landlord against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith.

                                   ARTICLE IX

     9.1  MAINTENANCE AND REPAIR.

         9.1.1 MAINTENANCE AND REPAIR. Tenant, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Tenant's control in good order and repair (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Tenant shall not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Intended Use.

         9.1.2 LANDLORD'S OBLIGATIONS. Landlord shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

         9.1.3 CONTRACTORS. LIENS. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property as Landlord's Agent or in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof.

         9.1.4 CONDITION UPON SURRENDER. Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term of the Lease).

     9.2 ENCROACHMENTS AND RESTRICTIONS. If, as a result of action or inaction by or on behalf of Tenant, any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant shall, at its, expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either
(i)obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (ii)make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Tenant's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

                                    ARTICLE X

     10. CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, Tenant shall make no structural alterations or repairs on the Leased Property and shall not enlarge or reduce the size of the Facility. No capital addition shall be made which would tie in or connect any Leased

Improvements on the Leased Property with any other improvements on property adjacent to or near the Leased Property (and not part of the land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion.

                                   ARTICLE XI

     11. LIENS. Subject to the provision of Article XII relating to permitted contests, Tenant shall not directly or indirectly create or allow to remain, and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) restrictions, liens and other, encumbrances which are consented to in advance in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet past due and payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by
Article XII, and (e) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than thirty (30) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII.

                                   ARTICLE XII

     12. PERMITTED CONTESTS. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand ($50,000) Dollars, then Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable; provided however, that the requirement of delivery of such opinion of Tenant's counsel may be waived by the Landlord upon prior written request of the Tenant, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent

(except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend, and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

     13.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Personal Property, insured with the kinds and amounts of insurance required pursuant to all Legal Requirements. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. The policies must name Landlord and Landlord's Mortgagee as an additional insured.

     13.2 NO SEPARATE INSURANCE. Tenant shall not, on Tenant's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Tenant, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                   ARTICLE XIV

     14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Landlord and held by Landlord in trust or, if such proceeds exceed $1,000,000, held in trust by a third party trustee and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Landlord from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Landlord nor Tenant is required or elects to repair and restore, all such insurance proceeds) shall be retained by Landlord free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Landlord. The parties agree that to the extent the Landlord's mortgage lender imposes terms which are different from the terms described herein, the terms of such Lender's Mortgage shall.

     14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

         14.2.1 DESTRUCTION: FACILITY RENDERED UNSUITABLE. If during the Lease Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for Its Intended Use, Tenant shall either (A) promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (B) offer to acquire the Leased Property from Landlord. In the event Landlord does not accept Tenant's offer to so purchase the Leased Property, Tenant may either withdraw its offer to purchase the Leased Property and proceed to restore the Facility to substantially the same condition as existed immediately before the damage or destruction or terminate the Lease and Landlord shall be entitled to retain the insurance proceeds. In the event Tenant performs such restoration of the facility, it shall be entitled to insurance proceeds paid in connection with the destruction up to the amount paid by Tenant for such restoration.

         14.2.2 DESTRUCTION: FACILITY NOT RENDERED UNSUITABLE. If during the Lease Term, the Leased Improvements, Personal Property and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in
Article XIII, but the Facility is not thereby rendered Unsuitable for its Intended Use, Tenant shall promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease.

         14.2.3 COSTS IN EXCESS OF PROCEEDS. If the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under Article XIII, Tenant shall be obligated to contribute any excess amounts needed to restore the Facility. Such difference shall be paid by Tenant to Landlord to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration unless this Lease shall terminate pursuant to this Article XIV.

     14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. If during the Lease Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Tenant shall restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

     14.4 ABATEMENT OF RENT. This Lease shall remain in full force and effect and Tenant's obligation to make rent payments and to pay all other charges required by this Lease shall remain unabated except to the extent provided otherwise in Section 5.2 above.

     14.5 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Facility which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

     15.  CONDEMNATION.

     15.1 DEFINITIONS.

         15.1.1 CONDEMNATION. "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

         15.1.2 DATE OF TAKING. "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

         15.1.3 AWARD. "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

         15.1.4 CONDEMNOR. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Article XV.

     15.3 TOTAL TAKING. If the Leased Property is totally taken by condemnation, this Lease shall terminate on the Date of Taking.

     15.4 PARTIAL TAKING. If a portion of the Leased Property is taken by condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking. If as the result of any such partial taking by condemnation, this Lease is not terminated as provided above, Tenant shall be entitled to abatement of rent as provided in Section 5.2.

     15.5 RESTORATION. If there is a partial taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the award payable to Landlord, as provided herein.

     15.6 AWARD--DISTRIBUTION. The entire Award shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagees, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, the following:

         15.6.1 A sum attributable to the value, if any, of the leasehold interest of Tenant under this Lease, including, if any, relocation payments.

         15.6.2 Provided, however, that in any event Landlord shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater at the time of such Award of the fair market value of the Leased Property or the purchase price referred to in Exhibit 34.1.

     15.7 TEMPORARY TAKING. The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect except that the Minimum Rent shall be abated or reduced during such period of taking as provided in Section 5.2.

                                   ARTICLE XVI

     16.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") shall occur:

         16.1.1 EVENT OF DEFAULT. An Event of Default shall occur under this Lease, or

         16.1.2 PAYMENT DEFAULT. If Tenant shall fail to make payment of the Rent or other amounts payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of five
(5) business days after receipt by Tenant of notice thereof from Landlord, or

         16.1.3 NONPAYMENT DEFAULT. If Tenant shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of ten (10) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of ten (10) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, or

         16.1.4   BANKRUPTCY, INSOLVENCY. If Tenant shall:

                  (i) admit in writing its inability to pay its debts generally as they become due,

                  (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                  (iii) make an assignment for the benefit of its creditors,

                  (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                  (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

                  (vi) if Tenant shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

         16.1.5 ASSIGNMENT, SUBLETTING. Assign, sublet or otherwise transfer this Lease or the Facility or Leased Property without Landlord's consent as required by Section 24 hereof.

         16.1.6 LIQUIDATION OR DISSOLUTION. If Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another corporation, unless the survivor of such merger or the purchaser of such assets shall assume all of Tenant's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Landlord, Landlord is provided an opinion of counsel, reasonably satisfactory to Landlord and addressed to Landlord stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), or

         16.1.7 ACTION AGAINST LEASEHOLD INTEREST. If the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or 30 days after receipt by Tenant of notice thereof from Landlord, (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

         16.1.8 DISCONTINUATION OF OPERATIONS. If, except as a result of damage, destruction or a partial or complete condemnation, Tenant voluntarily ceases operations on the Leased Property for a period in excess of one (1) day, or

         16.1.9 BREACH OF REPRESENTATIONS OR WARRANTIES. If any of the representations or warranties proves to be untrue when made in any material respect which materially and adversely affects Landlord, and which is not cured within ten (10) days after receipt by Tenant of notice from Landlord thereof, or, if not susceptible of being cured within the ten (10) days, Tenant has commenced to cure within ten (10) days after notice thereof and has thereafter diligently proceeded to cure such default in the representation or warranty.

         16.1.10 TERMINATION OF LICENSE: PENALTIES AND FINES. If Tenant receives any violation or noncompliance notices from any authority having jurisdiction over the Leased Property or the Facility, is threatened by such authority with loss of licensure or certification for the Facility, is fined or penalized by such authority or is threatened with the imposition at a fine or penalty by such authority, then, and in any such event, Landlord may terminate this Lease by giving Tenant not less than five (5) days' notice of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

         Tenant shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

     16.2 CERTAIN REMEDIES.

         16.2.1 REMEDIES AVAILABLE. If an Event of Default shall have occurred (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1 above) and be continuing, in addition to any other rights or remedies Landlord may have, Landlord shall have the option to exercise any one or more of the following remedies, it being agreed that pursuit of any remedy provided in this Lease shall not preclude pursuit of any other remedy or remedies herein provided or provided by law, and that any of such remedies may be pursued regardless of whether or not the Default continues to exist and whether or not Landlord accepts or has accepted Rent subsequent to the occurrence of such Default:

                  (a) Terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender possession of the Leased Property to Landlord and Landlord may reenter and repossess the Leased Property, and, at Landlord's option, all personal property, fixtures and equipment in the Leased Property shall thereupon become the property of Landlord; and, in connection therewith, Landlord may use such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

                  (b) With or without terminating this Lease, and without notice to Tenant, Landlord, at its option, exercisable in Landlord's sole discretion, may enter upon the Leased Premises, change the locks, and attempt to re-let the Leased Premises, without advertisement, by private negotiations and for any term and rental rate which Landlord in its sole discretion determines. Tenant shall not be liable to Landlord for the deficiency, if any, between all rent and other amounts due hereunder for the entire Term hereof and the Rent paid by the new lessee applicable to the remaining Term hereof (or any part thereof).

                  (c) Pursue any and all other rights and remedies available at law or in equity.

         16.2.2 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any and all other rights and remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     16.3 WAIVER. If this Lease is terminated pursuant to Section 16.1, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.4 APPLICATION OF FUNDS. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State of Texas.

                                  ARTICLE XVII

     17. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in
Section 16.1, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

                    [ARTICLE XVIII INTENTIONALLY LEFT BLANK]

                                   ARTICLE XIX

                     [ARTICLE XIX INTENTIONALLY LEFT BLANK]

                                   ARTICLE XX

     20. HOLDING OVER. If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant at double the Rent provided for herein. During such period of month-to-month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased

Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                   ARTICLE XXI

                     [ARTICLE XXI INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXII

                     [ARTICLE XXII INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXIII

     23.1 INDEMNIFICATION OF LANDLORD. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, (f) any act, omission or negligence of Tenant, its agents, employees, invitees and others claiming by through or under Tenant. Any amounts which become payable by Tenant under this Section shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same subject to Landlord's prior written approval. To the extent Tenant makes payments to Landlord under this Article XXIII, Tenant shall become subrogated to the rights of Landlord for insurance proceeds. Nothing herein shall be construed as indemnifying Landlord against its own negligent acts or omissions or willful misconduct.

     23.2 INDEMNIFICATION OF TENANT. For the period prior to the Term of this Agreement, notwithstanding the existence of any insurance provided for in
Article XIII, and without regard to the policy limits of any such insurance, Landlord will protect, indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Tenant by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims occurring prior to the Term of this Agreement, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Landlord of the Leased Property occurring prior to the Term of this Agreement, (c) any Impositions (which are the obligations of Landlord to pay pursuant to the applicable provisions of this Lease) occurring prior to the Term of this Agreement, (d) any failure on the part of the Landlord to perform or comply with any of the terms of this Lease or any other agreement with Tenant, (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, occurring prior to the Term of this Agreement, (f) any act, omission or negligence of Landlord, its agents, employees, invitees and others claiming by through or under Landlord occurring prior to the Term of this Agreement, and (g) any matter raised in any regulatory survey by any federal or state agency concerning the Facility for the period prior to the Term of this Agreement. Any amounts which become payable by Landlord under this Section shall be paid within ten (10) days after liability therefor on the part of the Landlord is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Landlord, at is expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant or may compromise or otherwise dispose of the same as Landlord sees fit. To the extent Landlord makes payments to Tenant under this Article XXIII, Landlord shall become subrogated to the rights of Tenant for insurance proceeds. Nothing herein shall be construed as indemnifying Tenant against its own negligent acts or omissions or willful misconduct.

     23.3 SURVIVAL. Tenant's and Landlord's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.

                                  ARTICLE XXIV

     24. SUBLETTING AND ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion, and Landlord's Mortgagee, convey, pledge, mortgage, encumber or assign this Lease or any interest hereunder, whether voluntary or by operation of law, sublease the Leased Premises or any part thereof, or permit the use of the Leased Premises or any portion thereof by any party other than Tenant, including any affiliated entity of Tenant. Consent to any assignment or sublease shall not constitute a waiver of this provision with respect to any other assignment or sublease, and all later assignments or subleases shall be made likewise only with the prior written consent of Landlord and Landlord's Mortgagee. Any subtenant, assignee or successor of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no transfer, sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

                                   ARTICLE XXV

     25.  OFFICER'S CERTIFICATES, FINANCIAL STATEMENTS, AND DISCLOSURES.

     25.1 ESTOPPEL CERTIFICATE. At any time and from time to time upon Tenant's receipt of not less than ten (10) days prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such certificate furnished pursuant to this Section may be relied upon by Landlord and any prospective purchaser of the Leased Property.

     25.2 FINANCIAL STATEMENTS. Tenant will furnish the following financial statements to Landlord:

               (i) Within 90 days after the end of each of Tenant's fiscal years, a copy of the audited (if available, otherwise unaudited) consolidated balance sheets of Tenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited consolidated (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in the financial position of Tenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved;

               (ii) Within 90 days after the end of each of Tenant's fiscal years, and together with the documents furnished in accordance with clause (i), an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Tenant is not in default in the performance or observance of any of the terms of this Lease, or if Tenant shall be in default to its knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

               (iii) Within 30 days after the end of each of Tenant's quarters, quarterly consolidated financial reports Tenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

               (iv) Within 90 days after the end of each of Tenant's fiscal years, a copy of each cost report filed with the appropriate governmental agency for each of the Facilities (and all amendments thereto whether contemporaneously or subsequently filed thereto);

     25.3 ADDITIONAL INFORMATION. Tenant shall furnish the following Additional Information to Landlord:

               (i) Within ten (10) days of receipt thereof, copies of all surveys (complaint, annual or otherwise), along with all accompanying letters, exhibits and information relating thereto and copies of any notices from any governmental agency relating to an investigation of Tenant's operations including without limitation HCFA, the OIG, the FBI, the State Medicated Fraud division, performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction thereto; and

               (ii) With reasonable promptness, such other information respecting the financial condition and affairs of Tenant and the Facility as Landlord may reasonably request from time to time; and

               (iii) Furnish to Landlord, within thirty (30) days of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Landlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program;

               (iv) The Landlord further reserves the right to require such other information relating to the financial affairs or operations of the Tenant and the Facility at such other times as Landlord shall reasonably require (including monthly or more frequently), and Tenant agrees to provide such information to Landlord within three (3) days from request. All financial statements must be in such form and detail as the Landlord shall from time to time reasonably request, provided, however, that Landlord will make reasonable efforts to use Tenant's existing forms of reports for all purposes.

                                  ARTICLE XXVI

     26. LANDLORD'S RIGHT TO INSPECT. Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations.

                                  ARTICLE XXVII

     27. NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

     28. REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

                                  ARTICLE XXIX

     29. ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

                                   ARTICLE XXX

                     [ARTICLE XXX INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXI

     31. CONVEYANCE BY LANDLORD. Landlord may convey, transfer or assign this Lease or the Leased Property without the Tenant's consent.


                                  ARTICLE XXXII

     32. QUIET ENJOYMENT. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.

                                 ARTICLE XXXIII

     33. NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

     33.1 NOTICE TO TENANT.

          if to Tenant:

          At:      25 Penncraft Avenue, Suite 312
                   Chambersburg, PA  17201
                   Attention:  Carol A. Tschop

          with a copy to:

                   Blank Rome Comisky & McCauley LLP
                   One Logan Square
                   Philadelphia, PA  19103
                   Attention:  Harry D. Madonna, Esquire






     33.2 NOTICE TO LANDLORD:

          if to Landlord:

          At:
                   111 West Michigan Street
                   Milwaukee, WI 53203-2903
                   Attention: Vice President and General Counsel

          with a copy to:

                   Quarles & Brady LLP
                   411 East Wisconsin Avenue
                   Milwaukee, WI 53202
                   Attention: Hugh S. McManus

or to such other address as either party may hereafter designate, and shall be effective upon receipt.

                                  ARTICLE XXXIV

                    [ARTICLE XXXIV INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXV

     35.1 LANDLORD MAY GRANT LIENS. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 35.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty) and shall provide that it is subject to the rights of Tenant under this Lease, including the rights of Tenant to acquire the Leased Property pursuant to the applicable provisions of this Lease, except that Tenant's right of first refusal to purchase the Leased Property shall not be applicable upon a foreclosure sale or transfer in lieu thereof; provided, however, that any such purchaser or transferee shall take title subject to Tenant's rights to acquire the Leased Property. Any lender which takes an interest in the Leased Property pursuant to this Article (a) shall agree to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage, (b) shall agree to permit Tenant to cure any such default on Landlord's behalf within any applicable cure period, and Tenant shall be reimbursed by Landlord for any and all out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees), and (c) shall agree to permit Tenant to appear by its representative and to bid at any sale in foreclosure made with respect to any such mortgage.

     35.2 TENANT'S RIGHT TO CURE. Subject to the provisions of Section 35.3, if Landlord shall breach any covenant to be performed by it under this Lease, Tenant, after notice to and demand upon Landlord, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Tenant, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section 35.2 shall survive the termination of this Lease with respect to the Leased Property.

     35.3 BREACH BY LANDLORD. It shall be a breach of this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased Property), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                  ARTICLE XXXVI

     36.  MISCELLANEOUS.

     36.1 SURVIVAL. MODIFICATION. SUCCESSORS AND ASSIGNS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any late charges or similar costs provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     36.2 EXCULPATION OF LANDLORD. Tenant specifically agrees to look solely to Landlord's interest in the Leased Property for recovery of any judgment from Landlord, it being specifically agreed that no shareholder, director, officer, member, partner, or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor).

     Furthermore, except as otherwise expressly provided herein, in no event shall Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

     36.3 EXCULPATION OF TENANT. Landlord specifically agrees to look solely to Tenant's interest in the Leased Property for recovery of any judgment from Tenant, it being specifically agreed that no shareholder, director, officer, manager, member, partner, or employee of Tenant shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Landlord. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Landlord might otherwise have to obtain injunctive relief against Tenant or Tenant's successors in interest, or any action not involving the personal liability of Tenant (original or successor).

     Furthermore, except as otherwise expressly provided herein, in no event shall Tenant (original or successor) ever be liable to Landlord for any indirect or consequential damages suffered by Landlord from whatever cause.

     36.4 TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Landlord's option, Tenant shall use its best efforts to transfer to Landlord or Landlord's nominee and Tenant shall cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or Landlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility;

provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee. Notwithstanding anything in this Lease or elsewhere to the contrary, under no circumstances shall Landlord be obligated to seek or effectuate such a transfer or application therefore.

     36.5 CAPTIONS. Titles, Captions and Notations appearing in this instrument are provided merely for ease of reference, and the parties hereto expressly acknowledge and agree that such notations and titles do not constitute a part of this Lease, have no legal effect whatsoever in determining the rights or obligations of the parties, and shall have no bearing upon the meaning or interpretation of this agreement or any portion of it.

     36.6 NON-WAIVER. The failure by Landlord, whether once or more, to act upon a specific breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition nor of any subsequent breach of the same or any other term, covenant or condition herein contained. Any subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant timely to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be specifically expressed in writing by Landlord.

     36.7 SEVERABILITY. ENTIRE AGREEMENT. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those which or to which such may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     Except for any exhibits, attachments, plats, or other documents as may be affixed hereto, made a part hereof, and properly identified herewith, this Lease constitutes the entire contract between the parties, and shall not be otherwise affected by any other purported undertaking whether written or oral.

     36.8 TIME OF ESSENCE. Time shall be deemed to be of the essence with respect to all provisions of this Lease including without limitation all provisions relating to the payment of Rent, Impositions, Additional Charges, Additional Rent, and payments to third parties required to be made by the Tenant in order to comply with the provisions of this Lease. The fact that the phrase "time shall be deemed of the essence" or language of similar import has not been included in every section relating to the payment or performance of obligations shall not be deemed or construed to indicate that the parties did not intend to have time be deemed of the essence with respect to such payment or performance.

     36.9 COLLECTION OF RENT. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Rent and all other amounts due Landlord in accordance with the terms of this Lease.

     36.10 REMEDIES CUMULATIVE. All rights, powers, privileges and remedies conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

     36.11 GOVERNING LAW. The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease, but not including its conflict of laws rules.

     36.12 AUTHORITY OF PARTIES. If Tenant signs as an entity, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Lease and that each person signing on behalf of such entity is authorized to do so.

     36.13 TRANSFER OF LANDLORD'S INTEREST. Nothing herein shall in any way prohibit or restrict Landlord from conveying all or a portion of its right, title and interest in the Leased Premises and to this Lease to a third party or to an affiliate of Landlord. Upon any transfer of Landlord's interest in the Leased Premises and in this Lease to a third party or affiliate of Landlord, such transferee shall become "Landlord" hereunder and the transferor Landlord shall have no further obligations hereunder.

     36.14 NO PARTNERSHIP OR JOINT VENTURE. This Lease shall not be considered in any manner a partnership agreement joint venture between Landlord and Tenant.

                                 ARTICLE XXXVII

     37.  ATTORNMENT: SUBORDINATION.

     37.1 TENANT SUBORDINATION. Tenant accepts this Lease subject and subordinate to any Mortgage, Deed of Trust, Deed to Secure Debt or any other hypothecation or security now or hereafter placed upon the Leased Premises (any such instrument hereinafter called a "Mortgage") and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any holder of a Mortgage (herein "Landlord's Mortgagee") shall elect to have this Lease prior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage, whether this Lease is dated prior or subsequent to the date of said Mortgage, or the date of recording thereof.

     37.2 ESTOPPEL AGREEMENT. Although the provisions of this Article 37 shall be self-operative, Tenant agrees, upon request of Landlord or Landlord's Mortgagee, to execute any estoppel certificates and other documents required to effectuate any attornment, subordination or to make this Lease prior to the lien of any Mortgage. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant's attorney-in-fact.

     37.3 ATTORNEY IN FACT APPOINTMENT. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Article 37 such power of attorney being coupled with an interest.

     37.4 TENANT ATTORNMENT. If by reason of a default under the Mortgage upon the Leased Premises, the interest of Landlord in the Leased Premises is terminated, the Tenant will attorn to Landlord's Mortgagee at Landlord's mortgagee's sole option (or to any person or entity to which the Leased Premises is conveyed by such holder) and will recognize such holder, person or entity as Tenant's landlord under this Lease. Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Leased Premises in the event any proceeding is brought by Landlord's Mortgagee to terminate the interest of the Landlord in the Leased Premises, and agrees that this Lease shall not be affected in any way whatsoever by such proceeding.

     37.5 NOTICE OF DEFAULT TO LANDLORD'S MORTGAGES. If the Landlord defaults under this Lease, Tenant, before taking advantage of any rights or remedies granted to Tenant or by law, shall notify in writing, certified mail, return receipt requested, any Landlord's Mortgagee which holds a Mortgage and who has requested Tenant so to do and given Tenant its mailing address and Tenant shall allow Landlord's Mortgagee, at Landlord's Mortgagee's sole option, ten (10) days following receipt of such notice (plus any additional time that may be reasonably necessary) within which to cure such default. The time given to Landlord's Mortgagee to cure Landlord's default shall not run concurrently with any time granted to Landlord to cure such default, but shall run form the later of Landlord's Mortgagee's receipt of notice from Tenant of Landlord's default or the expiration of the time period, if any, given to Landlord to cure such default. Landlord's Mortgagee may, but shall not be obligated to, cure such default, and Tenant shall accept any such cure by Landlord's Mortgagee.

                                 ARTICLE XXXVIII

     38. RE-ENTRY DURING TERM. Landlord, its agents, officers or assigns, and Landlord's Mortgagee, shall have the right to enter the Leased Premises upon reasonable prior notice except in emergencies during normal working hours throughout the term of the Lease for the following purposes: inspecting the general condition and state of repair of the Leased Property; showing the Leased Property to any interested party; taking any emergency action which Landlord deems necessary to protect the Leased Property; inspecting the Leased Property as required by governmental agencies or insurance companies; or for any other reasonable purposes. Landlord's right of re-entry and right to inspect the Leased Property shall be subject to the privacy rights of residents and regulations pertaining to confidentiality of resident records.

                                  ARTICLE XXXIX

                    [ARTICLE XXXIX INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXX

     40. HEALTHCARE LICENSING, SURVEYS, COMPLIANCE NOTICES. Tenant shall give Landlord prompt written notice of (a) any notice of loss of Joint Commission or Accreditation of Healthcare Organizations accreditation, loss of participation under any material reimbursement program or loss of applicable and material health care licenses at the Facility and (b) any other material deficiency notice, compliance order of adverse report issued by any governmental authority or accreditation commission having jurisdiction over licensing, accreditation or operation of the Facility or by any governmental authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, would be reasonably likely to result in a material adverse effect on Tenant.

                                  ARTICLE XXXXI

     41. RIGHT OF FIRST REFUSAL. If at any time during the Term of this Lease Landlord , or any of its affiliated entities, shall receive an offer to sell the Leased Property, or to enter into a lease of the Leased Property, Tenant shall have a Right of First Refusal to purchase the Leased Premises or to renew this Lease on the same terms and conditions as are offered to the Landlord or any of its affiliates in such Offer to Purchase or Lease. Upon Landlord's notifications of an offer to purchase or lease of the Leased Property, Landlord shall, within ten (10) days of such notice, give written notice to Tenant of the proposed terms and conditions. Tenant shall have fifteen (15) days after written notification from the Landlord to advise Landlord of its intentions to purchase the Leased Premises or renew the Lease. In the event Tenant determines not to exercise its Right of First Refusal, Landlord shall be free to sell the Leased Premises or lease the Leased Property to the other party on the same terms and conditions as set forth in the notice provided to Tenant. In the event that the terms and conditions of the proposed purchase or lease are changed, Landlord shall advise Tenant in writing of the proposed changes and Tenant shall have another fifteen (15) days in which to make a determination as to whether to exercise its Right of First Refusal. In the event the Tenant notifies the Landlord that the Tenant shall purchase the Leased Property pursuant to its Right of First Refusal the closing of such purchase shall take place within 120 days from the receipt of such written notice from the Tenant.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Landlord:                                       Tenant:
Extendicare Health Facilities, Inc.             Senior Health-Bremond, LLC

By: /s/  Richard L. Bertrand
    ----------------------------------------
    Richard L. Bertrand
    Its: Senior Vice President

State of Wisconsin                              By: /s/  Carol A. Tschop
County of Milwaukee                                 ----------------------------------------
                                                    Carol A. Tschop
The foregoing instrument was acknowledged           Its:  President
before me this 25th day of September, 2001
by Richard L. Bertrand as the Senior
Vice-President of Extendicare Health            State of Pennsylvania
Facilities, Inc.                                County of Philadelphia

By: /s/  Sonja Vujatovic                        The foregoing instrument was acknowledged
    ----------------------------------------    before me this 26th day of September, 2001
    Notary Public, State of Wisconsin           by Carol A. Tschop as the President of
    My commission expires 11-2-2003.
                                                --------------------------------------,
                                                on behalf of the corporation.

                                                By /s/  Dorothy L. Wydra
                                                   -----------------------------------------
                                                   Notary Public, State of Pennsylvania
                                                   My commission (is permanent)
                                                   (expires on 10-31-02)


        [Notarial Seal]                                   [Notarial Seal]

                                   EXHIBIT 1.1

                                       TO
                   LEASE AGREEMENT DATED AS OF OCTOBER 1, 2001
                                     BETWEEN
                  EXTENDICARE HEALTH FACILITIES, INC., LANDLORD
                                       AND
                       SENIOR HEALTH-BREMOND, LLC, TENANT


                                LEGAL DESCRIPTION

                                 EXHIBIT 16.1.1

                                       TO
                   LEASE AGREEMENT DATED AS OF OCTOBER 1, 2001
                                     BETWEEN
                 EXTENDICARE HEALTH FACILITIES, INC.,, LANDLORD
                                       AND
                       SENIOR HEALTH-BREMOND, LLC, TENANT

                        OTHER TEXAS LEASES AND SUBLEASES

                                 OPERATING LEASE

                       EXTENDICARE HEALTH FACILITIES, INC.

                                    Landlord

                                       AND

                           SENIOR HEALTH-RICHLAND, LLC

                                     Tenant

                           Dated as of October 1, 2001











                                  FACILITY:

                                  RICHLAND HILLS NURSING & REHABILITATION CENTER 3109 KINGS COURT
                                  FORT WORTH TX  76118

                                TABLE OF CONTENTS

Article                                                                                                        Page
-------                                                                                                        ----
LIST OF EXHIBITS................................................................................................vii

LEASE.............................................................................................................1

ARTICLE I.........................................................................................................1
         1.       Leased Property; Term...........................................................................1
         1.1      Land............................................................................................1
         1.2      Leased Improvements.............................................................................1
         1.3      Related Rights..................................................................................1
         1.4      Fixtures........................................................................................1
         1.5      Personal Property...............................................................................1

ARTICLE II........................................................................................................2
         2.       Definitions.....................................................................................2
         2.1      Additional Charges..............................................................................2
         2.2      Affiliate.......................................................................................2
         2.3      Award...........................................................................................2
         2.4      Business Day....................................................................................2
         2.5      Commencement Date...............................................................................2
         2.6      Condemnation, Condemnor.........................................................................3
         2.7      Date of Taking..................................................................................3
         2.8      Encumbrance.....................................................................................3
         2.9      Event of Default................................................................................3
         2.10     Facility........................................................................................3
         2.11     Facility Mortgage...............................................................................3
         2.12     Facility Mortgagee..............................................................................3
         2.13     Fixtures........................................................................................3
         2.14     Impositions.....................................................................................3
         2.15     Insurance Requirements..........................................................................4
         2.16     Intended Use....................................................................................4
         2.17     Land............................................................................................4
         2.18     Landlord........................................................................................4
         2.19     Lease...........................................................................................4
         2.19A    Lease Year......................................................................................4
         2.20     Leased Improvements; Leased Property............................................................4
         2.21     Legal Requirements..............................................................................4
         2.22     [Intentionally Left Blank]......................................................................4
         2.23     Officer's Certificate...........................................................................4
         2.24     Overdue Rate....................................................................................4
         2.25     Payment Date....................................................................................4

         2.26     Personal Property...............................................................................5
         2.27     Prime Rate......................................................................................5
         2.28     Rent............................................................................................5
         2.29     Taking..........................................................................................5
         2.30     Tenant..........................................................................................5
         2.31     Term............................................................................................5
         2.32     Unavoidable Delays..............................................................................5
         2.33     Unsuitable For Its Intended Use.................................................................5
         2.34     Use.............................................................................................5

ARTICLE III.......................................................................................................5
         3.1      Rent and Additional Charges.....................................................................5
                  3.1.1    Rent...................................................................................5
                  3.1.2    Additional Charges.....................................................................6
         3.2      Net Lease.......................................................................................6

ARTICLE IV........................................................................................................6
         4.1      Payment of Impositions..........................................................................6
         4.2      Notice of Impositions...........................................................................7
         4.3      Adjustment of Impositions.......................................................................7
         4.4      Utility Charges.................................................................................7
         4.5      Insurance Premiums..............................................................................8

ARTICLE V.........................................................................................................8
         5.1      No Termination, Abatement.......................................................................8
         5.2      Abatement Procedures............................................................................8

ARTICLE VI........................................................................................................8
         6.1      Ownership of the Leased Property................................................................8
         6.2      Personal Property...............................................................................8
         6.3      Transfer of Personal Property to Landlord.......................................................9
         6.4      Purchases of Personal Property by Tenant........................................................9

ARTICLE VII.......................................................................................................9
         7.1      Condition of the Leased Property................................................................9
         7.2      Use of the Leased Property......................................................................9
                  7.2.1    Approvals, Licenses, Certifications....................................................9
                  7.2.2    Use As Licensed Skilled Nursing Facility..............................................10
                  7.2.3    Waste.................................................................................10
                  7.2.4    Adverse Use...........................................................................10
                  7.2.5    Environmental Compliance..............................................................10

ARTICLE VIII.....................................................................................................11
         8.1      Compliance with Legal and Insurance Requirements, Instruments..................................11
         8.2      Legal Requirement Covenants....................................................................12

ARTICLE IX.......................................................................................................12
         9.1      Maintenance and Repair.........................................................................12
                  9.1.1    Maintenance and Repair................................................................12
                  9.1.2    Landlord's Obligations................................................................12
                  9.1.3    Contractors.  Liens...................................................................13
                  9.1.4    Condition Upon Surrender..............................................................13
         9.2      Encroachments and Restrictions.................................................................13

ARTICLE X........................................................................................................14
         10.      Construction of Capital Additions to the Leased Property.......................................14

ARTICLE XI.......................................................................................................14
         11.      Liens..........................................................................................14

ARTICLE XII......................................................................................................14
         12.      Permitted Contests.............................................................................14

ARTICLE XIII.....................................................................................................15
         13.1     General Insurance Requirements.................................................................15
         13.2     No Separate Insurance..........................................................................15

ARTICLE XIV......................................................................................................15
         14.1     Insurance Proceeds.............................................................................15
         14.2     Reconstruction in the Event of Damage or Destruction Covered by
                  Insurance......................................................................................16
                  14.2.1   Destruction:  Facility Rendered Unsuitable............................................16
                  14.2.2   Destruction:  Facility Not Rendered Unsuitable........................................16
                  14.2.3   Costs in Excess of Proceeds...........................................................16
         14.3     Reconstruction in the Event of Damage or Destruction Not Covered by
                  Insurance......................................................................................16
         14.4     Abatement of Rent..............................................................................17
         14.5     Waiver.........................................................................................17

ARTICLE XV.......................................................................................................17
         15.      Condemnation...................................................................................17
         15.1     Definitions....................................................................................17
                  15.1.1   Condemnation..........................................................................17
                  15.1.2   Date of Taking........................................................................17
                  15.1.3   Award.................................................................................17
                  15.1.4   Condemnor.............................................................................17
         15.2     Parties' Rights and Obligations................................................................17
         15.3     Total Taking...................................................................................17
         15.4     Partial Taking.................................................................................17
         15.5     Restoration....................................................................................17

         15.6     Award - Distribution...........................................................................18
                  15.6.1.........................................................................................18
                  15.6.2.........................................................................................18
         15.7     Temporary Taking...............................................................................18

ARTICLE XVI......................................................................................................18
         16.1     Events of Default..............................................................................18
                  16.1.1   Event of Default......................................................................18
                  16.1.2   Payment Default.......................................................................18
                  16.1.3   Nonpayment Default....................................................................18
                  16.1.4   Bankruptcy, Insolvency................................................................18
                  16.1.5   Assignment, Subletting................................................................19
                  16.1.6   Liquidation or Dissolution............................................................19
                  16.1.7   Action Against Leasehold Interest.....................................................19
                  16.1.8   Discontinuation of Operations.........................................................19
                  16.1.9   Breach of Representations or Warranties...............................................19
                  16.1.10  Termination of License:  Penalties and Fines..........................................20
         16.2     Certain Remedies...............................................................................20
                  16.2.1   Remedies Available....................................................................20
                  16.2.2.........................................................................................21
         16.3     Waiver.........................................................................................21
         16.4     Application of Funds...........................................................................21

ARTICLE XVII.....................................................................................................21
         17.      Landlord's Right to Cure Tenant's Default......................................................21

ARTICLE XVIII [ARTICLE XVIII INTENTIONALLY LEFT BLANK]...........................................................21

ARTICLE XIX [ARTICLE XIX INTENTIONALLY LEFT BLANK]...............................................................21

ARTICLE XX.......................................................................................................22
         20.  Holding Over.......................................................................................22

ARTICLE XXI [ARTICLE XXI INTENTIONALLY LEFT BLANK]...............................................................22

ARTICLE XXII [ARTICLE XXII INTENTIONALLY LEFT BLANK].............................................................22

ARTICLE XXIII....................................................................................................22
         23.1     Indemnification of Landlord....................................................................22
         23.2     Indemnification of Tenant......................................................................23
         23.3     Survival.......................................................................................23

ARTICLE XXIV.....................................................................................................23
         24.      Subletting and Assignment......................................................................23

ARTICLE XXV......................................................................................................24
         25.      Officer's Certificates, Financial Statements, and Disclosures..................................24
         25.1     Estoppel Certificate...........................................................................24
         25.2     Financial Statements...........................................................................24
         25.3     Additional Information.........................................................................25

ARTICLE XXVI.....................................................................................................25
         26.      Landlord's Right to Inspect....................................................................25

ARTICLE XXVII....................................................................................................26
         27.      No Waiver......................................................................................26

ARTICLE XXVIII...................................................................................................26
         28.      Remedies Cumulative............................................................................26

ARTICLE XXIX.....................................................................................................26
         29.      Acceptance of Surrender........................................................................26

ARTICLE XXX [ARTICLE XXX INTENTIONALLY LEFT BLANK]...............................................................26

ARTICLE XXXI.....................................................................................................26
         31.      Conveyance by Landlord.........................................................................26

ARTICLE XXXII....................................................................................................26
         32.      Quiet Enjoyment................................................................................26

ARTICLE XXXIII...................................................................................................27
         33.      Notices........................................................................................27
         33.1     Notice To Tenant...............................................................................27
         33.2     Notice To Landlord.............................................................................27

ARTICLE XXXIV [ARTICLE XXXIV INTENTIONALLY LEFT BLANK]...........................................................28

ARTICLE XXXV.....................................................................................................28
         35.1     Landlord May Grant Liens.......................................................................28
         35.2     Tenant's Right to Cure.........................................................................28
         35.3     Breach by Landlord.............................................................................29

ARTICLE XXXVI....................................................................................................29
         36.      Miscellaneous..................................................................................29
         36.1     Survival.  Modification.  Successors and Assigns...............................................29
         36.2     Exculpation of Landlord........................................................................29
         36.3     Exculpation of Tenant..........................................................................29
         36.4     Transfers of Licenses Upon Termination.........................................................30
         36.5     Captions.......................................................................................30

         36.6     Non-Waiver.....................................................................................30
         36.7     Severability.  Entire Agreement................................................................30
         36.8     Time of Essence................................................................................31
         36.9     Collection of Rent.............................................................................31
         36.10    Remedies Cumulative............................................................................31
         36.11    Governing Law..................................................................................31
         36.12    Authority of Parties...........................................................................31
         36.13    Transfer of Landlord's Interest................................................................31
         36.14    No Partnership or Joint Venture................................................................31

ARTICLE XXXVII...................................................................................................31
         37.      Attornment:  Subordination.....................................................................31
         37.1     Tenant Subordination...........................................................................31
         37.2     Estoppel Agreement.............................................................................32
         37.3     Attorney In Fact Appointment...................................................................32
         37.4     Tenant Attornment..............................................................................32
         37.5     Notice of Default to Landlord's Mortgages......................................................32

ARTICLE XXXVIII..................................................................................................32
         38.      Re-Entry During Term...........................................................................32

ARTICLE XXXIX [ARTICLE XXXIX INTENTIONALLY LEFT BLANK]...........................................................33

ARTICLE XXXX.....................................................................................................33
         40.      Healthcare Licensing, Surveys, Compliance Notices..............................................33

ARTICLE XXXXI....................................................................................................33
         41.      Right of First Refusal.........................................................................33

                                LIST OF EXHIBITS

Exhibit 1.1          Legal Description

Exhibit 16.1.1       Other Texas Leases and Subleases

                                      LEASE

     THIS LEASE ("Lease") is dated as of October 1, 2001, and is between Extendicare Health Facilities, Inc., a Wisconsin corporation, 111 West Michigan Street, Milwaukee, WI 53203 ("Landlord"), a Texas limited liability company, and Senior Health-Richland, LLC, ("Tenant"), a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 1720l.

                                    ARTICLE I

     1.   LEASED PROPERTY; TERM.

     Upon and subject to the terms and conditions hereinafter set forth, Landlord hereby rents and leases to Tenant and Tenant hereby rents and leases from Landlord all of Landlord's rights and interest in and to the following real and personal property (collectively, the "Leased Property"):

     1.1 LAND. The real property described in Exhibit 1.1 attached hereto (the "Land");

     1.2 LEASED IMPROVEMENTS. All buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively the "Leased Improvements");

     1.3 RELATED RIGHTS. All easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively the "Related Rights");

     1.4 FIXTURES. All permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Personal Property as defined below (collectively the "Fixtures");

     1.5 PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, movable walls or partitions, trade fixtures or other tangible personal property, used or useful in Tenant's business on the Leased Property, including without limitation all items of furniture, furnishings, equipment, together with all replacements, modifications, alterations, and additions thereto including without limitation any and all replacements and additions of personal property made by Tenant during the term at Tenant's cost and expense except items, if any, included within the definition of Fixtures but excluding (a) any Personal Property which is being leased by the Tenant pursuant to an Equipment Lease as defined below (b) cash and equivalents, (c) manuals, forms or related documents containing information proprietary to Landlord, including, without limitation, operational, nursing, administrative, policy/procedure and other similar manuals, and (d) any and all software programs, systems, methods, functions and documentation relating thereto ("Software Programs") which have been developed by Landlord or Landlord's affiliated companies including without limitation Virtual Care Provider, Inc. and any Software Programs which are owned by third-party vendors and have been licensed to Landlord or Landlord's affiliated companies (collectively the "Personal Property");

To have and to hold for a term of five (5) years (the "Term") commencing on October 1, 2001 (the "Commencement Date") and ending at11:59 p.m. on September 30, 2006 (the "Expiration Date"), unless this Lease is sooner terminated as hereinafter provided.

                                   ARTICLE II

     2. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     2.1  ADDITIONAL CHARGES: As defined in Article III.

     2.2 AFFILIATE: When used with respect to any corporation, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests, membership interests or other equity interests.

     2.3  AWARD: As defined in Article XV.

     2.4 BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks are authorized, or obligated, by law or executive order, to close.

     2.5  COMMENCEMENT DATE: As defined in Article I.

     2.6  CONDEMNATION, CONDEMNOR: As defined in Article XV.

     2.7  DATE OF TAKING: As defined in Article XV.

     2.8  ENCUMBRANCE: As defined in Article XXXVI.

     2.9  EVENT OF DEFAULT: As defined in Article XVI.

     2.10 FACILITY: The skilled nursing facility currently operated on the Leased Property generally described as Richland Hills Nursing & Rehabilitation Center, a duly licensed 92 bed skilled nursing facility which beds are all currently licensed and useable.

     2.11 FACILITY MORTGAGE: As defined in Article XIII.

     2.12 FACILITY MORTGAGEE: As defined in Article XIII.

     2.13 FIXTURES: As defined in Article I.

     2.14 IMPOSITIONS: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Landlord, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent or Additional Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Tenant to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other person or (2) any transfer, or net revenue tax of Landlord or any other person or (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof, or (4), except as expressly provided elsewhere in this Lease, any principal or interest on any assumed indebtedness on the Leased Property, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     2.15 INSURANCE REQUIREMENTS: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     2.16 INTENDED USE: As defined in Section 7.2.2 below

     2.17 LAND: As defined in Article I.

     2.18 LANDLORD: As defined in the Preamble.

     2.19 LEASE: As defined in the Preamble.

     2.19A LEASE YEAR: "Lease Year" shall mean a consecutive 12 calendar month period commencing on the Commencement Date of this Lease and ending on the day immediately preceding the anniversary of said Commencement Date. In the event that the Commencement Date is not the first day of a month, the Lease Year shall include the period from the Commencement Date through the end of the month in which the Commencement Date occurs and for that Lease Year the Lease Year shall be a 12 consecutive month period plus the additional period from the Commencement Date to the end of the month in which the Commencement Date occurs.

     2.20 LEASED IMPROVEMENTS; LEASED PROPERTY: Each as defined in Article I.

     2.21 LEGAL REQUIREMENTS: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property, the construction, use or alteration thereof, or the ownership and/or operation of the Facility as a skilled nursing facility and any related services whether now or hereafter enacted and in force, including without limitation any and all laws relating to the licensure of the Facility as a skilled nursing facility and the certification of the Facility under the Medicare and State Medicaid programs, including any which may (i) require repairs, modifications or alterations in or to the Leased Property or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property (collectively hereafter the "Laws").

     2.22 [INTENTIONALLY LEFT BLANK].

     2.23 OFFICER'S CERTIFICATE: A certificate of Tenant signed by an officer authorized to so sign by the board of directors or by-laws.

     2.24 OVERDUE RATE: On any date, a rate equal to 4% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

     2.25 PAYMENT DATE: Any due date for the payment of the installments of Rent, Additional Charges or any other sums payable under this Lease.

     2.26 PERSONAL PROPERTY: As defined in Article I.

     2.27 PRIME RATE: On any date, a rate equal to the annual rate on such date announced by Bank of America, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing.

     2.28 RENT: The amounts described in Article III.

     2.29 TAKING: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     2.30 TENANT: As defined in the Preamble.

     2.31 TERM: As defined in Article I.

     2.32 UNAVOIDABLE DELAYS: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease or any guaranty of this Lease.

     2.33 UNSUITABLE FOR ITS INTENDED USE: A state or condition of the Facility such that by reason of damage or destruction, or a partial taking by condemnation, in the good faith judgment of Landlord and Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Intended Use taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or partial taking.

     2.34 USE: As defined in 7.2.2.

                                   ARTICLE III

     3.1 RENT AND ADDITIONAL CHARGES. Tenant will pay to Landlord or directly to the appropriate entity in the case of Impositions and Additional Charges in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Landlord's address set forth above or at such other place or to such other person, firms or corporations as Landlord from time to time may designate in writing, Rent (as defined below), and Additional Charges (as defined below) during the Term, as follows:

          3.1.1 RENT. The Tenant hereby covenants and agrees to pay to the Landlord, without any deduction or setoff whatsoever and without any demand or notice, the fixed annual rent (subject to annual adjustments described below) in the amount of Two Hundred Sixty-Seven Thousand Dollars ($267,000) ("Annual Rent"). The Fixed Annual Rent shall be paid in equal consecutive monthly installments of Twenty-Two Thousand Two Hundred Fifty Dollars ($22,250), in advance on or before the fifth day of each month, time being of the essence ("Monthly Rent"). The Monthly Rent shall be adjusted with any adjustment to the Annual Rent. All payments shall be made to Landlord at the address set forth in the notice section hereof or at such other place as the Landlord may designate from time to time in writing. In the event that the first and last months of the Term are not full calendar months, the Monthly Rent for such months shall be prorated.

          The Annual Rent shall be increased on the anniversary date of each year during the Term of this Lease by an amount equal to the percentage increase, if any, in the average Medicaid per diem received by the Facility since the Commencement Date of the Lease and, thereafter, by the average Medicaid per diem received by the Facility since the date of the last Annual Rent increase. The increases shall be set forth in an Addendum to the Lease.

          3.1.2 ADDITIONAL CHARGES. In addition to the Rent, (1) Tenant will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including without limitation all Impositions and charges, costs and expenses described in Section 2.22, plus sales tax, and (2) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (1) above, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Rent. If any installment of Rent, or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within three (3) Business Days after its due date, Tenant will pay Landlord on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

     3.2 NET LEASE. The Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of Rent and Additional Charges throughout the Term. It is the express intent of the Landlord and Tenant that each and every cost and expense of using, operating, maintaining or holding any interest in the Leased Property (except any federal, state, or local taxes payable by Landlord on the Rent received by Landlord from its leasing of the Leased Property) be Tenant's sole cost and responsibility whether foreseen or unforeseen, ordinary or extraordinary.

                                   ARTICLE IV


     4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will simultaneously with such payment, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Tenant's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Landlord's net income, gross receipts, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article XVI. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Billings for reimbursement by Tenant to Landlord of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

     4.2 NOTICE OF IMPOSITIONS. Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions.

     4.3 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

     4.4 UTILITY CHARGES. Tenant will pay or cause to be paid all charges for electricity, power, gas, oil, water and all other utilities used in the Leased Property during the Term.

     4.5 INSURANCE PREMIUMS. Tenant will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                                    ARTICLE V

     5.1 NO TERMINATION, ABATEMENT. Except as otherwise specifically provided in this Lease, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (d) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.

     5.2  ABATEMENT PROCEDURES. In the event of a partial taking as described in
Section 15.4, temporary taking as described in Section 15.7, or damage to or destruction of the Leased Property as described in Sections 14.2 and 14.3, which taking, damage or destruction does not render the Leased Property Unsuitable for its Primary Intended Use, the Lease shall not terminate, but the Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of usable beds affected by such partial taking or damage or destruction.

                                   ARTICLE VI

     6.1 OWNERSHIP OF THE LEASED PROPERTY. Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2 PERSONAL PROPERTY. After the Commencement of this Lease, Tenant may (and shall as provided herein below), at its expense, install, affix, assemble or place on any portion of the Land or in any of the Leased Improvements, any items of personal property (for purposes of this Article VI the "New Personal Property"; as used in any other Article of this Lease, Personal Property includes all personal property, including New Personal Property), and such New Personal Property and replacements thereof, shall be at all times the property of Tenant, free and clear of all liens subject to Landlord's rights set forth in
Section 6.3 hereof. Tenant shall provide and maintain during the entire Lease Term all Personal Property and New Personal Property, including, without limitation, all personal property necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Intended Use. Upon expiration or termination of the Lease, Tenant will, at its expense, restore the Leased Property to the condition required by Section 9.1.4.

     6.3 TRANSFER OF PERSONAL PROPERTY TO LANDLORD. Upon the expiration or earlier termination of this Lease, all Personal Property including New Personal Property shall become the property of Landlord, if not already owned by Landlord, and Tenant shall execute all documents and take any actions reasonably necessary to evidence such ownership.

     6.4 PURCHASES OF PERSONAL PROPERTY BY TENANT. Nothing in this Lease shall prohibit Tenant from purchasing or leasing personal property for use in the Facility subject to Landlord's prior written approval. In such event such personal property shall be deemed New Personal Property.

                                   ARTICLE VII

     7.1 CONDITION OF THE LEASED PROPERTY. Tenant acknowledges receipt and delivery of possession of the Leased Property and that Tenant has examined and otherwise has full knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing the Leased Property "AS IS" in its present condition. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property. Landlord MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO TENANT.

     7.2  USE OF THE LEASED PROPERTY.

          7.2.1 APPROVALS, LICENSES, CERTIFICATIONS. Landlord represents that it has full power and authority to lease the Leased Property subject to the fulfillment of any conditions precedent set forth herein and subject to compliance by the Tenant with Tenant's obligations set forth herein. Tenant covenants that it will proceed with all due diligence and will obtain prior to the Commencement Date and maintain throughout the Term all approvals, licenses, certifications and accreditations needed to use and operate the Leased Property and the Facility under applicable local, state and federal law, including but not limited to Laws relating to the licensure of the Facility and Medicare and/or Medicaid certification for its Intended Use (defined below). Tenant shall, within 48 hours of receipt, forward to the Landlord a complete and legible copy of any and all violation(s), or noncompliance notice(s), surveys, deficiencies, and other notices from licensing, certification, accreditation, and government agencies and insurance carriers relating to the Leased Property. Tenant shall immediately correct any and all matters set forth in such notice(s) and provide Landlord with copies of any plans of correction, letters and documentation relating to such correction and any other information requested by Landlord.

          7.2.2 USE AS LICENSED SKILLED NURSING FACILITY. After the Commencement Date and during the entire Term, Tenant shall use the Leased Property and the improvements thereon solely as a licensed skilled nursing facility and for no other use or purpose ("Intended Use" or "Use"). Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply in all material respects with all Legal Requirements applicable to the possession and use of the Leased Property for its Intended Use as a nursing facility with the number of licensed beds described herein.

          Tenant covenants and agrees that during the Term it shall operate continuously the Leased Property as a duly licensed and certified skilled nursing facility and to maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility. Tenant covenants and agrees to take any and all actions, at tenant's sole cost and expense, to maintain the Facility during the Term as a duly licensed Facility for the number of beds, the licenses, certifications, and accreditations in effect or retroactive to the Commencement Date and upon expiration or earlier termination to deliver the Leased Property to Landlord fully licensed, certified and accredited asa skilled nursing facility duly licensed for the number of beds as of the Commencement Date and certified for participation in the Medicare and Medicaid programs. Upon termination of this Lease for any reason, Tenant will return the Leased Property including without limitation the Facility and all operations conducted at the Facility qualified and sufficient for licensing by all governmental agencies having jurisdiction over the Facility as a skilled care nursing facility. The Leased Property shall be surrendered in good, operable order, condition and repair. Tenant shall cooperate to assure that the Facility is turned over to the Landlord or the Landlord's designee in condition suitable to have the operations at the Facility continue without disruption as a skilled care nursing facility duly licensed and certified by the Medicare and Medicaid programs.

          7.2.3 WASTE. Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon.

          7.2.4 ADVERSE USE. Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition, or Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

          7.2.5 ENVIRONMENTAL COMPLIANCE. (i) Tenant hereby agrees that as a material inducement to Landlord entering into this Lease, Tenant covenants that Tenant shall not cause or permit any "hazardous substance" (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Leased Property or any part thereof and neither the Leased Property, nor any part thereof shall ever be used as a dump site or a storage site (whether permanent or temporary) for any hazardous substance during the term of this Lease.

               (ii) Tenant hereby agrees, to indemnify Landlord and Landlord's Mortgagee and hold Landlord and Landlords Mortgagee harmless from and against any and all losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord or Landlord's Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from the Leased Property of any hazardous substance, including, without limitation, any losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "super fund" or "super lien" laws or other statute, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including, without limitation, strict liability, or standards of conduct concerning any hazardous substance.

               (iii) For purposes of this Lease, hazardous substances shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at anytime hereafter in effect other than those elements or compounds which are not present on the Leased Property in such amounts and/or quantities so as to be a regulated element or compound by the EPA or any other federal, state or local government entity.

                                  ARTICLE VIII

     8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS. Subject to Article XII regarding permitted contests, Tenant, at its expense, will promptly (a) comply with all Laws, Legal Requirements and Insurance Requirements in respect of the Intended Use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, conditions of participation, accreditation standards and other authorizations required for Intended Use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation any capital additions.

     8.2 LEGAL REQUIREMENT COVENANTS. Tenant covenants and agrees that the Leased Property shall not be used for any unlawful purpose nor shall Tenant permit any unlawful activity to take place in, on or about the Leased Property. Tenant further covenants and agrees that Tenant's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Laws and Legal Requirements unless the same are held by a court of competent jurisdiction to be unlawful. Tenant may, however, upon prior written notice to and the prior written consent of the Landlord contest the legality or applicability of any such Laws or Legal Requirement, or any licensure or certification decision if Tenant maintains such action in good faith, with due diligence, without prejudice to Landlord's rights hereunder, and at Tenant's sole cost and expense. If by the terms of any such Laws or Legal Requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Facility or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Tenant, on the prior written consent of Landlord, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Landlord to criminal liability or civil damages, fines, penalties or forfeitures of any nature or kind and Tenant both (a) furnishes to Landlord security reasonably satisfactory to Landlord against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith.

                                   ARTICLE IX

     9.1  MAINTENANCE AND REPAIR.

          9.1.1 MAINTENANCE AND REPAIR. Tenant, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Tenant's control in good order and repair (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Tenant shall not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Intended Use.

          9.1.2 LANDLORD'S OBLIGATIONS. Landlord shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

          9.1.3 CONTRACTORS. LIENS. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property as Landlord's Agent or in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof.

          9.1.4 CONDITION UPON SURRENDER. Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term of the Lease).

     9.2 ENCROACHMENTS AND RESTRICTIONS. If, as a result of action or inaction by or on behalf of Tenant, any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant shall, at its, expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either
(i)obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (ii)make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Tenant's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.


                                    ARTICLE X

     10. CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, Tenant shall make no structural alterations or repairs on the Leased Property and shall not enlarge or reduce the size of the Facility. No capital addition shall be made which would tie in or connect any Leased

Improvements on the Leased Property with any other improvements on property adjacent to or near the Leased Property (and not part of the land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion.

                                   ARTICLE XI

     11. LIENS. Subject to the provision of Article XII relating to permitted contests, Tenant shall not directly or indirectly create or allow to remain, and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) restrictions, liens and other, encumbrances which are consented to in advance in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet past due and payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by
Article XII, and (e) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than thirty (30) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII.

                                   ARTICLE XII

     12. PERMITTED CONTESTS. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand ($50,000) Dollars, then Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable; provided however, that the requirement of delivery of such opinion of Tenant's counsel may be waived by the Landlord upon prior written request of the Tenant, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent

(except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend, and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

     13.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Personal Property, insured with the kinds and amounts of insurance required pursuant to all Legal Requirements. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. The policies must name Landlord and Landlord's Mortgagee as an additional insured.

     13.2 NO SEPARATE INSURANCE. Tenant shall not, on Tenant's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Tenant, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.


                                   ARTICLE XIV

     14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Landlord and held by Landlord in trust or, if such proceeds exceed $1,000,000, held in trust by a third party trustee and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Landlord from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Landlord nor Tenant is required or elects to repair and restore, all such insurance proceeds) shall be retained by Landlord free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Landlord. The parties agree that to the extent the Landlord's mortgage lender imposes terms which are different from the terms described herein, the terms of such Lender's Mortgage shall.

     14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

          14.2.1 DESTRUCTION: FACILITY RENDERED UNSUITABLE. If during the Lease Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for Its Intended Use, Tenant shall either (A) promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (B) offer to acquire the Leased Property from Landlord. In the event Landlord does not accept Tenant's offer to so purchase the Leased Property, Tenant may either withdraw its offer to purchase the Leased Property and proceed to restore the Facility to substantially the same condition as existed immediately before the damage or destruction or terminate the Lease and Landlord shall be entitled to retain the insurance proceeds. In the event Tenant performs such restoration of the facility, it shall be entitled to insurance proceeds paid in connection with the destruction up to the amount paid by Tenant for such restoration.

          14.2.2 DESTRUCTION: FACILITY NOT RENDERED UNSUITABLE. If during the Lease Term, the Leased Improvements, Personal Property and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in
Article XIII, but the Facility is not thereby rendered Unsuitable for its Intended Use, Tenant shall promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease.

          14.2.3 COSTS IN EXCESS OF PROCEEDS. If the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under Article XIII, Tenant shall be obligated to contribute any excess amounts needed to restore the Facility. Such difference shall be paid by Tenant to Landlord to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration unless this Lease shall terminate pursuant to this Article XIV.

     14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. If during the Lease Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Tenant shall restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

     14.4 ABATEMENT OF RENT. This Lease shall remain in full force and effect and Tenant's obligation to make rent payments and to pay all other charges required by this Lease shall remain unabated except to the extent provided otherwise in Section 5.2 above.

     14.5 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Facility which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

     15.  CONDEMNATION.

     15.1 DEFINITIONS.


          15.1.1 CONDEMNATION. "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          15.1.2 DATE OF TAKING. "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          15.1.3 AWARD. "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

          15.1.4 CONDEMNOR. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Article XV.

     15.3 TOTAL TAKING. If the Leased Property is totally taken by condemnation, this Lease shall terminate on the Date of Taking.

     15.4 PARTIAL TAKING. If a portion of the Leased Property is taken by condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking. If as the result of any such partial taking by condemnation, this Lease is not terminated as provided above, Tenant shall be entitled to abatement of rent as provided in Section 5.2.

     15.5 RESTORATION. If there is a partial taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the award payable to Landlord, as provided herein.

     15.6 AWARD - DISTRIBUTION. The entire Award shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagees, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, the following:

          15.6.1 A sum attributable to the value, if any, of the leasehold interest of Tenant under this Lease, including, if any, relocation payments.

          15.6.2 Provided, however, that in any event Landlord shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater at the time of such Award of the fair market value of the Leased Property or the purchase price referred to in Exhibit 34.1.

     15.7 TEMPORARY TAKING. The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect except that the Minimum Rent shall be abated or reduced during such period of taking as provided in Section 5.2.

                                   ARTICLE XVI

     16.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") shall occur:

          16.1.1 EVENT OF DEFAULT. An Event of Default shall occur under this Lease, or

          16.1.2 PAYMENT DEFAULT. If Tenant shall fail to make payment of the Rent or other amounts payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of five
(5) business days after receipt by Tenant of notice thereof from Landlord, or

          16.1.3 NONPAYMENT DEFAULT. If Tenant shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of ten (10) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of ten (10) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, or

          16.1.4 BANKRUPTCY, INSOLVENCY. If Tenant shall:

               (i) admit in writing its inability to pay its debts generally as they become due,

               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

               (iii) make an assignment for the benefit of its creditors,

               (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

               (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

               (vi) if Tenant shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

          16.1.5 ASSIGNMENT, SUBLETTING. Assign, sublet or otherwise transfer this Lease or the Facility or Leased Property without Landlord's consent as required by Section 24 hereof.

          16.1.6 LIQUIDATION OR DISSOLUTION. If Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another corporation, unless the survivor of such merger or the purchaser of such assets shall assume all of Tenant's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Landlord, Landlord is provided an opinion of counsel, reasonably satisfactory to Landlord and addressed to Landlord stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), or

          16.1.7 ACTION AGAINST LEASEHOLD INTEREST. If the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or 30 days after receipt by Tenant of notice thereof from Landlord, (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

          16.1.8 DISCONTINUATION OF OPERATIONS. If, except as a result of damage, destruction or a partial or complete condemnation, Tenant voluntarily ceases operations on the Leased Property for a period in excess of one (1) day, or

          16.1.9 BREACH OF REPRESENTATIONS OR WARRANTIES. If any of the representations or warranties proves to be untrue when made in any material respect which materially and adversely affects Landlord, and which is not cured within ten (10) days after receipt by Tenant of notice from Landlord thereof, or, if not susceptible of being cured within the ten (10) days, Tenant has commenced to cure within ten (10) days after notice thereof and has thereafter diligently proceeded to cure such default in the representation or warranty.

          16.1.10 TERMINATION OF LICENSE: PENALTIES AND FINES. If Tenant receives any violation or noncompliance notices from any authority having jurisdiction over the Leased Property or the Facility, is threatened by such authority with loss of licensure or certification for the Facility, is fined or penalized by such authority or is threatened with the imposition at a fine or penalty by such authority, then, and in any such event, Landlord may terminate this Lease by giving Tenant not less than five (5) days' notice of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

          Tenant shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

     16.2 CERTAIN REMEDIES.

          16.2.1 REMEDIES AVAILABLE. If an Event of Default shall have occurred (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1 above) and be continuing, in addition to any other rights or remedies Landlord may have, Landlord shall have the option to exercise any one or more of the following remedies, it being agreed that pursuit of any remedy provided in this Lease shall not preclude pursuit of any other remedy or remedies herein provided or provided by law, and that any of such remedies may be pursued regardless of whether or not the Default continues to exist and whether or not Landlord accepts or has accepted Rent subsequent to the occurrence of such Default:

               (a) Terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender possession of the Leased Property to Landlord and Landlord may reenter and repossess the Leased Property, and, at Landlord's option, all personal property, fixtures and equipment in the Leased Property shall thereupon become the property of Landlord; and, in connection therewith, Landlord may use such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

               (b) With or without terminating this Lease, and without notice to Tenant, Landlord, at its option, exercisable in Landlord's sole discretion, may enter upon the Leased Premises, change the locks, and attempt to re-let the Leased Premises, without advertisement, by private negotiations and for any term and rental rate which Landlord in its sole discretion determines. Tenant shall not be liable to Landlord for the deficiency, if any, between all rent and other amounts due hereunder for the entire Term hereof and the Rent paid by the new lessee applicable to the remaining Term hereof (or any part thereof).

               (c) Pursue any and all other rights and remedies available at law or in equity.

          16.2.2 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any and all other rights and remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     16.3 WAIVER. If this Lease is terminated pursuant to Section 16.1, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.4 APPLICATION OF FUNDS. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State of Texas.


                                  ARTICLE XVII

     17. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in
Section 16.1, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

                    [ARTICLE XVIII INTENTIONALLY LEFT BLANK]

                                   ARTICLE XIX

                     [ARTICLE XIX INTENTIONALLY LEFT BLANK]

                                   ARTICLE XX

     20. HOLDING OVER. If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant at double the Rent provided for herein. During such period of month-to-month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased

Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                   ARTICLE XXI

                     [ARTICLE XXI INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXII

                     [ARTICLE XXII INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXIII


     23.1 INDEMNIFICATION OF LANDLORD. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, (f) any act, omission or negligence of Tenant, its agents, employees, invitees and others claiming by through or under Tenant. Any amounts which become payable by Tenant under this Section shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same subject to Landlord's prior written approval. To the extent Tenant makes payments to Landlord under this Article XXIII, Tenant shall become subrogated to the rights of Landlord for insurance proceeds. Nothing herein shall be construed as indemnifying Landlord against its own negligent acts or omissions or willful misconduct.

     23.2 INDEMNIFICATION OF TENANT. For the period prior to the Term of this Agreement, notwithstanding the existence of any insurance provided for in
Article XIII, and without regard to the policy limits of any such insurance, Landlord will protect, indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Tenant by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims occurring prior to the Term of this Agreement, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Landlord of the Leased Property occurring prior to the Term of this Agreement, (c) any Impositions (which are the obligations of Landlord to pay pursuant to the applicable provisions of this Lease) occurring prior to the Term of this Agreement, (d) any failure on the part of the Landlord to perform or comply with any of the terms of this Lease or any other agreement with Tenant, (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, occurring prior to the Term of this Agreement, (f) any act, omission or negligence of Landlord, its agents, employees, invitees and others claiming by through or under Landlord occurring prior to the Term of this Agreement, and (g) any matter raised in any regulatory survey by any federal or state agency concerning the Facility for the period prior to the Term of this Agreement. Any amounts which become payable by Landlord under this Section shall be paid within ten (10) days after liability therefor on the part of the Landlord is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Landlord, at is expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant or may compromise or otherwise dispose of the same as Landlord sees fit. To the extent Landlord makes payments to Tenant under this Article XXIII, Landlord shall become subrogated to the rights of Tenant for insurance proceeds. Nothing herein shall be construed as indemnifying Tenant against its own negligent acts or omissions or willful misconduct.

     23.3 SURVIVAL. Tenant's and Landlord's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.

                                  ARTICLE XXIV

     24. SUBLETTING AND ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion, and Landlord's Mortgagee, convey, pledge, mortgage, encumber or assign this Lease or any interest hereunder, whether voluntary or by operation of law, sublease the Leased Premises or any part thereof, or permit the use of the Leased Premises or any portion thereof by any party other than Tenant, including any affiliated entity of Tenant. Consent to any assignment or sublease shall not constitute a waiver of this provision with respect to any other assignment or sublease, and all later assignments or subleases shall be made likewise only with the prior written consent of Landlord and Landlord's Mortgagee. Any subtenant, assignee or successor of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no transfer, sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.


                                   ARTICLE XXV

     25.  OFFICER'S CERTIFICATES, FINANCIAL STATEMENTS, AND DISCLOSURES.

     25.1 ESTOPPEL CERTIFICATE. At any time and from time to time upon Tenant's receipt of not less than ten (10) days prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such certificate furnished pursuant to this Section may be relied upon by Landlord and any prospective purchaser of the Leased Property.

     25.2 FINANCIAL STATEMENTS. Tenant will furnish the following financial statements to Landlord:

               (i) Within 90 days after the end of each of Tenant's fiscal years, a copy of the audited (if available, otherwise unaudited) consolidated balance sheets of Tenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited consolidated (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in the financial position of Tenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved;

               (ii) Within 90 days after the end of each of Tenant's fiscal years, and together with the documents furnished in accordance with clause (i), an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Tenant is not in default in the performance or observance of any of the terms of this Lease, or if Tenant shall be in default to its knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

               (iii) Within 30 days after the end of each of Tenant's quarters, quarterly consolidated financial reports Tenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

               (iv) Within 90 days after the end of each of Tenant's fiscal years, a copy of each cost report filed with the appropriate governmental agency for each of the Facilities (and all amendments thereto whether contemporaneously or subsequently filed thereto);

     25.3 ADDITIONAL INFORMATION. Tenant shall furnish the following Additional Information to Landlord:

               (i) Within ten (10) days of receipt thereof, copies of all surveys (complaint, annual or otherwise), along with all accompanying letters, exhibits and information relating thereto and copies of any notices from any governmental agency relating to an investigation of Tenant's operations including without limitation HCFA, the OIG, the FBI, the State Medicated Fraud division, performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction thereto; and

               (ii) With reasonable promptness, such other information respecting the financial condition and affairs of Tenant and the Facility as Landlord may reasonably request from time to time; and

               (iii) Furnish to Landlord, within thirty (30) days of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Landlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program;

               (iv) The Landlord further reserves the right to require such other information relating to the financial affairs or operations of the Tenant and the Facility at such other times as Landlord shall reasonably require (including monthly or more frequently), and Tenant agrees to provide such information to Landlord within three (3) days from request. All financial statements must be in such form and detail as the Landlord shall from time to time reasonably request, provided, however, that Landlord will make reasonable efforts to use Tenant's existing forms of reports for all purposes.


                                  ARTICLE XXVI

     26. LANDLORD'S RIGHT TO INSPECT. Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations.


                                  ARTICLE XXVII

     27. NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

     28. REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.


                                  ARTICLE XXIX

     29. ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

                                   ARTICLE XXX

                     [ARTICLE XXX INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXI

     31. CONVEYANCE BY LANDLORD. Landlord may convey, transfer or assign this Lease or the Leased Property without the Tenant's consent.


                                  ARTICLE XXXII

     32. QUIET ENJOYMENT. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.

                                 ARTICLE XXXIII

     33. NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

     33.1 NOTICE TO TENANT.

          if to Tenant:

          At:    25 Penncraft Avenue, Suite 312
                 Chambersburg, PA  17201
                 Attention:  Carol A. Tschop

          with a copy to:

                 Blank Rome Comisky & McCauley LLP
                 One Logan Square
                 Philadelphia, PA  19103
                 Attention:  Harry D. Madonna, Esquire

     33.2 NOTICE TO LANDLORD:

          if to Landlord:

          At:    111 West Michigan Street
                 Milwaukee, WI 53203-2903
                 Attention: Vice President and General Counsel

          with a copy to:

                 Quarles & Brady LLP
                 411 East Wisconsin Avenue
                 Milwaukee, WI 53202
                 Attention: Hugh S. McManus

or to such other address as either party may hereafter designate, and shall be effective upon receipt.

                                  ARTICLE XXXIV

                    [ARTICLE XXXIV INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXV

     35.1 LANDLORD MAY GRANT LIENS. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 35.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty) and shall provide that it is subject to the rights of Tenant under this Lease, including the rights of Tenant to acquire the Leased Property pursuant to the applicable provisions of this Lease, except that Tenant's right of first refusal to purchase the Leased Property shall not be applicable upon a foreclosure sale or transfer in lieu thereof; provided, however, that any such purchaser or transferee shall take title subject to Tenant's rights to acquire the Leased Property. Any lender which takes an interest in the Leased Property pursuant to this Article (a) shall agree to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage, (b) shall agree to permit Tenant to cure any such default on Landlord's behalf within any applicable cure period, and Tenant shall be reimbursed by Landlord for any and all out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees), and (c) shall agree to permit Tenant to appear by its representative and to bid at any sale in foreclosure made with respect to any such mortgage.

     35.2 TENANT'S RIGHT TO CURE. Subject to the provisions of Section 35.3, if Landlord shall breach any covenant to be performed by it under this Lease, Tenant, after notice to and demand upon Landlord, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Tenant, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section 35.2 shall survive the termination of this Lease with respect to the Leased Property.

     35.3 BREACH BY LANDLORD. It shall be a breach of this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased Property), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                  ARTICLE XXXVI

     36.  MISCELLANEOUS.

     36.1 SURVIVAL. MODIFICATION. SUCCESSORS AND ASSIGNS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any late charges or similar costs provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     36.2 EXCULPATION OF LANDLORD. Tenant specifically agrees to look solely to Landlord's interest in the Leased Property for recovery of any judgment from Landlord, it being specifically agreed that no shareholder, director, officer, member, partner, or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor).

     Furthermore, except as otherwise expressly provided herein, in no event shall Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

     36.3 EXCULPATION OF TENANT. Landlord specifically agrees to look solely to Tenant's interest in the Leased Property for recovery of any judgment from Tenant, it being specifically agreed that no shareholder, director, officer, manager, member, partner, or employee of Tenant shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Landlord. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Landlord might otherwise have to obtain injunctive relief against Tenant or Tenant's successors in interest, or any action not involving the personal liability of Tenant (original or successor).

     Furthermore, except as otherwise expressly provided herein, in no event shall Tenant (original or successor) ever be liable to Landlord for any indirect or consequential damages suffered by Landlord from whatever cause.

     36.4 TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Landlord's option, Tenant shall use its best efforts to transfer to Landlord or Landlord's nominee and Tenant shall cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or Landlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility;

provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee. Notwithstanding anything in this Lease or elsewhere to the contrary, under no circumstances shall Landlord be obligated to seek or effectuate such a transfer or application therefore.

     36.5 CAPTIONS. Titles, Captions and Notations appearing in this instrument are provided merely for ease of reference, and the parties hereto expressly acknowledge and agree that such notations and titles do not constitute a part of this Lease, have no legal effect whatsoever in determining the rights or obligations of the parties, and shall have no bearing upon the meaning or interpretation of this agreement or any portion of it.

     36.6 NON-WAIVER. The failure by Landlord, whether once or more, to act upon a specific breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition nor of any subsequent breach of the same or any other term, covenant or condition herein contained. Any subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant timely to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be specifically expressed in writing by Landlord.

     36.7 SEVERABILITY. ENTIRE AGREEMENT. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those which or to which such may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     Except for any exhibits, attachments, plats, or other documents as may be affixed hereto, made a part hereof, and properly identified herewith, this Lease constitutes the entire contract between the parties, and shall not be otherwise affected by any other purported undertaking whether written or oral.

     36.8 TIME OF ESSENCE. Time shall be deemed to be of the essence with respect to all provisions of this Lease including without limitation all provisions relating to the payment of Rent, Impositions, Additional Charges, Additional Rent, and payments to third parties required to be made by the Tenant in order to comply with the provisions of this Lease. The fact that the phrase "time shall be deemed of the essence" or language of similar import has not been included in every section relating to the payment or performance of obligations shall not be deemed or construed to indicate that the parties did not intend to have time be deemed of the essence with respect to such payment or performance.

     36.9 COLLECTION OF RENT. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Rent and all other amounts due Landlord in accordance with the terms of this Lease.

     36.10 REMEDIES CUMULATIVE. All rights, powers, privileges and remedies conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

     36.11 GOVERNING LAW. The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease, but not including its conflict of laws rules.

     36.12 AUTHORITY OF PARTIES. If Tenant signs as an entity, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Lease and that each person signing on behalf of such entity is authorized to do so.

     36.13 TRANSFER OF LANDLORD'S INTEREST. Nothing herein shall in any way prohibit or restrict Landlord from conveying all or a portion of its right, title and interest in the Leased Premises and to this Lease to a third party or to an affiliate of Landlord. Upon any transfer of Landlord's interest in the Leased Premises and in this Lease to a third party or affiliate of Landlord, such transferee shall become "Landlord" hereunder and the transferor Landlord shall have no further obligations hereunder.

     36.14 NO PARTNERSHIP OR JOINT VENTURE. This Lease shall not be considered in any manner a partnership agreement joint venture between Landlord and Tenant.


                                 ARTICLE XXXVII

     37.   ATTORNMENT: SUBORDINATION.


     37.1 TENANT SUBORDINATION. Tenant accepts this Lease subject and subordinate to any Mortgage, Deed of Trust, Deed to Secure Debt or any other hypothecation or security now or hereafter placed upon the Leased Premises (any such instrument hereinafter called a "Mortgage") and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any holder of a Mortgage (herein "Landlord's Mortgagee") shall elect to have this Lease prior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage, whether this Lease is dated prior or subsequent to the date of said Mortgage, or the date of recording thereof.

     37.2 ESTOPPEL AGREEMENT. Although the provisions of this Article 37 shall be self-operative, Tenant agrees, upon request of Landlord or Landlord's Mortgagee, to execute any estoppel certificates and other documents required to effectuate any attornment, subordination or to make this Lease prior to the lien of any Mortgage. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant's attorney-in-fact.

     37.3 ATTORNEY IN FACT APPOINTMENT. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Article 37 such power of attorney being coupled with an interest.

     37.4 TENANT ATTORNMENT. If by reason of a default under the Mortgage upon the Leased Premises, the interest of Landlord in the Leased Premises is terminated, the Tenant will attorn to Landlord's Mortgagee at Landlord's mortgagee's sole option (or to any person or entity to which the Leased Premises is conveyed by such holder) and will recognize such holder, person or entity as Tenant's landlord under this Lease. Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Leased Premises in the event any proceeding is brought by Landlord's Mortgagee to terminate the interest of the Landlord in the Leased Premises, and agrees that this Lease shall not be affected in any way whatsoever by such proceeding.

     37.5 NOTICE OF DEFAULT TO LANDLORD'S MORTGAGES. If the Landlord defaults under this Lease, Tenant, before taking advantage of any rights or remedies granted to Tenant or by law, shall notify in writing, certified mail, return receipt requested, any Landlord's Mortgagee which holds a Mortgage and who has requested Tenant so to do and given Tenant its mailing address and Tenant shall allow Landlord's Mortgagee, at Landlord's Mortgagee's sole option, ten (10) days following receipt of such notice (plus any additional time that may be reasonably necessary) within which to cure such default. The time given to Landlord's Mortgagee to cure Landlord's default shall not run concurrently with any time granted to Landlord to cure such default, but shall run form the later of Landlord's Mortgagee's receipt of notice from Tenant of Landlord's default or the expiration of the time period, if any, given to Landlord to cure such default. Landlord's Mortgagee may, but shall not be obligated to, cure such default, and Tenant shall accept any such cure by Landlord's Mortgagee.


                                 ARTICLE XXXVIII

     38. RE-ENTRY DURING TERM. Landlord, its agents, officers or assigns, and Landlord's Mortgagee, shall have the right to enter the Leased Premises upon reasonable prior notice except in emergencies during normal working hours throughout the term of the Lease for the following purposes: inspecting the general condition and state of repair of the Leased Property; showing the Leased Property to any interested party; taking any emergency action which Landlord deems necessary to protect the Leased Property; inspecting the Leased Property as required by governmental agencies or insurance companies; or for any other reasonable purposes. Landlord's right of re-entry and right to inspect the Leased Property shall be subject to the privacy rights of residents and regulations pertaining to confidentiality of resident records.


                                  ARTICLE XXXIX

                    [ARTICLE XXXIX INTENTIONALLY LEFT BLANK]

                                  ARTICLE XXXX

     40. HEALTHCARE LICENSING, SURVEYS, COMPLIANCE NOTICES. Tenant shall give Landlord prompt written notice of (a) any notice of loss of Joint Commission or Accreditation of Healthcare Organizations accreditation, loss of participation under any material reimbursement program or loss of applicable and material health care licenses at the Facility and (b) any other material deficiency notice, compliance order of adverse report issued by any governmental authority or accreditation commission having jurisdiction over licensing, accreditation or operation of the Facility or by any governmental authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, would be reasonably likely to result in a material adverse effect on Tenant.

                                  ARTICLE XXXXI

     41. RIGHT OF FIRST REFUSAL. If at any time during the Term of this Lease Landlord , or any of its affiliated entities, shall receive an offer to sell the Leased Property, or to enter into a lease of the Leased Property, Tenant shall have a Right of First Refusal to purchase the Leased Premises or to renew this Lease on the same terms and conditions as are offered to the Landlord or any of its affiliates in such Offer to Purchase or Lease. Upon Landlord's notifications of an offer to purchase or lease of the Leased Property, Landlord shall, within ten (10) days of such notice, give written notice to Tenant of the proposed terms and conditions. Tenant shall have fifteen (15) days after written notification from the Landlord to advise Landlord of its intentions to purchase the Leased Premises or renew the Lease. In the event Tenant determines not to exercise its Right of First Refusal, Landlord shall be free to sell the Leased Premises or lease the Leased Property to the other party on the same terms and conditions as set forth in the notice provided to Tenant. In the event that the terms and conditions of the proposed purchase or lease are changed, Landlord shall advise Tenant in writing of the proposed changes and Tenant shall have another fifteen (15) days in which to make a determination as to whether to exercise its Right of First Refusal. In the event the Tenant notifies the Landlord that the Tenant shall purchase the Leased Property pursuant to its Right of First Refusal the closing of such purchase shall take place within 120 days from the receipt of such written notice from the Tenant.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Landlord:                                                               Tenant:
Extendicare Health Facilities, Inc.                                     Senior Health-Richland, LLC

By: /s/  Richard L. Bertrand                                            By: /s/  Carol A. Tschop
    -----------------------------------                                     ----------------------------------------
    Richard L. Bertrand                                                     Carol A. Tschop
    Its: Senior Vice President                                              Its:  President

State of Wisconsin                                                      State of Pennsylvania
County of Milwaukee                                                     County of Philadelphia

The foregoing instrument was acknowledged                               The foregoing instrument was acknowledged
before me this 25th day of September, 2001                              before me this 26th day of September, 2001
by Richard L. Bertrand as the Senior Vice-President                     by Carol A. Tschop as the President of
of Extendicare Health Facilities, Inc.                                  ______________________________________,
                                                                        on behalf of the corporation.

By: /s/  Sonja Vujatovic                                                By: /s/  Dorothy L. Wydra
    ----------------------------------------                                ----------------------------------------
    Notary Public, State of Wisconsin                                       Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                                        My commission (is permanent)
                                                                            (expires on 10-31-02)




           [Notarial Seal]                                                             [Notarial Seal]

                                   EXHIBIT 1.1

                                       TO
                   LEASE AGREEMENT DATED AS OF OCTOBER 1, 2001
                                     BETWEEN
                  EXTENDICARE HEALTH FACILITIES, INC., LANDLORD
                                       AND
                       SENIOR HEALTH-RICHLAND, LLC, TENANT


                                LEGAL DESCRIPTION

                                 EXHIBIT 16.1.1

                                       TO
                   LEASE AGREEMENT DATED AS OF OCTOBER 1, 2001
                                     BETWEEN
                  EXTENDICARE HEALTH FACILITIES, INC., LANDLORD
                                       AND
                       SENIOR HEALTH-RICHLAND, LLC, TENANT


                        OTHER TEXAS LEASES AND SUBLEASES

                                 OPERATING LEASE

                       EXTENDICARE HEALTH FACILITIES, INC.

                                    Landlord

                                       AND

                         SENIOR HEALTH-VILLA HAVEN, LLC

                                     Tenant

                           Dated as of October 1, 2001










                                      ------------------------------------------
                                      FACILITY:

                                      VILLA HAVEN HEALTH & REHABILITATION CENTER
                                      300 SOUTH JACKSON STREET
                                      BRECKENRIDGE, TX 76424
                                      ------------------------------------------

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

LIST OF EXHIBITS.............................................................vii

LEASE..........................................................................1

ARTICLE I......................................................................1
     1.     Leased Property; Term..............................................1
     1.1    Land...............................................................1
     1.2    Leased Improvements................................................1
     1.3    Related Rights.....................................................1
     1.4    Fixtures...........................................................1
     1.5    Personal Property..................................................1

ARTICLE II.....................................................................2
     2.     Definitions........................................................2
     2.1    Additional Charges.................................................2
     2.2    Affiliate..........................................................2
     2.3    Award..............................................................2
     2.4    Business Day.......................................................2
     2.5    Commencement Date..................................................2
     2.6    Condemnation, Condemnor............................................3
     2.7    Date of Taking.....................................................3
     2.8    Encumbrance........................................................3
     2.9    Event of Default...................................................3
     2.10   Facility...........................................................3
     2.11   Facility Mortgage..................................................3
     2.12   Facility Mortgagee.................................................3
     2.13   Fixtures...........................................................3
     2.14   Impositions........................................................3
     2.15   Insurance Requirements.............................................4
     2.16   Intended Use.......................................................4
     2.17   Land...............................................................4
     2.18   Landlord...........................................................4
     2.19   Lease..............................................................4
     2.19A  Lease Year.........................................................4
     2.20   Leased Improvements; Leased Property...............................4
     2.21   Legal Requirements.................................................4
     2.22   [Intentionally Left Blank].........................................4
     2.23   Officer's Certificate..............................................4
     2.24   Overdue Rate.......................................................4
     2.25   Payment Date.......................................................4

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

     2.26   Personal Property..................................................5
     2.27   Prime Rate.........................................................5
     2.28   Rent...............................................................5
     2.29   Taking.............................................................5
     2.30   Tenant.............................................................5
     2.31   Term...............................................................5
     2.32   Unavoidable Delays.................................................5
     2.33   Unsuitable For Its Intended Use....................................5
     2.34   Use................................................................5

ARTICLE III....................................................................5
     3.1    Rent and Additional Charges........................................5
            3.1.1   Rent.......................................................5
            3.1.2   Additional Charges.........................................6
     3.2    Net Lease..........................................................6

ARTICLE IV.....................................................................6
     4.1    Payment of Impositions.............................................6
     4.2    Notice of Impositions..............................................7
     4.3    Adjustment of Impositions..........................................7
     4.4    Utility Charges....................................................7
     4.5    Insurance Premiums.................................................8

ARTICLE V......................................................................8
     5.1    No Termination, Abatement..........................................8
     5.2    Abatement Procedures...............................................8

ARTICLE VI.....................................................................8
     6.1    Ownership of the Leased Property...................................8
     6.2    Personal Property..................................................8
     6.3    Transfer of Personal Property to Landlord..........................9
     6.4    Purchases of Personal Property by Tenant...........................9

ARTICLE VII....................................................................9
     7.1    Condition of the Leased Property...................................9
     7.2    Use of the Leased Property.........................................9
            7.2.1   Approvals, Licenses, Certifications........................9
            7.2.2   Use As Licensed Skilled Nursing Facility..................10
            7.2.3   Waste.....................................................10
            7.2.4   Adverse Use...............................................10
            7.2.5   Environmental Compliance..................................10

ARTICLE VIII..................................................................11
     8.1    Compliance with Legal and Insurance Requirements, Instruments.....11
     8.2    Legal Requirement Covenants.......................................12

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

ARTICLE IX....................................................................12
     9.1    Maintenance and Repair............................................12
            9.1.1   Maintenance and Repair....................................12
            9.1.2   Landlord's Obligations....................................12
            9.1.3   Contractors. Liens........................................13
            9.1.4   Condition Upon Surrender..................................13
     9.2    Encroachments and Restrictions....................................13

ARTICLE X.....................................................................14
     10.    Construction of Capital Additions to the Leased Property..........14

ARTICLE XI....................................................................14
     11.    Liens.............................................................14

ARTICLE XII...................................................................14
     12.    Permitted Contests................................................14

ARTICLE XIII..................................................................15
     13.1   General Insurance Requirements....................................15
     13.2   No Separate Insurance.............................................15

ARTICLE XIV...................................................................15
     14.1   Insurance Proceeds................................................15
     14.2   Reconstruction in the Event of Damage or Destruction
            Covered by Insurance..............................................16
            14.2.1  Destruction: Facility Rendered Unsuitable.................16
            14.2.2  Destruction: Facility Not Rendered Unsuitable.............16
            14.2.3  Costs in Excess of Proceeds...............................16
     14.3   Reconstruction in the Event of Damage or Destruction
            Not Covered by Insurance..........................................16
     14.4   Abatement of Rent.................................................17
     14.5   Waiver............................................................17

ARTICLE XV....................................................................17
     15.    Condemnation......................................................17
     15.1   Definitions.......................................................17
            15.1.1  Condemnation..............................................17
            15.1.2  Date of Taking............................................17
            15.1.3  Award.....................................................17
            15.1.4  Condemnor.................................................17
     15.2   Parties' Rights and Obligations...................................17
     15.3   Total Taking......................................................17
     15.4   Partial Taking....................................................17
     15.5   Restoration.......................................................17

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

     15.6   Award--Distribution...............................................18
            15.6.1............................................................18
            15.6.2............................................................18
     15.7   Temporary Taking..................................................18

ARTICLE XVI...................................................................18
     16.1   Events of Default.................................................18
            16.1.1  Event of Default..........................................18
            16.1.2  Payment Default...........................................18
            16.1.3  Nonpayment Default........................................18
            16.1.4  Bankruptcy, Insolvency....................................18
            16.1.5  Assignment, Subletting....................................19
            16.1.6  Liquidation or Dissolution................................19
            16.1.7  Action Against Leasehold Interest.........................19
            16.1.8  Discontinuation of Operations.............................19
            16.1.9  Breach of Representations or Warranties...................19
            16.1.10 Termination of License: Penalties and Fines...............20
     16.2   Certain Remedies..................................................20
            16.2.1  Remedies Available........................................20
            16.2.2............................................................21
     16.3   Waiver............................................................21
     16.4   Application of Funds..............................................21

ARTICLE XVII..................................................................21
     17.    Landlord's Right to Cure Tenant's Default.........................21

ARTICLE XVIII [ARTICLE XVIII INTENTIONALLY LEFT BLANK]........................21

ARTICLE XIX [ARTICLE XIX INTENTIONALLY LEFT BLANK]............................21

ARTICLE XX....................................................................22
     20.    Holding Over......................................................22

ARTICLE XXI [ARTICLE XXI INTENTIONALLY LEFT BLANK]............................22

ARTICLE XXII [ARTICLE XXII INTENTIONALLY LEFT BLANK]..........................22

ARTICLE XXIII.................................................................22
     23.1   Indemnification of Landlord.......................................22
     23.2   Indemnification of Tenant.........................................23
     23.3   Survival..........................................................23

ARTICLE XXIV..................................................................23
     24.    Subletting and Assignment.........................................23

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

ARTICLE XXV...................................................................24
     25.    Officer's Certificates, Financial Statements, and Disclosures.....24
     25.1   Estoppel Certificate..............................................24
     25.2   Financial Statements..............................................24
     25.3   Additional Information............................................25

ARTICLE XXVI..................................................................25
     26.    Landlord's Right to Inspect.......................................25

ARTICLE XXVII.................................................................26
     27.    No Waiver.........................................................26

ARTICLE XXVIII................................................................26
     28.    Remedies Cumulative...............................................26

ARTICLE XXIX..................................................................26
     29.    Acceptance of Surrender...........................................26

ARTICLE XXX [ARTICLE XXX INTENTIONALLY LEFT BLANK]............................26

ARTICLE XXXI..................................................................26
     31.    Conveyance by Landlord............................................26

ARTICLE XXXII.................................................................26
     32.    Quiet Enjoyment...................................................26

ARTICLE XXXIII................................................................27
     33.    Notices...........................................................27
     33.1   Notice To Tenant..................................................27
     33.2   Notice To Landlord................................................27

ARTICLE XXXIV [ARTICLE XXXIV INTENTIONALLY LEFT BLANK]........................28

ARTICLE XXXV..................................................................28
     35.1   Landlord May Grant Liens..........................................28
     35.2   Tenant's Right to Cure............................................28
     35.3   Breach by Landlord................................................29

ARTICLE XXXVI.................................................................29
     36.    Miscellaneous.....................................................29
     36.1   Survival. Modification. Successors and Assigns....................29
     36.2   Exculpation of Landlord...........................................29
     36.3   Exculpation of Tenant.............................................29
     36.4   Transfers of Licenses Upon Termination............................30
     36.5   Captions..........................................................30

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

     36.6   Non-Waiver........................................................30
     36.7   Severability. Entire Agreement....................................30
     36.8   Time of Essence...................................................31
     36.9   Collection of Rent................................................31
     36.10  Remedies Cumulative...............................................31
     36.11  Governing Law.....................................................31
     36.12  Authority of Parties..............................................31
     36.13  Transfer of Landlord's Interest...................................31
     36.14  No Partnership or Joint Venture...................................31

ARTICLE XXXVII................................................................31
     37.    Attornment: Subordination.........................................31
     37.1   Tenant Subordination..............................................31
     37.2   Estoppel Agreement................................................32
     37.3   Attorney In Fact Appointment......................................32
     37.4   Tenant Attornment.................................................32
     37.5   Notice of Default to Landlord's Mortgages.........................32

ARTICLE XXXVIII...............................................................32
     38.    Re-Entry During Term..............................................32

ARTICLE XXXIX [ARTICLE XXXIX INTENTIONALLY LEFT BLANK]........................33

ARTICLE XXXX..................................................................33
     40.    Healthcare Licensing, Surveys, Compliance Notices.................33

ARTICLE XXXXI.................................................................33
     41.    Right of First Refusal............................................33

                                LIST OF EXHIBITS



Exhibit 1.1         Legal Description

Exhibit 16.1.1      Other Texas Leases and Subleases

                                      LEASE



          THIS LEASE ("Lease") is dated as of October 1, 2001, and is between Extendicare Health Facilities, Inc., a Wisconsin corporation, 111 West Michigan Street, Milwaukee, WI 53203 ("Landlord"), a Texas limited liability company, and Senior Health-Villa Haven, LLC ("Tenant"), a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 1720l.

                                    ARTICLE I

     1.   LEASED PROPERTY; TERM.

          Upon and subject to the terms and conditions hereinafter set forth, Landlord hereby rents and leases to Tenant and Tenant hereby rents and leases from Landlord all of Landlord's rights and interest in and to the following real and personal property (collectively, the "Leased Property"):

     1.1 LAND. The real property described in Exhibit 1.1 attached hereto (the "Land");

     1.2 LEASED IMPROVEMENTS. All buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively the "Leased Improvements");

     1.3 RELATED RIGHTS. All easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively the "Related Rights");

     1.4 FIXTURES. All permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Personal Property as defined below (collectively the "Fixtures");

     1.5 PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, movable walls or partitions, trade fixtures or other tangible personal property, used or useful in Tenant's business on the Leased Property, including without limitation all items of furniture, furnishings, equipment, together with all replacements, modifications, alterations, and additions thereto including without limitation any and all replacements and additions of personal property made by Tenant during the term at Tenant's cost and expense except items, if any, included within the definition of Fixtures but excluding (a) any Personal Property which is being leased by the Tenant pursuant to an Equipment Lease as defined below (b) cash and equivalents, (c) manuals, forms or related documents containing information proprietary to Landlord, including, without limitation, operational, nursing, administrative, policy/procedure and other similar manuals, and (d) any and all software programs, systems, methods, functions and documentation relating thereto ("Software Programs") which have been developed by Landlord or Landlord's affiliated companies including without limitation Virtual Care Provider, Inc. and any Software Programs which are owned by third-party vendors and have been licensed to Landlord or Landlord's affiliated companies (collectively the "Personal Property");

To have and to hold for a term of five (5) years (the "Term") commencing on October 1, 2001 (the "Commencement Date") and ending at11:59 p.m. on September 30, 2006 (the "Expiration Date"), unless this Lease is sooner terminated as hereinafter provided.


                                   ARTICLE II

     2. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     2.1  ADDITIONAL CHARGES: As defined in Article III.

     2.2 AFFILIATE: When used with respect to any corporation, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests, membership interests or other equity interests.

     2.3  AWARD: As defined in Article XV.

     2.4 BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks are authorized, or obligated, by law or executive order, to close.

     2.5  COMMENCEMENT DATE: As defined in Article I.

     2.6  CONDEMNATION, CONDEMNOR: As defined in Article XV.

     2.7  DATE OF TAKING: As defined in Article XV.

     2.8  ENCUMBRANCE: As defined in Article XXXVI.

     2.9  EVENT OF DEFAULT: As defined in Article XVI.

     2.10 FACILITY: The skilled nursing facility currently operated on the Leased Property generally described as Villa Haven Health and Rehabilitation Center, a duly licensed 92 bed skilled nursing facility which beds are all currently licensed and useable.

     2.11 FACILITY MORTGAGE: As defined in Article XIII.

     2.12 FACILITY MORTGAGEE: As defined in Article XIII.

     2.13 FIXTURES: As defined in Article I.

     2.14 IMPOSITIONS: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Landlord, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent or Additional Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Tenant to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other person or (2) any transfer, or net revenue tax of Landlord or any other person or (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof, or (4), except as expressly provided elsewhere in this Lease, any principal or interest on any assumed indebtedness on the Leased Property, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     2.15 INSURANCE REQUIREMENTS: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     2.16 INTENDED USE: As defined in Section 7.2.2 below

     2.17 LAND: As defined in Article I.

     2.18 LANDLORD: As defined in the Preamble.

     2.19 LEASE: As defined in the Preamble.

     2.19A LEASE YEAR: "Lease Year" shall mean a consecutive 12 calendar month period commencing on the Commencement Date of this Lease and ending on the day immediately preceding the anniversary of said Commencement Date. In the event that the Commencement Date is not the first day of a month, the Lease Year shall include the period from the Commencement Date through the end of the month in which the Commencement Date occurs and for that Lease Year the Lease Year shall be a 12 consecutive month period plus the additional period from the Commencement Date to the end of the month in which the Commencement Date occurs.

     2.20 LEASED IMPROVEMENTS; LEASED PROPERTY: Each as defined in Article I.

     2.21 LEGAL REQUIREMENTS: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property, the construction, use or alteration thereof, or the ownership and/or operation of the Facility as a skilled nursing facility and any related services whether now or hereafter enacted and in force, including without limitation any and all laws relating to the licensure of the Facility as a skilled nursing facility and the certification of the Facility under the Medicare and State Medicaid programs, including any which may (i) require repairs, modifications or alterations in or to the Leased Property or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property (collectively hereafter the "Laws").

     2.22 [INTENTIONALLY LEFT BLANK].

     2.23 OFFICER'S CERTIFICATE: A certificate of Tenant signed by an officer authorized to so sign by the board of directors or by-laws.

     2.24 OVERDUE RATE: On any date, a rate equal to 4% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

     2.25 PAYMENT DATE: Any due date for the payment of the installments of Rent, Additional Charges or any other sums payable under this Lease.

     2.26 PERSONAL PROPERTY: As defined in Article I.

     2.27 PRIME RATE: On any date, a rate equal to the annual rate on such date announced by Bank of America, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing.

     2.28 RENT: The amounts described in Article III.

     2.29 TAKING: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     2.30 TENANT: As defined in the Preamble.

     2.31 TERM: As defined in Article I.

     2.32 UNAVOIDABLE DELAYS: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease or any guaranty of this Lease.

     2.33 UNSUITABLE FOR ITS INTENDED USE: A state or condition of the Facility such that by reason of damage or destruction, or a partial taking by condemnation, in the good faith judgment of Landlord and Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Intended Use taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or partial taking.

     2.34 USE: As defined in 7.2.2.


                                   ARTICLE III

     3.1 RENT AND ADDITIONAL CHARGES. Tenant will pay to Landlord or directly to the appropriate entity in the case of Impositions and Additional Charges in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Landlord's address set forth above or at such other place or to such other person, firms or corporations as Landlord from time to time may designate in writing, Rent (as defined below), and Additional Charges (as defined below) during the Term, as follows:

     3.1.1 RENT. The Tenant hereby covenants and agrees to pay to the Landlord, without any deduction or setoff whatsoever and without any demand or notice, the fixed annual rent (subject to annual adjustments described below) in the amount of Three Hundred Nine Thousand Dollars ($309,000.00) ("Annual Rent"). The Fixed Annual Rent shall be paid in equal consecutive monthly installments of Twenty-Five Thousand Seven Hundred Fifty Dollars ($25,750.00), in advance on or before the fifth day of each month, time being of the essence ("Monthly Rent"). The Monthly Rent shall be adjusted with any adjustment to the Annual Rent. All payments shall be made to Landlord at the address set forth in the notice section hereof or at such other place as the Landlord may designate from time to time in writing. In the event that the first and last months of the Term are not full calendar months, the Monthly Rent for such months shall be prorated.

          The Annual Rent shall be increased on the anniversary date of each year during the Term of this Lease by an amount equal to the percentage increase, if any, in the average Medicaid per diem received by the Facility since the Commencement Date of the Lease and, thereafter, by the average Medicaid per diem received by the Facility since the date of the last Annual Rent increase. The increases shall be set forth in an Addendum to the Lease.

     3.1.2 ADDITIONAL CHARGES. In addition to the Rent, (1) Tenant will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including without limitation all Impositions and charges, costs and expenses described in Section 2.22, plus sales tax, and (2) in the event of any failure on the part of Tenant to pay any of those items referred to in clause
(1) above, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Rent. If any installment of Rent, or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within three (3) Business Days after its due date, Tenant will pay Landlord on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

     3.2 NET LEASE. The Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of Rent and Additional Charges throughout the Term. It is the express intent of the Landlord and Tenant that each and every cost and expense of using, operating, maintaining or holding any interest in the Leased Property (except any federal, state, or local taxes payable by Landlord on the Rent received by Landlord from its leasing of the Leased Property) be Tenant's sole cost and responsibility whether foreseen or unforeseen, ordinary or extraordinary.


                                   ARTICLE IV

     4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will simultaneously with such payment, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Tenant's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Landlord's net income, gross receipts, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article XVI. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Billings for reimbursement by Tenant to Landlord of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

     4.2 NOTICE OF IMPOSITIONS. Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions.

     4.3 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

     4.4 UTILITY CHARGES. Tenant will pay or cause to be paid all charges for electricity, power, gas, oil, water and all other utilities used in the Leased Property during the Term.

     4.5 INSURANCE PREMIUMS. Tenant will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.


                                    ARTICLE V

     5.1 NO TERMINATION, ABATEMENT. Except as otherwise specifically provided in this Lease, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (d) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.

     5.2  ABATEMENT PROCEDURES. In the event of a partial taking as described in
Section 15.4, temporary taking as described in Section 15.7, or damage to or destruction of the Leased Property as described in Sections 14.2 and 14.3, which taking, damage or destruction does not render the Leased Property Unsuitable for its Primary Intended Use, the Lease shall not terminate, but the Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of usable beds affected by such partial taking or damage or destruction.


                                   ARTICLE VI

     6.1 OWNERSHIP OF THE LEASED PROPERTY. Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2 PERSONAL PROPERTY. After the Commencement of this Lease, Tenant may (and shall as provided herein below), at its expense, install, affix, assemble or place on any portion of the Land or in any of the Leased Improvements, any items of personal property (for purposes of this Article VI the "New Personal Property"; as used in any other Article of this Lease, Personal Property includes all personal property, including New Personal Property), and such New Personal Property and replacements thereof, shall be at all times the property of Tenant, free and clear of all liens subject to Landlord's rights set forth in
Section 6.3 hereof. Tenant shall provide and maintain during the entire Lease Term all Personal Property and New Personal Property, including, without limitation, all personal property necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Intended Use. Upon expiration or termination of the Lease, Tenant will, at its expense, restore the Leased Property to the condition required by Section 9.1.4.

     6.3 TRANSFER OF PERSONAL PROPERTY TO LANDLORD. Upon the expiration or earlier termination of this Lease, all Personal Property including New Personal Property shall become the property of Landlord, if not already owned by Landlord, and Tenant shall execute all documents and take any actions reasonably necessary to evidence such ownership.

     6.4 PURCHASES OF PERSONAL PROPERTY BY TENANT. Nothing in this Lease shall prohibit Tenant from purchasing or leasing personal property for use in the Facility subject to Landlord's prior written approval. In such event such personal property shall be deemed New Personal Property.


                                   ARTICLE VII

     7.1 CONDITION OF THE LEASED PROPERTY. Tenant acknowledges receipt and delivery of possession of the Leased Property and that Tenant has examined and otherwise has full knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing the Leased Property "AS IS" in its present condition. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property. Landlord MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO TENANT.

     7.2  USE OF THE LEASED PROPERTY.

          7.2.1 APPROVALS, LICENSES, CERTIFICATIONS. Landlord represents that it has full power and authority to lease the Leased Property subject to the fulfillment of any conditions precedent set forth herein and subject to compliance by the Tenant with Tenant's obligations set forth herein. Tenant covenants that it will proceed with all due diligence and will obtain prior to the Commencement Date and maintain throughout the Term all approvals, licenses, certifications and accreditations needed to use and operate the Leased Property and the Facility under applicable local, state and federal law, including but not limited to Laws relating to the licensure of the Facility and Medicare and/or Medicaid certification for its Intended Use (defined below). Tenant shall, within 48 hours of receipt, forward to the Landlord a complete and legible copy of any and all violation(s), or noncompliance notice(s), surveys, deficiencies, and other notices from licensing, certification, accreditation, and government agencies and insurance carriers relating to the Leased Property. Tenant shall immediately correct any and all matters set forth in such notice(s) and provide Landlord with copies of any plans of correction, letters and documentation relating to such correction and any other information requested by Landlord.

          7.2.2 USE AS LICENSED SKILLED NURSING FACILITY. After the Commencement Date and during the entire Term, Tenant shall use the Leased Property and the improvements thereon solely as a licensed skilled nursing facility and for no other use or purpose ("Intended Use" or "Use"). Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply in all material respects with all Legal Requirements applicable to the possession and use of the Leased Property for its Intended Use as a nursing facility with the number of licensed beds described herein.

          Tenant covenants and agrees that during the Term it shall operate continuously the Leased Property as a duly licensed and certified skilled nursing facility and to maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility. Tenant covenants and agrees to take any and all actions, at tenant's sole cost and expense, to maintain the Facility during the Term as a duly licensed Facility for the number of beds, the licenses, certifications, and accreditations in effect or retroactive to the Commencement Date and upon expiration or earlier termination to deliver the Leased Property to Landlord fully licensed, certified and accredited asa skilled nursing facility duly licensed for the number of beds as of the Commencement Date and certified for participation in the Medicare and Medicaid programs. Upon termination of this Lease for any reason, Tenant will return the Leased Property including without limitation the Facility and all operations conducted at the Facility qualified and sufficient for licensing by all governmental agencies having jurisdiction over the Facility as a skilled care nursing facility. The Leased Property shall be surrendered in good, operable order, condition and repair. Tenant shall cooperate to assure that the Facility is turned over to the Landlord or the Landlord's designee in condition suitable to have the operations at the Facility continue without disruption as a skilled care nursing facility duly licensed and certified by the Medicare and Medicaid programs.

          7.2.3 WASTE. Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon.

          7.2.4 ADVERSE USE. Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition, or Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

          7.2.5 ENVIRONMENTAL COMPLIANCE. (i) Tenant hereby agrees that as a material inducement to Landlord entering into this Lease, Tenant covenants that Tenant shall not cause or permit any "hazardous substance" (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Leased Property or any part thereof and neither the Leased Property, nor any part thereof shall ever be used as a dump site or a storage site (whether permanent or temporary) for any hazardous substance during the term of this Lease.

               (ii) Tenant hereby agrees, to indemnify Landlord and Landlord's Mortgagee and hold Landlord and Landlords Mortgagee harmless from and against any and all losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord or Landlord's Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from the Leased Property of any hazardous substance, including, without limitation, any losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "super fund" or "super lien" laws or other statute, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including, without limitation, strict liability, or standards of conduct concerning any hazardous substance.

               (iii) For purposes of this Lease, hazardous substances shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at anytime hereafter in effect other than those elements or compounds which are not present on the Leased Property in such amounts and/or quantities so as to be a regulated element or compound by the EPA or any other federal, state or local government entity.


                                  ARTICLE VIII

     8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS. Subject to Article XII regarding permitted contests, Tenant, at its expense, will promptly (a) comply with all Laws, Legal Requirements and Insurance Requirements in respect of the Intended Use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, conditions of participation, accreditation standards and other authorizations required for Intended Use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation any capital additions.

     8.2 LEGAL REQUIREMENT COVENANTS. Tenant covenants and agrees that the Leased Property shall not be used for any unlawful purpose nor shall Tenant permit any unlawful activity to take place in, on or about the Leased Property. Tenant further covenants and agrees that Tenant's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Laws and Legal Requirements unless the same are held by a court of competent jurisdiction to be unlawful. Tenant may, however, upon prior written notice to and the prior written consent of the Landlord contest the legality or applicability of any such Laws or Legal Requirement, or any licensure or certification decision if Tenant maintains such action in good faith, with due diligence, without prejudice to Landlord's rights hereunder, and at Tenant's sole cost and expense. If by the terms of any such Laws or Legal Requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Facility or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Tenant, on the prior written consent of Landlord, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Landlord to criminal liability or civil damages, fines, penalties or forfeitures of any nature or kind and Tenant both (a) furnishes to Landlord security reasonably satisfactory to Landlord against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith.


                                   ARTICLE IX

     9.1  MAINTENANCE AND REPAIR.

          9.1.1 MAINTENANCE AND REPAIR. Tenant, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Tenant's control in good order and repair (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Tenant shall not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Intended Use.

          9.1.2 LANDLORD'S OBLIGATIONS. Landlord shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

          9.1.3 CONTRACTORS. LIENS. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property as Landlord's Agent or in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof.

          9.1.4 CONDITION UPON SURRENDER. Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term of the Lease).

     9.2 ENCROACHMENTS AND RESTRICTIONS. If, as a result of action or inaction by or on behalf of Tenant, any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant shall, at its, expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either
(i)obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (ii)make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Tenant's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.


                                    ARTICLE X

     10. CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, Tenant shall make no structural alterations or repairs on the Leased Property and shall not enlarge or reduce the size of the Facility. No capital addition shall be made which would tie in or connect any Leased

Improvements on the Leased Property with any other improvements on property adjacent to or near the Leased Property (and not part of the land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion.


                                   ARTICLE XI

     11. LIENS. Subject to the provision of Article XII relating to permitted contests, Tenant shall not directly or indirectly create or allow to remain, and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) restrictions, liens and other, encumbrances which are consented to in advance in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet past due and payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by
Article XII, and (e) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than thirty (30) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII.


                                   ARTICLE XII

     12. PERMITTED CONTESTS. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand ($50,000) Dollars, then Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable; provided however, that the requirement of delivery of such opinion of Tenant's counsel may be waived by the Landlord upon prior written request of the Tenant, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent

(except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend, and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.


                                  ARTICLE XIII

     13.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Personal Property, insured with the kinds and amounts of insurance required pursuant to all Legal Requirements. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. The policies must name Landlord and Landlord's Mortgagee as an additional insured.

     13.2 NO SEPARATE INSURANCE. Tenant shall not, on Tenant's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Tenant, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.


                                   ARTICLE XIV

     14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Landlord and held by Landlord in trust or, if such proceeds exceed $1,000,000, held in trust by a third party trustee and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Landlord from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Landlord nor Tenant is required or elects to repair and restore, all such insurance proceeds) shall be retained by Landlord free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Landlord. The parties agree that to the extent the Landlord's mortgage lender imposes terms which are different from the terms described herein, the terms of such Lender's Mortgage shall.

     14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

          14.2.1 DESTRUCTION: FACILITY RENDERED UNSUITABLE. If during the Lease Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for Its Intended Use, Tenant shall either (A) promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (B) offer to acquire the Leased Property from Landlord. In the event Landlord does not accept Tenant's offer to so purchase the Leased Property, Tenant may either withdraw its offer to purchase the Leased Property and proceed to restore the Facility to substantially the same condition as existed immediately before the damage or destruction or terminate the Lease and Landlord shall be entitled to retain the insurance proceeds. In the event Tenant performs such restoration of the facility, it shall be entitled to insurance proceeds paid in connection with the destruction up to the amount paid by Tenant for such restoration.

          14.2.2 DESTRUCTION: FACILITY NOT RENDERED UNSUITABLE. If during the Lease Term, the Leased Improvements, Personal Property and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in
Article XIII, but the Facility is not thereby rendered Unsuitable for its Intended Use, Tenant shall promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease.

          14.2.3 COSTS IN EXCESS OF PROCEEDS. If the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under Article XIII, Tenant shall be obligated to contribute any excess amounts needed to restore the Facility. Such difference shall be paid by Tenant to Landlord to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration unless this Lease shall terminate pursuant to this Article XIV.

     14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. If during the Lease Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Tenant shall restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

     14.4 ABATEMENT OF RENT. This Lease shall remain in full force and effect and Tenant's obligation to make rent payments and to pay all other charges required by this Lease shall remain unabated except to the extent provided otherwise in Section 5.2 above.

     14.5 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Facility which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

     15.  CONDEMNATION.

     15.1 DEFINITIONS.

          15.1.1 CONDEMNATION. "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          15.1.2 DATE OF TAKING. "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          15.1.3 AWARD. "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

          15.1.4 CONDEMNOR. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Article XV.

     15.3 TOTAL TAKING. If the Leased Property is totally taken by condemnation, this Lease shall terminate on the Date of Taking.

     15.4 PARTIAL TAKING. If a portion of the Leased Property is taken by condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking. If as the result of any such partial taking by condemnation, this Lease is not terminated as provided above, Tenant shall be entitled to abatement of rent as provided in Section 5.2.

     15.5 RESTORATION. If there is a partial taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the award payable to Landlord, as provided herein.

     15.6 AWARD--DISTRIBUTION. The entire Award shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagees, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, the following:

          15.6.1 A sum attributable to the value, if any, of the leasehold interest of Tenant under this Lease, including, if any, relocation payments.

          15.6.2 Provided, however, that in any event Landlord shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater at the time of such Award of the fair market value of the Leased Property or the purchase price referred to in Exhibit 34.1.

     15.7 TEMPORARY TAKING. The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect except that the Minimum Rent shall be abated or reduced during such period of taking as provided in Section 5.2.


                                   ARTICLE XVI

     16.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") shall occur:

          16.1.1 EVENT OF DEFAULT. An Event of Default shall occur under this Lease, or

          16.1.2 PAYMENT DEFAULT. If Tenant shall fail to make payment of the Rent or other amounts payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of five
(5) business days after receipt by Tenant of notice thereof from Landlord, or

          16.1.3 NONPAYMENT DEFAULT. If Tenant shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of ten (10) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of ten (10) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, or

          16.1.4 BANKRUPTCY, INSOLVENCY. If Tenant shall:

               (i) admit in writing its inability to pay its debts generally as they become due,

               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

               (iii) make an assignment for the benefit of its creditors,

               (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

               (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

               (vi) if Tenant shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

          16.1.5 ASSIGNMENT, SUBLETTING. Assign, sublet or otherwise transfer this Lease or the Facility or Leased Property without Landlord's consent as required by Section 24 hereof.

          16.1.6 LIQUIDATION OR DISSOLUTION. If Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another corporation, unless the survivor of such merger or the purchaser of such assets shall assume all of Tenant's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Landlord, Landlord is provided an opinion of counsel, reasonably satisfactory to Landlord and addressed to Landlord stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), or

          16.1.7 ACTION AGAINST LEASEHOLD INTEREST. If the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or 30 days after receipt by Tenant of notice thereof from Landlord, (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

          16.1.8 DISCONTINUATION OF OPERATIONS. If, except as a result of damage, destruction or a partial or complete condemnation, Tenant voluntarily ceases operations on the Leased Property for a period in excess of one (1) day, or

          16.1.9 BREACH OF REPRESENTATIONS OR WARRANTIES. If any of the representations or warranties proves to be untrue when made in any material respect which materially and adversely affects Landlord, and which is not cured within ten (10) days after receipt by Tenant of notice from Landlord thereof, or, if not susceptible of being cured within the ten (10) days, Tenant has commenced to cure within ten (10) days after notice thereof and has thereafter diligently proceeded to cure such default in the representation or warranty.

          16.1.10 TERMINATION OF LICENSE: PENALTIES AND FINES. If Tenant receives any violation or noncompliance notices from any authority having jurisdiction over the Leased Property or the Facility, is threatened by such authority with loss of licensure or certification for the Facility, is fined or penalized by such authority or is threatened with the imposition at a fine or penalty by such authority, then, and in any such event, Landlord may terminate this Lease by giving Tenant not less than five (5) days' notice of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

          Tenant shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

     16.2 CERTAIN REMEDIES.

          16.2.1 REMEDIES AVAILABLE. If an Event of Default shall have occurred (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1 above) and be continuing, in addition to any other rights or remedies Landlord may have, Landlord shall have the option to exercise any one or more of the following remedies, it being agreed that pursuit of any remedy provided in this Lease shall not preclude pursuit of any other remedy or remedies herein provided or provided by law, and that any of such remedies may be pursued regardless of whether or not the Default continues to exist and whether or not Landlord accepts or has accepted Rent subsequent to the occurrence of such Default:

               (a) Terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender possession of the Leased Property to Landlord and Landlord may reenter and repossess the Leased Property, and, at Landlord's option, all personal property, fixtures and equipment in the Leased Property shall thereupon become the property of Landlord; and, in connection therewith, Landlord may use such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

               (b) With or without terminating this Lease, and without notice to Tenant, Landlord, at its option, exercisable in Landlord's sole discretion, may enter upon the Leased Premises, change the locks, and attempt to re-let the Leased Premises, without advertisement, by private negotiations and for any term and rental rate which Landlord in its sole discretion determines. Tenant shall not be liable to Landlord for the deficiency, if any, between all rent and other amounts due hereunder for the entire Term hereof and the Rent paid by the new lessee applicable to the remaining Term hereof (or any part thereof).

               (c) Pursue any and all other rights and remedies available at law or in equity.

          16.2.2 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any and all other rights and remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

          16.3 WAIVER. If this Lease is terminated pursuant to Section 16.1, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

          16.4 APPLICATION OF FUNDS. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State of Texas.


                                  ARTICLE XVII

     17. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in
Section 16.1, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.


                                  ARTICLE XVIII

                    [ARTICLE XVIII INTENTIONALLY LEFT BLANK]


                                   ARTICLE XIX

                     [ARTICLE XIX INTENTIONALLY LEFT BLANK]


                                   ARTICLE XX

     20. HOLDING OVER. If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant at double the Rent provided for herein. During such period of month-to-month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased

Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.


                                   ARTICLE XXI

                     [ARTICLE XXI INTENTIONALLY LEFT BLANK]


                                  ARTICLE XXII

                     [ARTICLE XXII INTENTIONALLY LEFT BLANK]


                                  ARTICLE XXIII

     23.1 INDEMNIFICATION OF LANDLORD. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, (f) any act, omission or negligence of Tenant, its agents, employees, invitees and others claiming by through or under Tenant. Any amounts which become payable by Tenant under this Section shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same subject to Landlord's prior written approval. To the extent Tenant makes payments to Landlord under this Article XXIII, Tenant shall become subrogated to the rights of Landlord for insurance proceeds. Nothing herein shall be construed as indemnifying Landlord against its own negligent acts or omissions or willful misconduct.

     23.2 INDEMNIFICATION OF TENANT. For the period prior to the Term of this Agreement, notwithstanding the existence of any insurance provided for in
Article XIII, and without regard to the policy limits of any such insurance, Landlord will protect, indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Tenant by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims occurring prior to the Term of this Agreement, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Landlord of the Leased Property occurring prior to the Term of this Agreement, (c) any Impositions (which are the obligations of Landlord to pay pursuant to the applicable provisions of this Lease) occurring prior to the Term of this Agreement, (d) any failure on the part of the Landlord to perform or comply with any of the terms of this Lease or any other agreement with Tenant, (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, occurring prior to the Term of this Agreement, (f) any act, omission or negligence of Landlord, its agents, employees, invitees and others claiming by through or under Landlord occurring prior to the Term of this Agreement, and (g) any matter raised in any regulatory survey by any federal or state agency concerning the Facility for the period prior to the Term of this Agreement. Any amounts which become payable by Landlord under this Section shall be paid within ten (10) days after liability therefor on the part of the Landlord is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Landlord, at is expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant or may compromise or otherwise dispose of the same as Landlord sees fit. To the extent Landlord makes payments to Tenant under this Article XXIII, Landlord shall become subrogated to the rights of Tenant for insurance proceeds. Nothing herein shall be construed as indemnifying Tenant against its own negligent acts or omissions or willful misconduct.

     23.3 SURVIVAL. Tenant's and Landlord's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.


                                  ARTICLE XXIV

     24. SUBLETTING AND ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion, and Landlord's Mortgagee, convey, pledge, mortgage, encumber or assign this Lease or any interest hereunder, whether voluntary or by operation of law, sublease the Leased Premises or any part thereof, or permit the use of the Leased Premises or any portion thereof by any party other than Tenant, including any affiliated entity of Tenant. Consent to any assignment or sublease shall not constitute a waiver of this provision with respect to any other assignment or sublease, and all later assignments or subleases shall be made likewise only with the prior written consent of Landlord and Landlord's Mortgagee. Any subtenant, assignee or successor of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no transfer, sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.


                                   ARTICLE XXV

     25.  OFFICER'S CERTIFICATES, FINANCIAL STATEMENTS, AND DISCLOSURES.

     25.1 ESTOPPEL CERTIFICATE. At any time and from time to time upon Tenant's receipt of not less than ten (10) days prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such certificate furnished pursuant to this Section may be relied upon by Landlord and any prospective purchaser of the Leased Property.

     25.2 FINANCIAL STATEMENTS. Tenant will furnish the following financial statements to Landlord:

               (i) Within 90 days after the end of each of Tenant's fiscal years, a copy of the audited (if available, otherwise unaudited) consolidated balance sheets of Tenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited consolidated (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in the financial position of Tenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved;

               (ii) Within 90 days after the end of each of Tenant's fiscal years, and together with the documents furnished in accordance with clause (i), an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Tenant is not in default in the performance or observance of any of the terms of this Lease, or if Tenant shall be in default to its knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

               (iii) Within 30 days after the end of each of Tenant's quarters, quarterly consolidated financial reports Tenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

               (iv) Within 90 days after the end of each of Tenant's fiscal years, a copy of each cost report filed with the appropriate governmental agency for each of the Facilities (and all amendments thereto whether contemporaneously or subsequently filed thereto);

     25.3 ADDITIONAL INFORMATION. Tenant shall furnish the following Additional Information to Landlord:

               (i) Within ten (10) days of receipt thereof, copies of all surveys (complaint, annual or otherwise), along with all accompanying letters, exhibits and information relating thereto and copies of any notices from any governmental agency relating to an investigation of Tenant's operations including without limitation HCFA, the OIG, the FBI, the State Medicated Fraud division, performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction thereto; and

               (ii) With reasonable promptness, such other information respecting the financial condition and affairs of Tenant and the Facility as Landlord may reasonably request from time to time; and

               (iii) Furnish to Landlord, within thirty (30) days of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Landlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program;

               (iv) The Landlord further reserves the right to require such other information relating to the financial affairs or operations of the Tenant and the Facility at such other times as Landlord shall reasonably require (including monthly or more frequently), and Tenant agrees to provide such information to Landlord within three (3) days from request. All financial statements must be in such form and detail as the Landlord shall from time to time reasonably request, provided, however, that Landlord will make reasonable efforts to use Tenant's existing forms of reports for all purposes.


                                  ARTICLE XXVI

     26. LANDLORD'S RIGHT TO INSPECT. Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations.


                                  ARTICLE XXVII

     27. NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

     28. REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.


                                  ARTICLE XXIX

     29. ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.


                                   ARTICLE XXX

                     [ARTICLE XXX INTENTIONALLY LEFT BLANK]


                                  ARTICLE XXXI

     31. CONVEYANCE BY LANDLORD. Landlord may convey, transfer or assign this Lease or the Leased Property without the Tenant's consent.


                                  ARTICLE XXXII

     32. QUIET ENJOYMENT. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.


                                 ARTICLE XXXIII

     33. NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

     33.1 NOTICE TO TENANT.

          if to Tenant:

          At:  25 Penncraft Avenue, Suite 312
               Chambersburg, PA  17201
               Attention:  Carol A. Tschop

          with a copy to:

               Blank Rome Comisky & McCauley LLP
               One Logan Square
               Philadelphia, PA  19103
               Attention:  Harry D. Madonna, Esquire

     33.2 NOTICE TO LANDLORD:

          if to Landlord:

          At:   111 West Michigan Street
                Milwaukee, WI 53203-2903
                Attention: Vice President and General Counsel

          with a copy to:

                Quarles & Brady LLP
                411 East Wisconsin Avenue
                Milwaukee, WI 53202
                Attention: Hugh S. McManus

or to such other address as either party may hereafter designate, and shall be effective upon receipt.

                                  ARTICLE XXXIV

                    [ARTICLE XXXIV INTENTIONALLY LEFT BLANK]


                                  ARTICLE XXXV

     35.1 LANDLORD MAY GRANT LIENS. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 35.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty) and shall provide that it is subject to the rights of Tenant under this Lease, including the rights of Tenant to acquire the Leased Property pursuant to the applicable provisions of this Lease, except that Tenant's right of first refusal to purchase the Leased Property shall not be applicable upon a foreclosure sale or transfer in lieu thereof; provided, however, that any such purchaser or transferee shall take title subject to Tenant's rights to acquire the Leased Property. Any lender which takes an interest in the Leased Property pursuant to this Article (a) shall agree to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage, (b) shall agree to permit Tenant to cure any such default on Landlord's behalf within any applicable cure period, and Tenant shall be reimbursed by Landlord for any and all out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees), and (c) shall agree to permit Tenant to appear by its representative and to bid at any sale in foreclosure made with respect to any such mortgage.

     35.2 TENANT'S RIGHT TO CURE. Subject to the provisions of Section 35.3, if Landlord shall breach any covenant to be performed by it under this Lease, Tenant, after notice to and demand upon Landlord, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Tenant, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section 35.2 shall survive the termination of this Lease with respect to the Leased Property.

     35.3 BREACH BY LANDLORD. It shall be a breach of this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased Property), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                  ARTICLE XXXVI

     36.  MISCELLANEOUS.

     36.1 SURVIVAL. MODIFICATION. SUCCESSORS AND ASSIGNS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any late charges or similar costs provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     36.2 EXCULPATION OF LANDLORD. Tenant specifically agrees to look solely to Landlord's interest in the Leased Property for recovery of any judgment from Landlord, it being specifically agreed that no shareholder, director, officer, member, partner, or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor).

          Furthermore, except as otherwise expressly provided herein, in no event shall Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

     36.3 EXCULPATION OF TENANT. Landlord specifically agrees to look solely to Tenant's interest in the Leased Property for recovery of any judgment from Tenant, it being specifically agreed that no shareholder, director, officer, manager, member, partner, or employee of Tenant shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Landlord. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Landlord might otherwise have to obtain injunctive relief against Tenant or Tenant's successors in interest, or any action not involving the personal liability of Tenant (original or successor).

          Furthermore, except as otherwise expressly provided herein, in no event shall Tenant (original or successor) ever be liable to Landlord for any indirect or consequential damages suffered by Landlord from whatever cause.

     36.4 TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Landlord's option, Tenant shall use its best efforts to transfer to Landlord or Landlord's nominee and Tenant shall cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or Landlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility;

provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee. Notwithstanding anything in this Lease or elsewhere to the contrary, under no circumstances shall Landlord be obligated to seek or effectuate such a transfer or application therefore.

     36.5 CAPTIONS. Titles, Captions and Notations appearing in this instrument are provided merely for ease of reference, and the parties hereto expressly acknowledge and agree that such notations and titles do not constitute a part of this Lease, have no legal effect whatsoever in determining the rights or obligations of the parties, and shall have no bearing upon the meaning or interpretation of this agreement or any portion of it.

     36.6 NON-WAIVER. The failure by Landlord, whether once or more, to act upon a specific breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition nor of any subsequent breach of the same or any other term, covenant or condition herein contained. Any subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant timely to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be specifically expressed in writing by Landlord.

     36.7 SEVERABILITY. ENTIRE AGREEMENT. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those which or to which such may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          Except for any exhibits, attachments, plats, or other documents as may be affixed hereto, made a part hereof, and properly identified herewith, this Lease constitutes the entire contract between the parties, and shall not be otherwise affected by any other purported undertaking whether written or oral.

     36.8 TIME OF ESSENCE. Time shall be deemed to be of the essence with respect to all provisions of this Lease including without limitation all provisions relating to the payment of Rent, Impositions, Additional Charges, Additional Rent, and payments to third parties required to be made by the Tenant in order to comply with the provisions of this Lease. The fact that the phrase "time shall be deemed of the essence" or language of similar import has not been included in every section relating to the payment or performance of obligations shall not be deemed or construed to indicate that the parties did not intend to have time be deemed of the essence with respect to such payment or performance.

     36.9 COLLECTION OF RENT. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Rent and all other amounts due Landlord in accordance with the terms of this Lease.

     36.10 REMEDIES CUMULATIVE. All rights, powers, privileges and remedies conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

     36.11 GOVERNING LAW. The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease, but not including its conflict of laws rules.

     36.12 AUTHORITY OF PARTIES. If Tenant signs as an entity, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Lease and that each person signing on behalf of such entity is authorized to do so.

     36.13 TRANSFER OF LANDLORD'S INTEREST. Nothing herein shall in any way prohibit or restrict Landlord from conveying all or a portion of its right, title and interest in the Leased Premises and to this Lease to a third party or to an affiliate of Landlord. Upon any transfer of Landlord's interest in the Leased Premises and in this Lease to a third party or affiliate of Landlord, such transferee shall become "Landlord" hereunder and the transferor Landlord shall have no further obligations hereunder.

     36.14 NO PARTNERSHIP OR JOINT VENTURE. This Lease shall not be considered in any manner a partnership agreement joint venture between Landlord and Tenant.


                                 ARTICLE XXXVII

     37.  ATTORNMENT: SUBORDINATION.

     37.1 TENANT SUBORDINATION. Tenant accepts this Lease subject and subordinate to any Mortgage, Deed of Trust, Deed to Secure Debt or any other hypothecation or security now or hereafter placed upon the Leased Premises (any such instrument hereinafter called a "Mortgage") and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any holder of a Mortgage (herein "Landlord's Mortgagee") shall elect to have this Lease prior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage, whether this Lease is dated prior or subsequent to the date of said Mortgage, or the date of recording thereof.

     37.2 ESTOPPEL AGREEMENT. Although the provisions of this Article 37 shall be self-operative, Tenant agrees, upon request of Landlord or Landlord's Mortgagee, to execute any estoppel certificates and other documents required to effectuate any attornment, subordination or to make this Lease prior to the lien of any Mortgage. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant's attorney-in-fact.

     37.3 ATTORNEY IN FACT APPOINTMENT. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Article 37 such power of attorney being coupled with an interest.

     37.4 TENANT ATTORNMENT. If by reason of a default under the Mortgage upon the Leased Premises, the interest of Landlord in the Leased Premises is terminated, the Tenant will attorn to Landlord's Mortgagee at Landlord's mortgagee's sole option (or to any person or entity to which the Leased Premises is conveyed by such holder) and will recognize such holder, person or entity as Tenant's landlord under this Lease. Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Leased Premises in the event any proceeding is brought by Landlord's Mortgagee to terminate the interest of the Landlord in the Leased Premises, and agrees that this Lease shall not be affected in any way whatsoever by such proceeding.

     37.5 NOTICE OF DEFAULT TO LANDLORD'S MORTGAGES. If the Landlord defaults under this Lease, Tenant, before taking advantage of any rights or remedies granted to Tenant or by law, shall notify in writing, certified mail, return receipt requested, any Landlord's Mortgagee which holds a Mortgage and who has requested Tenant so to do and given Tenant its mailing address and Tenant shall allow Landlord's Mortgagee, at Landlord's Mortgagee's sole option, ten (10) days following receipt of such notice (plus any additional time that may be reasonably necessary) within which to cure such default. The time given to Landlord's Mortgagee to cure Landlord's default shall not run concurrently with any time granted to Landlord to cure such default, but shall run form the later of Landlord's Mortgagee's receipt of notice from Tenant of Landlord's default or the expiration of the time period, if any, given to Landlord to cure such default. Landlord's Mortgagee may, but shall not be obligated to, cure such default, and Tenant shall accept any such cure by Landlord's Mortgagee.


                                 ARTICLE XXXVIII

     38. RE-ENTRY DURING TERM. Landlord, its agents, officers or assigns, and Landlord's Mortgagee, shall have the right to enter the Leased Premises upon reasonable prior notice except in emergencies during normal working hours throughout the term of the Lease for the following purposes: inspecting the general condition and state of repair of the Leased Property; showing the Leased Property to any interested party; taking any emergency action which Landlord deems necessary to protect the Leased Property; inspecting the Leased Property as required by governmental agencies or insurance companies; or for any other reasonable purposes. Landlord's right of re-entry and right to inspect the Leased Property shall be subject to the privacy rights of residents and regulations pertaining to confidentiality of resident records.


                                  ARTICLE XXXIX

                    [ARTICLE XXXIX INTENTIONALLY LEFT BLANK]


                                  ARTICLE XXXX

     40. HEALTHCARE LICENSING, SURVEYS, COMPLIANCE NOTICES. Tenant shall give Landlord prompt written notice of (a) any notice of loss of Joint Commission or Accreditation of Healthcare Organizations accreditation, loss of participation under any material reimbursement program or loss of applicable and material health care licenses at the Facility and (b) any other material deficiency notice, compliance order of adverse report issued by any governmental authority or accreditation commission having jurisdiction over licensing, accreditation or operation of the Facility or by any governmental authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, would be reasonably likely to result in a material adverse effect on Tenant.


                                  ARTICLE XXXXI

     41. RIGHT OF FIRST REFUSAL. If at any time during the Term of this Lease Landlord , or any of its affiliated entities, shall receive an offer to sell the Leased Property, or to enter into a lease of the Leased Property, Tenant shall have a Right of First Refusal to purchase the Leased Premises or to renew this Lease on the same terms and conditions as are offered to the Landlord or any of its affiliates in such Offer to Purchase or Lease. Upon Landlord's notifications of an offer to purchase or lease of the Leased Property, Landlord shall, within ten (10) days of such notice, give written notice to Tenant of the proposed terms and conditions. Tenant shall have fifteen (15) days after written notification from the Landlord to advise Landlord of its intentions to purchase the Leased Premises or renew the Lease. In the event Tenant determines not to exercise its Right of First Refusal, Landlord shall be free to sell the Leased Premises or lease the Leased Property to the other party on the same terms and conditions as set forth in the notice provided to Tenant. In the event that the terms and conditions of the proposed purchase or lease are changed, Landlord shall advise Tenant in writing of the proposed changes and Tenant shall have another fifteen (15) days in which to make a determination as to whether to exercise its Right of First Refusal. In the event the Tenant notifies the Landlord that the Tenant shall purchase the Leased Property pursuant to its Right of First Refusal the closing of such purchase shall take place within 120 days from the receipt of such written notice from the Tenant.

          IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Landlord:                                    Tenant:

Extendicare Health Facilities, Inc.          Senior Health-Villa Haven, LLC


By: /s/ Richard L. Bertrand                  By: /s/ Carol A. Tschop
    --------------------------------------       --------------------------------------
    Richard L. Bertrand                          Carol A. Tschop
    Its: Senior Vice President                   Its: President


State of Wisconsin                           State of Pennsylvania
County of Milwaukee                          County of Philadelphia

The foregoing instrument was acknowledged    The foregoing instrument was acknowledged
before me this 25th day of September, 2001   before me this 26th day of September, 2001
by Richard L. Bertrand as the Senior         by Carol A. Tschop as the President of
Vice-President of Extendicare Health
Facilities, Inc.                             --------------------------------------,
                                             on behalf of the corporation.

By: /s/ Sonja Vujatovic                      By /s/ Dorothy L. Wydra
    --------------------------------------      ---------------------------------------
    Notary Public, State of Wisconsin           Notary Public, State of Pennsylvania
    My commission expires 11/2/2003.            My commission (is permanent)
                                                (expires on 10-31-02)



              [Notarial Seal]                              [Notarial Seal]

                                   EXHIBIT 1.1

                                       TO
                   LEASE AGREEMENT DATED AS OF OCTOBER 1, 2001
                                     BETWEEN
                  EXTENDICARE HEALTH FACILITIES, INC., LANDLORD
                                       AND
                     SENIOR HEALTH-VILLA HAVEN, LLC, TENANT


                                LEGAL DESCRIPTION

                                 EXHIBIT 16.1.1

                                       TO
                   LEASE AGREEMENT DATED AS OF OCTOBER 1, 2001
                                     BETWEEN
                 EXTENDICARE HEALTH FACILITIES, INC.,, LANDLORD
                                       AND
                     SENIOR HEALTH-VILLA HAVEN, LLC, TENANT


                        OTHER TEXAS LEASES AND SUBLEASES

                  OPERATIONS TRANSFER AGREEMENT ("AGREEMENT")
                                    BETWEEN
                 EXTENDICARE HOMES, INC. ET AL. ("EXTENDICARE")
                                      AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                          DATED AS OF OCTOBER 1, 2001

                               -----------------
                                  EXHIBIT 1.2
                               -----------------


                           FORM OF SUBLEASE AGREEMENT

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                          SENIOR HEALTH-BROWNFIELD, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                    --------------------------------------------

                                    Facility:

                                    Brownfield Rehabilitation & Care Center
                                    510 South First Street
                                    Brownfield TX  79316

                                    --------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
1.       Leased Property:  Rental Payments.......................................................................2

2.       Subtenant Obligations...................................................................................2

3.       Term: Renewal...........................................................................................3

                  3.1 Term.......................................................................................3

                  3.2 Renewal of Extension of Term...............................................................3

4.       Additional Sublease Rental; Net Sublease................................................................4

5.       Default.................................................................................................5

6.       Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.       Use; Compliance with Law................................................................................7

                  7.1 Use........................................................................................7

                  7.2 Compliance.................................................................................7

8.       Assignment and Subletting...............................................................................8

9.       Inspection; Alterations.................................................................................9

10.      Termination............................................................................................10

11.      Sublandlord's Obligations..............................................................................10

12.      Costs and Expenses in the Event of Default.............................................................10

13.      Late Payment Charge....................................................................................11

14.      Notices................................................................................................11

15.      Accord and Satisfaction................................................................................12

16.      Entire Agreement.......................................................................................12

17.      Modifications..........................................................................................12

18.      Consents...............................................................................................13

19.      Multiple Originals.....................................................................................13

20.      Authority..............................................................................................13

21.      Entry by Sublandlord...................................................................................13

22.      Non-Waiver.............................................................................................13

23.      Relationship of Parties................................................................................13

24.      Interpretation.........................................................................................14

25.      Sublandlord's Indemnity................................................................................14

26.      Personal Property......................................................................................14

                                TABLE OF CONTENTS

                                   (continued)


                                                                                                               PAGE
                                                                                                               ----
27.      Conditions to Commencement Date........................................................................15

28.      Additional Information to be Furnished by Subtenant....................................................15

                  28.1 Consolidated Annual Financial Statements.................................................15

                  28.2 Officer's Certificate....................................................................16

                  28.3 Consolidated Quarterly Financial Statements..............................................16

                  28.4 Cost Reports.............................................................................16

                  28.5 Surveys and Investigations Information...................................................16

                  28.6 Additional Information...................................................................17

29.      Cross Default..........................................................................................17

30.      Estoppel Certificate...................................................................................17

31.      Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS
                                    --------


EXHIBITS
--------

A.  Lease

B   Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Brownfield, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Brownfield Rehabilitation & Care Center nursing facility (the "Facility") located at 510 South First Street, Brownfield, TX 79316. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.

          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of Twenty-Five Thousand Dollars ($25,000).

     The Additional Sublease Rental shall be paid in equal monthly installment of Two Thousand Eighty-Three and 33/100 Dollars ($2,083.33) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this

Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property.

Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

              (a)  Sublandlord:   Extendicare Homes, Inc.
                                  111 West Michigan Street
                                  Milwaukee, WI 53203-2903
                                  Attention: Vice President and General Counsel

                   Copy to:       Quarles & Brady LLP
                                  411 East Wisconsin Avenue
                                  Milwaukee, WI 53202-4497
                                  Attention: Hugh S. McManus

              (b)  Subtenant:
                                  25 Penncraft Avenue
                                  Suite 312
                                  Chambersburg, PA 17201
                                  Attention: President

              Copy to:            Blank Rome Comisky & McCauley LLP
                                  One Logan Square
                                  Philadelphia, PA 19103
                                  Attention: Harry D. Madonna

     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION.. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                    Subtenant:
Extendicare Homes, Inc.                         Senior Health-Brownfield, LLC
By:
                                                By: /s/  Carol A. Tschop
                                                    ----------------------------------------
By: /s/ Richard L. Bertrand                         Carol A. Tschop, President
    ----------------------------------------
        Richard L. Bertrand
        Its:  Senior Vice President

State of Wisconsin                              State of Pennsylvania
County of Milwaukee                             County of Philadelphia

The foregoing instrument was acknowledged       The foregoing instrument was acknowledged
before me this 25th day of September, 2001      before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President    by Carol A. Tschop as President on behalf
of Extendicare Homes, Inc.                      of the corporation.

By: /s/ Sonja Vujatovic                         By: /s/  Dorothy L. Wydra
    ----------------------------------------        ----------------------------------------
        Notary Public, State of Wisconsin           Notary Public, State of Pennsylvania
        My commission expires 11-2-2003.            My commission expires: 10-31-02

        [Notarial Seal]                             [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                          SENIOR HEALTH-CROSBYTON, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                    --------------------------------------------

                                    Facility:

                                    Crosbyton Nursing and Rehabilitation Center
                                    222 North Farmer
                                    Crosbyton TX  79322

                                    --------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       Leased Property:  Rental Payments.......................................................................2

2.       Subtenant Obligations...................................................................................2

3.       Term: Renewal...........................................................................................3

                  3.1 Term.......................................................................................3

                  3.2 Renewal of Extension of Term...............................................................3

4.       Additional Sublease Rental; Net Sublease................................................................4

5.       Default.................................................................................................5

6.       Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.       Use; Compliance with Law................................................................................7

                  7.1 Use........................................................................................7

                  7.2 Compliance.................................................................................7

8.       Assignment and Subletting...............................................................................8

9.       Inspection; Alterations.................................................................................9

10.      Termination............................................................................................10

11.      Sublandlord's Obligations..............................................................................10

12.      Costs and Expenses in the Event of Default.............................................................10

13.      Late Payment Charge....................................................................................11

14.      Notices................................................................................................11

15.      Accord and Satisfaction................................................................................12

16.      Entire Agreement.......................................................................................12

17.      Modifications..........................................................................................12

18.      Consents...............................................................................................13

19.      Multiple Originals.....................................................................................13

20.      Authority..............................................................................................13

21.      Entry by Sublandlord...................................................................................13

22.      Non-Waiver.............................................................................................13

23.      Relationship of Parties................................................................................13

24.      Interpretation.........................................................................................14

25.      Sublandlord's Indemnity................................................................................14

26.      Personal Property......................................................................................14

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               PAGE
                                                                                                               ----
27.      Conditions to Commencement Date........................................................................15

28.      Additional Information to be Furnished by Subtenant....................................................15

                  28.1 Consolidated Annual Financial Statements.................................................15

                  28.2 Officer's Certificate....................................................................16

                  28.3 Consolidated Quarterly Financial Statements..............................................16

                  28.4 Cost Reports.............................................................................16

                  28.5 Surveys and Investigations Information...................................................16

                  28.6 Additional Information...................................................................17

29.      Cross Default..........................................................................................17

30.      Estoppel Certificate...................................................................................17

31.      Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS

EXHIBITS
--------



A.   L b ease

B    Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Crosbyton, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Crosbyton Nursing and Rehabilitation Center nursing facility (the "Facility") located at 222 North Farmer, Crosbyton, TX 79322. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.

          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of -0- Dollars ($-0-).

     The Additional Sublease Rental shall be paid in equal monthly installment of -0- Dollars ($-0-) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property. Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime

Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

               (a)  Sublandlord:   Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel

                     Copy to:      Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

               (b)  Subtenant:
                                   25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President

               Copy to:            Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna

     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION.. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                    Subtenant:
Extendicare Homes, Inc.                         Senior Health-Crosbyton, LLC
By:
                                                By: /s/  Carol A. Tschop
                                                    ----------------------------------------
By: /s/  Richard L. Bertrand                        Carol A. Tschop, President
    ----------------------------------------
    Richard L. Bertrand
    Its:  Senior Vice President

State of Wisconsin                              State of Pennsylvania
County of Milwaukee                             County of Philadelphia

The foregoing instrument was acknowledged       The foregoing instrument was acknowledged
before me this 25th day of September, 2001      before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President    by Carol A. Tschop as President on behalf
of Extendicare Homes, Inc.                      of the corporation.

By: /s/  Sonja Vujatovic                        By: /s/  Dorothy L. Wydra
    -----------------------------------             ----------------------------------------
    Notary Public, State of Wisconsin               Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                My commission expires: 10-31-02

    [Notarial Seal]                                 [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                           SENIOR HEALTH-DALWORTH, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                    --------------------------------------------

                                    Facility:

                                    Dalworth Nursing & Rehabilitation Center
                                    405 Duncan Perry Road
                                    Arlington TX  76011

                                    --------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       Leased Property:  Rental Payments.......................................................................2

2.       Subtenant Obligations...................................................................................2

3.       Term: Renewal...........................................................................................3

                  3.1 Term.......................................................................................3

                  3.2 Renewal of Extension of Term...............................................................3

4.       Additional Sublease Rental; Net Sublease................................................................4

5.       Default.................................................................................................5

6.       Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.       Use; Compliance with Law................................................................................7

                  7.1 Use........................................................................................7

                  7.2 Compliance.................................................................................7

8.       Assignment and Subletting...............................................................................8

9.       Inspection; Alterations.................................................................................9

10.      Termination............................................................................................10

11.      Sublandlord's Obligations..............................................................................10

12.      Costs and Expenses in the Event of Default.............................................................10

13.      Late Payment Charge....................................................................................11

14.      Notices................................................................................................11

15.      Accord and Satisfaction................................................................................12

16.      Entire Agreement.......................................................................................12

17.      Modifications..........................................................................................12

18.      Consents...............................................................................................13

19.      Multiple Originals.....................................................................................13

20.      Authority..............................................................................................13

21.      Entry by Sublandlord...................................................................................13

22.      Non-Waiver.............................................................................................13

23.      Relationship of Parties................................................................................13

24.      Interpretation.........................................................................................14

25.      Sublandlord's Indemnity................................................................................14

26.      Personal Property......................................................................................14

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
                                                                                                               ----
27.      Conditions to Commencement Date........................................................................15

28.      Additional Information to be Furnished by Subtenant....................................................15

                  28.1 Consolidated Annual Financial Statements.................................................15

                  28.2 Officer's Certificate....................................................................16

                  28.3 Consolidated Quarterly Financial Statements..............................................16

                  28.4 Cost Reports.............................................................................16

                  28.5 Surveys and Investigations Information...................................................16

                  28.6 Additional Information...................................................................17

29.      Cross Default..........................................................................................17

30.      Estoppel Certificate...................................................................................17

31.      Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS


EXHIBITS
--------

A.    Lease

B     Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Dalworth, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Dalworth Nursing and Rehabilitation Center nursing facility (the "Facility") located at 405 Duncan Perry Road, Arlington, TX 76011. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

         NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.

          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of Fifty-Three Thousand Dollars ($53,000).

     The Additional Sublease Rental shall be paid in equal monthly installment of Four Thousand Four Hundred Sixteen and 67/100 Dollars ($4,416.67) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this

Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property.

Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

               (a) Sublandlord:    Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel

                   Copy to:        Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

               (b)  Subtenant:
                                   25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President

                   Copy to:        Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna

     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                    Subtenant:
Extendicare Homes, Inc.                         Senior Health-Dalworth, LLC
By:

                                                By: /s/  Carol A. Tschop
                                                    ----------------------------------------
By: /s/  Richard L. Bertrand                        Carol A. Tschop, President
    ----------------------------------------
    Richard L. Bertrand
    Its:  Senior Vice President

State of Wisconsin                              State of Pennsylvania
County of Milwaukee                             County of Philadelphia

The foregoing instrument was acknowledged       The foregoing instrument was acknowledged
before me this 25th day of September, 2001      before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President    by Carol A. Tschop as President on behalf
of Extendicare Homes, Inc.                      of the corporation.

By: /s/  Sonja Vujatovic                        By: /s/  Dorothy L. Wydra
    ----------------------------------------        ----------------------------------------
    Notary Public, State of Wisconsin               Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                My commission expires: 10-31-02

    [Notarial Seal]                                 [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                           SENIOR HEALTH-FLOYDADA, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                        ----------------------------------------


                                         Facility:

                                         Floydada Rehabilitation and Care Center
                                         925 West Crockett
                                         Floydada TX  79235

                                        ----------------------------------------

                                TABLE OF CONTENTS

                                                                                                             PAGE

1.       Leased Property:  Rental Payments.......................................................................2

2.       Subtenant Obligations...................................................................................2

3.       Term: Renewal...........................................................................................3

                  3.1 Term.......................................................................................3

                  3.2 Renewal of Extension of Term...............................................................3

4.       Additional Sublease Rental; Net Sublease................................................................4

5.       Default.................................................................................................5

6.       Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.       Use; Compliance with Law................................................................................7

                  7.1 Use........................................................................................7

                  7.2 Compliance.................................................................................7

8.       Assignment and Subletting...............................................................................8

9.       Inspection; Alterations.................................................................................9

10.      Termination............................................................................................10

11.      Sublandlord's Obligations..............................................................................10

12.      Costs and Expenses in the Event of Default.............................................................10

13.      Late Payment Charge....................................................................................11

14.      Notices................................................................................................11

15.      Accord and Satisfaction................................................................................12

16.      Entire Agreement.......................................................................................12

17.      Modifications..........................................................................................12

18.      Consents...............................................................................................13

19.      Multiple Originals.....................................................................................13

20.      Authority..............................................................................................13

21.      Entry by Sublandlord...................................................................................13

22.      Non-Waiver.............................................................................................13

23.      Relationship of Parties................................................................................13

24.      Interpretation.........................................................................................14

25.      Sublandlord's Indemnity................................................................................14

26.      Personal Property......................................................................................14

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                             PAGE
27.      Conditions to Commencement Date........................................................................15

28.      Additional Information to be Furnished by Subtenant....................................................15

                  28.1 Consolidated Annual Financial Statements.................................................15

                  28.2 Officer's Certificate....................................................................16

                  28.3 Consolidated Quarterly Financial Statements..............................................16

                  28.4 Cost Reports.............................................................................16

                  28.5 Surveys and Investigations Information...................................................16

                  28.6 Additional Information...................................................................17

29.      Cross Default..........................................................................................17

30.      Estoppel Certificate...................................................................................17

31.      Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS

EXHIBITS
--------



A.       Lease

B        Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Floydada, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Floydada Rehabilitation and Care Center nursing facility (the "Facility") located at 925 West Crockett, Floydada, TX 79235. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3. TERM: RENEWAL.

         3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

         3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of -0- Dollars ($-0-).

     The Additional Sublease Rental shall be paid in equal monthly installment of -0- Dollars ($-0-) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7. USE; COMPLIANCE WITH LAW.

         7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

         7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property. Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime

Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

               (a)  Sublandlord:   Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel

                    Copy to:       Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

               (b)  Subtenant:     25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President

                    Copy to:       Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna

     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and (c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

         28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

         28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

         28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

         28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

         28.5 SURVEYS AND INVESTIGATIONS INFORMATION. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

         28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                         Subtenant:
Extendicare Homes, Inc.                              Senior Health-Floydada, LLC
By:
                                                     By:   /s/  Carol A. Tschop
                                                         ----------------------------------------
By:   /s/  Richard L. Bertrand                            Carol A. Tschop, President
    ----------------------------------------
         Richard L. Bertrand
         Its:  Senior Vice President

State of Wisconsin                                   State of Pennsylvania
County of Milwaukee                                  County of Philadelphia

The foregoing instrument was acknowledged            The foregoing instrument was acknowledged
before me this 25th day of September, 2001           before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President of      by Carol A. Tschop as President on behalf of the
Extendicare Homes, Inc.                              corporation.

By:   /s/  Sonja Vujatovic                           By:  /s/  Dorothy L. Wydra
      -----------------------------------                ----------------------------------------
      Notary Public, State of Wisconsin                  Notary Public, State of Pennsylvania
      My commission expires 11-2-2003.                   My commission expires: 10-31-02

       [Notarial Seal]                                          [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                           SENIOR HEALTH-KIRKLAND, LLC

                                     TENANT

                           DATED AS OF October 1, 2001






                                        Facility:

                                        Kirkland Court Health and Rehabilitation
                                        1601 Kirkland Drive
                                        Amarillo TX  79106

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
1.   Leased Property:  Rental Payments.......................................................................2

2.   Subtenant Obligations...................................................................................2

3.   Term: Renewal...........................................................................................3

          3.1 Term...........................................................................................3

          3.2 Renewal of Extension of Term...................................................................3

4.   Additional Sublease Rental; Net Sublease................................................................4

5.   Default.................................................................................................5

6.   Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.   Use; Compliance with Law................................................................................7

          7.1 Use............................................................................................7

          7.2 Compliance.....................................................................................7

8.   Assignment and Subletting...............................................................................8

9.   Inspection; Alterations.................................................................................9

10.  Termination............................................................................................10

11.  Sublandlord's Obligations..............................................................................10

12.  Costs and Expenses in the Event of Default.............................................................10

13.  Late Payment Charge....................................................................................11

14.  Notices................................................................................................11

15.  Accord and Satisfaction................................................................................12

16.  Entire Agreement.......................................................................................12

17.  Modifications..........................................................................................12

18.  Consents...............................................................................................13

19.  Multiple Originals.....................................................................................13

20.  Authority..............................................................................................13

21.  Entry by Sublandlord...................................................................................13

22.  Non-Waiver.............................................................................................13

23.  Relationship of Parties................................................................................13

24.  Interpretation.........................................................................................14

25.  Sublandlord's Indemnity................................................................................14

26.  Personal Property......................................................................................14

                                                                                                           PAGE
                                                                                                           ----
27.  Conditions to Commencement Date........................................................................15

28.  Additional Information to be Furnished by Subtenant....................................................15

          28.1 Consolidated Annual Financial Statements.....................................................15

          28.2 Officer's Certificate........................................................................16

          28.3 Consolidated Quarterly Financial Statements..................................................16

          28.4 Cost Reports.................................................................................16

          28.5 Surveys and Investigations Information.......................................................16

          28.6 Additional Information.......................................................................17

29.  Cross Default..........................................................................................17

30.  Estoppel Certificate...................................................................................17

31.  Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS

EXHIBITS
--------

A.   Lease

B    Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Kirkland, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").


                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Kirkland Court Health and Rehabilitation nursing facility (the "Facility") located at 1601 Kirkland Drive, Amarillo, TX 79106. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.

          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of Forty-Five Thousand Dollars ($45,000).

     The Additional Sublease Rental shall be paid in equal monthly installment of Three Thousand Seven Hundred Fifty Dollars ($3,750) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The

Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this

Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property.

Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

                 (a) Sublandlord:  Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel

                     Copy to:      Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

                 (b) Subtenant:    25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President

                     Copy to:      Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna


     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION.. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                               Subtenant:
Extendicare Homes, Inc.                                    Senior Health-Kirkland, LLC
By:


By: /s/ Richard L. Bertrand                                By: /s/ Carol A. Tschop
    ------------------------------------                       ------------------------------------
    Richard L. Bertrand                                        Carol A. Tschop, President
    Its:  Senior Vice President


State of Wisconsin                                         State of Pennsylvania
County of Milwaukee                                        County of Philadelphia

The foregoing instrument was acknowledged                  The foregoing instrument was acknowledged
before me this 25th day of September, 2001                 before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President of            by Carol A. Tschop as President on behalf of the
Extendicare Homes, Inc.                                    corporation.


By: /s/ Sonja Vujatovic                                    By: /s/ Dorothy L. Wydra
    ------------------------------------                       ------------------------------------
    Notary Public, State of Wisconsin                          Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                           My commission expires: 10-31-02


           [Notarial Seal]                                            [Notarial Seal]

                                    SUBLEASE

                            EXTENDICARE HOMES, INC.

                                    LANDLORD

                                      AND

                          SENIOR HEALTH-LAKESIDE, LLC

                                     TENANT

                          DATED AS OF October 1, 2001







                                       -----------------------------------------


                                         Facility:

                                         Lakeside Rehabilitation and Care Center
                                         4306 - 24th Street
                                         Lubbock TX  79410

                                       -----------------------------------------

                                TABLE OF CONTENTS

                                                                                                             PAGE


1.       Leased Property:  Rental Payments.......................................................................2

2.       Subtenant Obligations...................................................................................2

3.       Term: Renewal...........................................................................................3

                  3.1 Term.......................................................................................3

                  3.2 Renewal of Extension of Term...............................................................3

4.       Additional Sublease Rental; Net Sublease................................................................4

5.       Default.................................................................................................5

6.       Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.       Use; Compliance with Law................................................................................7

                  7.1 Use........................................................................................7

                  7.2 Compliance.................................................................................7

8.       Assignment and Subletting...............................................................................8

9.       Inspection; Alterations.................................................................................9

10.      Termination............................................................................................10

11.      Sublandlord's Obligations..............................................................................10

12.      Costs and Expenses in the Event of Default.............................................................10

13.      Late Payment Charge....................................................................................11

14.      Notices................................................................................................11

15.      Accord and Satisfaction................................................................................12

16.      Entire Agreement.......................................................................................12

17.      Modifications..........................................................................................12

18.      Consents...............................................................................................13

19.      Multiple Originals.....................................................................................13

20.      Authority..............................................................................................13

21.      Entry by Sublandlord...................................................................................13

22.      Non-Waiver.............................................................................................13

23.      Relationship of Parties................................................................................13

24.      Interpretation.........................................................................................14

25.      Sublandlord's Indemnity................................................................................14

26.      Personal Property......................................................................................14

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                             PAGE
27.      Conditions to Commencement Date........................................................................15

28.      Additional Information to be Furnished by Subtenant....................................................15

                  28.1 Consolidated Annual Financial Statements.................................................15

                  28.2 Officer's Certificate....................................................................16

                  28.3 Consolidated Quarterly Financial Statements..............................................16

                  28.4 Cost Reports.............................................................................16

                  28.5 Surveys and Investigations Information...................................................16

                  28.6 Additional Information...................................................................17

29.      Cross Default..........................................................................................17

30.      Estoppel Certificate...................................................................................17

31.      Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS

EXHIBITS
--------



A.       Lease

B        Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Lakeside, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Lakeside Rehabilitation and Care Center nursing facility (the "Facility") located at 4306
- 24th Street, Lubbock, TX 79410. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

         The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3. TERM: RENEWAL.

         3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

         3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of Forty-Three Thousand Dollars ($43,000).

     The Additional Sublease Rental shall be paid in equal monthly installment of Three Thousand Five Hundred Eighty-Three and 34/100 Dollars ($3,583.34) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this

Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7. USE; COMPLIANCE WITH LAW.

         7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

         7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property.

Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

                    (a)  Sublandlord:   Extendicare Homes, Inc.
                                        111 West Michigan Street
                                        Milwaukee, WI 53203-2903
                                        Attention: Vice President and
                                        General Counsel

                         Copy to:       Quarles & Brady LLP
                                        411 East Wisconsin Avenue
                                        Milwaukee, WI 53202-4497
                                        Attention: Hugh S. McManus

                    (b)  Subtenant:     25 Penncraft Avenue
                                        Suite 312
                                        Chambersburg, PA 17201
                                        Attention: President

                         Copy to: Blank Rome Comisky & McCauley LLP One Logan Square
                                        Philadelphia, PA 19103
                                        Attention: Harry D. Madonna

     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and (c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

         28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

         28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

         28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

         28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

         28.5 SURVEYS AND INVESTIGATIONS INFORMATION.. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

         28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                   Subtenant:
Extendicare Homes, Inc.                        Senior Health-Lakeside, LLC
By:

                                               By: /s/ Carol A. Tschop
                                                   ----------------------------------------
By: /s/ Richard L. Bertrand                            Carol A. Tschop, President
    ----------------------------------------
        Richard L. Bertrand
        Its:  Senior Vice President

State of Wisconsin                             State of Pennsylvania
County of Milwaukee                            County of Philadelphia

The foregoing instrument was acknowledged      The foregoing instrument was acknowledged
before me this 25th day of September, 2001     before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President   by Carol A. Tschop as President on behalf
of Extendicare Homes, Inc.                     of the corporation.

By: /s/  Sonja Vujatovic                       By: /s/  Dorothy L. Wydra
    ----------------------------------------       ----------------------------------------
    Notary Public, State of Wisconsin              Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.               My commission expires: 10-31-02

    [Notarial Seal]                                [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                           SENIOR HEALTH-LOCKNEY, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                        ----------------------------------------

                                        Facility:

                                        Lockney Health and Rehabilitation Center
                                        401 North Main Street
                                        Lockney TX  79241

                                        ----------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Leased Property: Rental Payments..........................................2

2.   Subtenant Obligations.....................................................2

3.   Term: Renewal.............................................................3

          3.1  Term............................................................3

          3.2  Renewal of Extension of Term....................................3

4.   Additional Sublease Rental; Net Sublease..................................4

5.   Default...................................................................5

6.   Subtenant Indemnity; Insurance; Waiver of Subrogation.....................6

7.   Use; Compliance with Law..................................................7

          7.1  Use.............................................................7

          7.2  Compliance......................................................7

8.   Assignment and Subletting.................................................8

9.   Inspection; Alterations...................................................9

10.  Termination..............................................................10

11.  Sublandlord's Obligations................................................10

12.  Costs and Expenses in the Event of Default...............................10

13.  Late Payment Charge......................................................11

14.  Notices..................................................................11

15.  Accord and Satisfaction..................................................12

16.  Entire Agreement.........................................................12

17.  Modifications............................................................12

18.  Consents.................................................................13

19.  Multiple Originals.......................................................13

20.  Authority................................................................13

21.  Entry by Sublandlord.....................................................13

22.  Non-Waiver...............................................................13

23.  Relationship of Parties..................................................13

24.  Interpretation...........................................................14

25.  Sublandlord's Indemnity..................................................14

26.  Personal Property........................................................14

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----

27.  Conditions to Commencement Date..........................................15

28.  Additional Information to be Furnished by Subtenant......................15

          28.1  Consolidated Annual Financial Statements......................15

          28.2  Officer's Certificate.........................................16

          28.3  Consolidated Quarterly Financial Statements...................16

          28.4  Cost Reports..................................................16

          28.5  Surveys and Investigations Information........................16

          28.6  Additional Information........................................17

29.  Cross Default............................................................17

30.  Estoppel Certificate.....................................................17

31.  Transfers of Licenses Upon Termination...................................18

                                    EXHIBITS

EXHIBITS
--------

A.        Lease

B         Texas Sublease & Leases

                               SUBLEASE AGREEMENT


     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Lockney, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Lockney Health and Rehabilitation Center nursing facility (the "Facility") located at 401 North Main Street, Lockney, TX 79241. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:


     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.

          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of -0- Dollars ($-0-).

     The Additional Sublease Rental shall be paid in equal monthly installment of -0- Dollars ($-0-) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property. Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime

Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

               (a)  Sublandlord:   Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel

                    Copy to:       Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

               (b)  Subtenant:     25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President

                    Copy to:       Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna

     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION.. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                      Subtenant:
Extendicare Homes, Inc.                           Senior Health-Lockney, LLC


By: /s/ Richard L. Bertrand                       By: /s/ Carol A. Tschop
    ----------------------------------------          -------------------------------------------
    Richard L. Bertrand                               Carol A. Tschop, President
    Its: Senior Vice President


State of Wisconsin                                State of Pennsylvania
County of Milwaukee                               County of Philadelphia

The foregoing instrument was acknowledged         The foregoing instrument was acknowledged
before me this 25th day of September, 2001        before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President      by Carol A. Tschop as President on behalf
of Extendicare Homes, Inc.                        of the corporation.


By: /s/ Sonja Vujatovic                           By: /s/ Dorothy L. Wydra
    ----------------------------------------          ----------------------------------------
    Notary Public, State of Wisconsin                 Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                  My commission expires: 10-31-02

                [Notarial Seal]                                   [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                         SENIOR HEALTH-MEADOWBROOK, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                            ------------------------------------

                                              Facility:

                                              Meadowbrook Care Center
                                              100 Windsor Drive
                                              Van Alstyne TX  75495

                                            ------------------------------------

                                TABLE OF CONTENTS

                                                                                                             PAGE

1.       Leased Property:  Rental Payments.......................................................................2

2.       Subtenant Obligations...................................................................................2

3.       Term: Renewal...........................................................................................3

                  3.1 Term.......................................................................................3

                  3.2 Renewal of Extension of Term...............................................................3

4.       Additional Sublease Rental; Net Sublease................................................................4

5.       Default.................................................................................................5

6.       Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.       Use; Compliance with Law................................................................................7

                  7.1 Use........................................................................................7

                  7.2 Compliance.................................................................................7

8.       Assignment and Subletting...............................................................................8

9.       Inspection; Alterations.................................................................................9

10.      Termination............................................................................................10

11.      Sublandlord's Obligations..............................................................................10

12.      Costs and Expenses in the Event of Default.............................................................10

13.      Late Payment Charge....................................................................................11

14.      Notices................................................................................................11

15.      Accord and Satisfaction................................................................................12

16.      Entire Agreement.......................................................................................12

17.      Modifications..........................................................................................12

18.      Consents...............................................................................................13

19.      Multiple Originals.....................................................................................13

20.      Authority..............................................................................................13

21.      Entry by Sublandlord...................................................................................13

22.      Non-Waiver.............................................................................................13

23.      Relationship of Parties................................................................................13

24.      Interpretation.........................................................................................14

25.      Sublandlord's Indemnity................................................................................14

26.      Personal Property......................................................................................14

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                             PAGE

27.      Conditions to Commencement Date........................................................................15

28.      Additional Information to be Furnished by Subtenant....................................................15

                  28.1 Consolidated Annual Financial Statements.................................................15

                  28.2 Officer's Certificate....................................................................16

                  28.3 Consolidated Quarterly Financial Statements..............................................16

                  28.4 Cost Reports.............................................................................16

                  28.5 Surveys and Investigations Information...................................................16

                  28.6 Additional Information...................................................................17

29.      Cross Default..........................................................................................17

30.      Estoppel Certificate...................................................................................17

31.      Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS

EXHIBITS
--------



A.       Lease

B.       Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Meadowbrook, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Meadowbrook Care Center nursing facility (the "Facility") located at 100 Windsor Drive, Van Alstyne, TX 75495. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3. TERM: RENEWAL.

         3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

         3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of Twenty-Eight Thousand Dollars ($28,000).

     The Additional Sublease Rental shall be paid in equal monthly installment of Two Thousand Three Hundred Thirty-Three and 33/100 Dollars ($2,333.33) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this

Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7. USE; COMPLIANCE WITH LAW.

         7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

         7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property.

Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

                     (a)  Sublandlord:   Extendicare Homes, Inc.
                                         111 West Michigan Street
                                         Milwaukee, WI 53203-2903
                                         Attention: Vice President and
                                         General Counsel

                          Copy to:       Quarles & Brady LLP
                                         411 East Wisconsin Avenue
                                         Milwaukee, WI 53202-4497
                                         Attention: Hugh S. McManus

                     (b)  Subtenant:    25 Penncraft Avenue
                                        Suite 312
                                        Chambersburg, PA 17201
                                        Attention: President

                          Copy to: Blank Rome Comisky & McCauley LLP One Logan Square
                                        Philadelphia, PA 19103
                                        Attention: Harry D. Madonna

     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and (c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

         28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

         28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

         28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

         28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

         28.5 SURVEYS AND INVESTIGATIONS INFORMATION. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

         28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                         Subtenant:
Extendicare Homes, Inc.                              Senior Health-Meadowbrook, LLC
By:
                                                     By:   /s/  Carol A. Tschop
                                                          ------------------------------------------
By:   /s/  Richard L. Bertrand                            Carol A. Tschop, President
    ----------------------------------------
        Richard L. Bertrand
        Its:  Senior Vice President

State of Wisconsin                                   State of Pennsylvania
County of Milwaukee                                  County of Philadelphia

The foregoing instrument was acknowledged            The foregoing instrument was acknowledged
before me this 25th day of September, 2001           before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President of      by Carol A. Tschop as President on behalf of the
Extendicare Homes, Inc.                              corporation.

By:       /s/  Sonja Vujatovic                       By:   /s/  Dorothy L. Wydra
         -----------------------------------               ------------------------------------------
         Notary Public, State of Wisconsin                 Notary Public, State of Pennsylvania
         My commission expires 11-2-2003.                  My commission expires: 10-31-02

         [Notarial Seal]                                               [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                          SENIOR HEALTH-NORTHWOOD, LLC

                                     TENANT

                           DATED AS OF October 1, 2001








                                             Facility:

                                             Northwood Health Care Center
                                             1109 Northwood Drive
                                             Marble Falls TX  78654

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
1.   Leased Property:  Rental Payments.......................................................................2

2.   Subtenant Obligations...................................................................................2

3.   Term: Renewal...........................................................................................3

          3.1 Term...........................................................................................3

          3.2 Renewal of Extension of Term...................................................................3

4.   Additional Sublease Rental; Net Sublease................................................................4

5.   Default.................................................................................................5

6.   Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.   Use; Compliance with Law................................................................................7

          7.1 Use............................................................................................7

          7.2 Compliance.....................................................................................7

8.   Assignment and Subletting...............................................................................8

9.   Inspection; Alterations.................................................................................9

10.  Termination............................................................................................10

11.  Sublandlord's Obligations..............................................................................10

12.  Costs and Expenses in the Event of Default.............................................................10

13.  Late Payment Charge....................................................................................11

14.  Notices................................................................................................11

15.  Accord and Satisfaction................................................................................12

16.  Entire Agreement.......................................................................................12

17.  Modifications..........................................................................................12

18.  Consents...............................................................................................13

19.  Multiple Originals.....................................................................................13

20.  Authority..............................................................................................13

21.  Entry by Sublandlord...................................................................................13

22.  Non-Waiver.............................................................................................13

23.  Relationship of Parties................................................................................13

24.  Interpretation.........................................................................................14

25.  Sublandlord's Indemnity................................................................................14

26.  Personal Property......................................................................................14

                                                                                                           PAGE
                                                                                                           ----
27.  Conditions to Commencement Date........................................................................15

28.  Additional Information to be Furnished by Subtenant....................................................15

          28.1 Consolidated Annual Financial Statements.....................................................15

          28.2 Officer's Certificate........................................................................16

          28.3 Consolidated Quarterly Financial Statements..................................................16

          28.4 Cost Reports.................................................................................16

          28.5 Surveys and Investigations Information.......................................................16

          28.6 Additional Information.......................................................................17

29.  Cross Default..........................................................................................17

30.  Estoppel Certificate...................................................................................17

31.  Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS

EXHIBITS
--------

A.   Lease

B.   Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Northwood, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").


                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Northwood Health Care Center nursing facility (the "Facility") located at 1109 Northwood Drive, Marble Falls, TX 78654. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.

          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.


          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of Forty-Two Thousand Dollars ($42,000).

     The Additional Sublease Rental shall be paid in equal monthly installment of Three Thousand Five Hundred Dollars ($3,500) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The

Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this

Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property.

Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

                  (a) Sublandlord: Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel

                      Copy to:     Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

                  (b) Subtenant:   25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President

                      Copy to:     Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna


     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                            Subtenant:
Extendicare Homes, Inc.                                 Senior Health-Northwood, LLC
By:

By: /s/ Richard L. Bertrand                              By: /s/ Carol A. Tschop
    ------------------------------                           ------------------------------
    Richard L. Bertrand                                      Carol A. Tschop, President
    Its: Senior Vice President

State of Wisconsin                                       State of Pennsylvania
County of Milwaukee                                      County of Philadelphia

The foregoing instrument was acknowledged                The foregoing instrument was acknowledged
before me this 25th day of September, 2001               before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President of          by Carol A. Tschop as President on behalf of the
Extendicare Homes, Inc.                                  corporation.

By: /s/ Sonja Vujatovic                                  By: /s/  Dorothy L. Wydra
    ------------------------------                           ------------------------------
    Notary Public, State of Wisconsin                    Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                     My commission expires: 10-31-02


          [Notarial Seal]                                           [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                         SENIOR HEALTH-RIVER VALLEY, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                     -------------------------------------------

                                     Facility:

                                     River Valley Health & Rehabilitation Center
                                     1907 Refinery Road
                                     Gainesville TX  76240

                                     -------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Leased Property: Rental Payments..........................................2

2.   Subtenant Obligations.....................................................2

3.   Term: Renewal.............................................................3

          3.1   Term...........................................................3

          3.2   Renewal of Extension of Term...................................3

4.   Additional Sublease Rental; Net Sublease..................................4

5.   Default...................................................................5

6.   Subtenant Indemnity; Insurance; Waiver of Subrogation.....................6

7.   Use; Compliance with Law..................................................7

          7.1   Use............................................................7

          7.2   Compliance.....................................................7

8.   Assignment and Subletting.................................................8

9.   Inspection; Alterations...................................................9

10.  Termination..............................................................10

11.  Sublandlord's Obligations................................................10

12.  Costs and Expenses in the Event of Default...............................10

13.  Late Payment Charge......................................................11

14.  Notices..................................................................11

15.  Accord and Satisfaction..................................................12

16.  Entire Agreement.........................................................12

17.  Modifications............................................................12

18.  Consents.................................................................13

19.  Multiple Originals.......................................................13

20.  Authority................................................................13

21.  Entry by Sublandlord.....................................................13

22.  Non-Waiver...............................................................13

23.  Relationship of Parties..................................................13

24.  Interpretation...........................................................14

25.  Sublandlord's Indemnity..................................................14

26.  Personal Property........................................................14

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

27.  Conditions to Commencement Date..........................................15

28.  Additional Information to be Furnished by Subtenant......................15

          28.1  Consolidated Annual Financial Statements......................15

          28.2  Officer's Certificate.........................................16

          28.3  Consolidated Quarterly Financial Statements...................16

          28.4  Cost Reports..................................................16

          28.5  Surveys and Investigations Information........................16

          28.6  Additional Information........................................17

29.  Cross Default............................................................17

30.  Estoppel Certificate.....................................................17

31.  Transfers of Licenses Upon Termination...................................18

                                    EXHIBITS

EXHIBITS
--------

A.        Lease

B         Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-River Valley, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the River Valley Health & Rehabilitation Center nursing facility (the "Facility") located at 1907 Refinery Road, Gainesville, TX 76240. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.

          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of -0- Dollars ($-0-).

     The Additional Sublease Rental shall be paid in equal monthly installment of -0- Dollars ($-0-) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property. Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime

Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

               (a)  Sublandlord:   Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel


                    Copy to:       Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

               (b)  Subtenant:

                                   25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President

                    Copy to:       Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna


     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION.. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                      Subtenant:
Extendicare Homes, Inc.                           Senior Health-River Valley, LLC



By: /s/ Richard L. Bertrand                       By: /s/ Carol A. Tschop
    ----------------------------------------          ----------------------------------------
    Richard L. Bertrand                               Carol A. Tschop, President
    Its:  Senior Vice President


State of Wisconsin                                State of Pennsylvania
County of Milwaukee                               County of Philadelphia

The foregoing instrument was acknowledged         The foregoing instrument was acknowledged
before me this 25th day of September, 2001        before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President      by Carol A. Tschop as President on behalf
of Extendicare Homes, Inc.                        of the corporation.

By: /s/ Sonja Vujatovic                           By: /s/ Dorothy L. Wydra
    ----------------------------------------          ----------------------------------------
    Notary Public, State of Wisconsin                 Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                  My commission expires: 10-31-02

                [Notarial Seal]                                   [Notarial Seal]

                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                            SENIOR HEALTH-TEXOMA, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                         ---------------------------------------

                                         Facility:

                                         Texoma Specialty Care Center
                                         1300 Memorial Drive
                                         Denison TX  75020

                                         ---------------------------------------

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
1.   Leased Property:  Rental Payments.......................................................................2

2.   Subtenant Obligations...................................................................................2

3.   Term: Renewal...........................................................................................3

          3.1 Term...........................................................................................3

          3.2 Renewal of Extension of Term...................................................................3

4.   Additional Sublease Rental; Net Sublease................................................................4

5.   Default.................................................................................................5

6.   Subtenant Indemnity; Insurance; Waiver of Subrogation...................................................6

7.   Use; Compliance with Law................................................................................7

          7.1 Use............................................................................................7

          7.2 Compliance.....................................................................................7

8.   Assignment and Subletting...............................................................................8

9.   Inspection; Alterations.................................................................................9

10.  Termination............................................................................................10

11.  Sublandlord's Obligations..............................................................................10

12.  Costs and Expenses in the Event of Default.............................................................10

13.  Late Payment Charge....................................................................................11

14.  Notices................................................................................................11

15.  Accord and Satisfaction................................................................................12

16.  Entire Agreement.......................................................................................12

17.  Modifications..........................................................................................12

18.  Consents...............................................................................................13

19.  Multiple Originals.....................................................................................13

20.  Authority..............................................................................................13

21.  Entry by Sublandlord...................................................................................13

22.  Non-Waiver.............................................................................................13

23.  Relationship of Parties................................................................................13

24.  Interpretation.........................................................................................14

25.  Sublandlord's Indemnity................................................................................14

26.  Personal Property......................................................................................14

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                           PAGE
                                                                                                           ----
27.  Conditions to Commencement Date........................................................................15

28.  Additional Information to be Furnished by Subtenant....................................................15

          28.1 Consolidated Annual Financial Statements.....................................................15

          28.2 Officer's Certificate........................................................................16

          28.3 Consolidated Quarterly Financial Statements..................................................16

          28.4 Cost Reports.................................................................................16

          28.5 Surveys and Investigations Information.......................................................16

          28.6 Additional Information.......................................................................17

29.  Cross Default..........................................................................................17

30.  Estoppel Certificate...................................................................................17

31.  Transfers of Licenses Upon Termination.................................................................18

                                    EXHIBITS

EXHIBITS
--------

A.   Lease

B.   Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Texoma, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").


                                    RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Texoma Specialty Care Center nursing facility (the "Facility") located at 1300 Memorial Drive, Denison, TX 75020. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease . Such payment obligations of the Subtenant shall include without limitation the payment , in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.


          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of Sixty-Nine Thousand Dollars ($69,000).

     The Additional Sublease Rental shall be paid in equal monthly installment of Five Thousand Seven Hundred Fifty Dollars ($5,750) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The

Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this

Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property.

Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.


     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

                  (a) Sublandlord: Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel

                      Copy to:     Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

                  (b) Subtenant:   25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President

                      Copy to:     Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna

     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION.. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

Sublandlord:                                              Subtenant:
Extendicare Homes, Inc.                                   Senior Health-Texoma, LLC
By:


By: /s/ Richard L. Bertrand                               By: /s/ Carol A. Tschop
    ---------------------------------                         ---------------------------------
    Richard L. Bertrand                                       Carol A. Tschop, President
    Its:  Senior Vice President

State of Wisconsin                                        State of Pennsylvania
County of Milwaukee                                       County of Philadelphia

The foregoing instrument was acknowledged                 The foregoing instrument was acknowledged
before me this 25th day of September, 2001                before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President of           by Carol A. Tschop as President on behalf of the
Extendicare Homes, Inc.                                   corporation.


By: /s/ Sonja Vujatovic                                   By: /s/ Dorothy L. Wydra
    ---------------------------------                         ---------------------------------
    Notary Public, State of Wisconsin                         Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                          My commission expires: 10-31-02


           [Notarial Seal]                                               [Notarial Seal]


                                    SUBLEASE

                             EXTENDICARE HOMES, INC.

                                    LANDLORD

                                       AND

                            SENIOR HEALTH-TULIA, LLC

                                     TENANT

                           DATED AS OF October 1, 2001







                                          --------------------------------------

                                          Facility:

                                          Tulia Health and Rehabilitation Center
                                          714 South Austin
                                          Tulia TX  79088

                                          --------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Leased Property:  Rental Payments.........................................2

2.   Subtenant Obligations.....................................................2

3.   Term: Renewal.............................................................3

          3.1   Term...........................................................3

          3.2   Renewal of Extension of Term...................................3

4.   Additional Sublease Rental; Net Sublease..................................4

5.   Default...................................................................5

6.   Subtenant Indemnity; Insurance; Waiver of Subrogation.....................6

7.   Use; Compliance with Law..................................................7

          7.1   Use............................................................7

          7.2   Compliance.....................................................7

8.   Assignment and Subletting.................................................8

9.   Inspection; Alterations...................................................9

10.  Termination..............................................................10

11.  Sublandlord's Obligations................................................10

12.  Costs and Expenses in the Event of Default...............................10

13.  Late Payment Charge......................................................11

14.  Notices..................................................................11

15.  Accord and Satisfaction..................................................12

16.  Entire Agreement.........................................................12

17.  Modifications............................................................12

18.  Consents.................................................................13

19.  Multiple Originals.......................................................13

20.  Authority................................................................13

21.  Entry by Sublandlord.....................................................13

22.  Non-Waiver...............................................................13

23.  Relationship of Parties..................................................13

24.  Interpretation...........................................................14

25.  Sublandlord's Indemnity..................................................14

26.  Personal Property........................................................14

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----


27.  Conditions to Commencement Date..........................................15

28.  Additional Information to be Furnished by Subtenant......................15

          28.1  Consolidated Annual Financial Statements......................15

          28.2  Officer's Certificate.........................................16

          28.3  Consolidated Quarterly Financial Statements...................16

          28.4  Cost Reports..................................................16

          28.5  Surveys and Investigations Information........................16

          28.6  Additional Information........................................17

29.  Cross Default............................................................17

30.  Estoppel Certificate.....................................................17

31.  Transfers of Licenses Upon Termination...................................18

                                    EXHIBITS

EXHIBITS


A.        Lease

B.        Texas Sublease & Leases

                               SUBLEASE AGREEMENT

     THIS SUBLEASE (the "Sublease") is entered into as of the 1st day of October, 2001 by and between Extendicare Homes, Inc. (f/k/a Unicare Homes, Inc), a Delaware corporation, having its principal office at 111 West Michigan Street, Milwaukee, WI 53203 (the "Sublandlord") and Senior Health-Tulia, LLC, a Texas limited liability company, having its principal office at 25 Penncraft Avenue, Suite 312, Chambersburg, PA 17201 (the "Subtenant").

                                   RECITALS:

     The Sublandlord, as tenant, entered into a lease agreement with Triple S Investment Company, a Wisconsin general partnership, Milwaukee, WI as the Landlord which has been modified from time to time (the "Prime Landlord") for the lease of the real and personal property generally described as the Tulia Health and Rehabilitation Center nursing facility (the "Facility") located at 714 South Austin, Tulia, TX 79088. (The real and personal property being sublet pursuant to this Sublease is all of the Leased Property described in the Prime Lease and is hereafter referred to as the "Leased Property"). A copy of the Prime Lease including all exhibits, modifications and amendments thereto is attached hereto as Exhibit A and incorporated herein by reference. The lease including all exhibits, modifications and amendments thereto is referred to herein as either the "Lease" or the "Prime Lease".

     The Sublandlord desires to sublet the entire Leased Property to the Subtenant and the Subtenant desires to sublet the entire Leased Property from the Sublandlord pursuant to the terms, covenants and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements contained herein and in any exhibits attached hereto, the Sublandlord and the Subtenant (hereafter collectively referred to as the "parties") agree as follows:

     1. LEASED PROPERTY: RENTAL PAYMENTS. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Leased Property subject to all terms, covenants and conditions contained in the Lease, except as otherwise set forth in this Sublease. To the extent not inconsistent with this Sublease, the terms of the Lease are hereby incorporated into this Sublease by reference. Sublandlord shall have all of the rights of the Prime Landlord under the Lease. In no event shall the Subtenant have the right to receive any payments due from the Prime Landlord to the Sublandlord under the Lease.

     2. SUBTENANT OBLIGATIONS. The Subtenant hereby covenants and agrees to observe and perform each and every term, covenant, promise, condition and obligation, imposed upon the Sublandlord, as tenant, under the Lease including without limitation, the payment obligations of the Sublandlord, as tenant, under the Lease. Such payment obligations of the Subtenant shall include without limitation the payment, in the amounts and at the times called for in the Lease, of all rental, additional rental, taxes, assessments, late charges, license and permit fees, utilities, governmental charges, insurance premiums, and capital improvement commitments. The Subtenant's obligations to perform the terms, covenants and conditions described in the Lease are in addition to any and all additional obligations of the Subtenant set forth in this Sublease including any and all additional obligations for payment and performance. It is the intent of the parties that on and after the Commencement Date, the Sublandlord shall have absolutely no liability for the performance of the tenant's obligations under the Lease and that all such obligations are hereby assumed and shall be performed by the Subtenant. The Subtenant shall make payments due under the Lease directly to the Prime Landlord on or prior to the due date therefore and shall provide evidence of such payment to the Sublandlord concurrently with delivering such payment to the Prime Landlord.

     3.   TERM: RENEWAL.

          3.1 TERM. The term of this Sublease shall be for the period beginning on October 1, 2001 (the "Commencement Date") and ending at 11:59 p.m. on the date of expiration of such Lease (the "Expiration Date") unless sooner terminated pursuant to the provisions of this Sublease (the "Term"). Notwithstanding any provision herein to the contrary, this Sublease shall automatically terminate upon the expiration or earlier termination of the Lease for any reason or as provided in this Sublease.

          3.2 RENEWAL OF EXTENSION OF TERM. If, at the end of the then-current term of the Lease the Prime Landlord offers or agrees to renew or extend the term of the Lease, (the "Renewal Right") the Sublandlord agrees to offer to the Subtenant the right to renew or extend the term of this Sublease on the terms, covenants and conditions as such Renewal Right has been offered to the Sublandlord provided that the Prime Landlord consents to the renewal or extension of this Sublease. The renewal or extension of this Sublease shall also include the terms, covenants and conditions of this Sublease including without limitation the terms relating to the payment of Additional Sublease Rental which shall be negotiated and agreed upon between the parties to this Sublease and included in any modification of this Sublease. If the Subtenant desires to renew or extend the term of this Sublease, it shall so notify the Sublandlord in writing, at least (10) business days prior to the time that the Sublandlord has been given to exercise such

Renewal Right with the Prime Landlord. The Sublandlord and the Subtenant shall execute a modification of this Sublease in form and substance satisfactory to the Sublandlord reflecting such extension. In the event that the Subtenant does not so notify the Sublandlord in the manner and within the time set forth herein, time being deemed of the essence, any right of the Subtenant to extend the term of the Sublease shall be automatically terminated and, thereafter, Sublandlord shall have no obligation or liability whatsoever to the Subtenant regarding such Renewal Right and the Term of this Sublease shall automatically expire at the expiration of the then current term. In the event that this Sublease is terminated for any reason prior to the expiration of the then current term, the obligations of the Sublandlord regarding such Renewal Right and the right of the Subtenant to extend the term of the Sublease shall also terminate and be of no further force and effect.

     4. ADDITIONAL SUBLEASE RENTAL; NET SUBLEASE. In addition to the Subtenant's obligation for payment of the rent, additional rent and other charges under the Lease, as additional consideration to the Sublandlord for entering into this Sublease, the Subtenant hereby covenants and agrees to pay to the Sublandlord a fixed annual Rental of -0- Dollars ($-0-).

     The Additional Sublease Rental shall be paid in equal monthly installment of -0- Dollars ($-0-) per month in advance without demand, delay, set off or deduction of any nature or kind whatsoever on or before the fifth (5th) day of each month. A partial month's payment of the Additional Sublease Rental shall be due and payable on the Commencement Date if the Commencement Date is other than the first day of a month. The Additional Sublease Rental shall be paid to the Sublandlord at the address set forth in the Notice section of this Sublease and time shall be deemed of the essence with respect to such payments.

     This Sublease is and shall be deemed and construed to be an absolutely net Sublease and all payments to be made by the Subtenant pursuant to this Sublease shall be net to the Sublandlord in each year during the Term. Subtenant shall pay all costs, expenses and obligations of every kind whatsoever relating to the Leased Property and does hereby indemnify, defend and hold Sublandlord harmless of, from and against all such costs, expenses and obligations.

     5. DEFAULT. Upon the nonpayment by Subtenant of any rent, additional rent, or other payments when due, under the Lease or this Sublease or any failure of Subtenant to perform any of its other covenants or agreements required to be performed by Subtenant under the Lease or this Sublease, or any default by Subtenant or any affiliate of Subtenant in the payment or performance of any obligation under any other agreement, note or undertaking with Sublandlord, after five (5) days written notice of any default in regard to rent, additional rent, additional Sublease rental or any other indebtedness and after ten (10) days written notice of any other default, Sublandlord shall have all remedies available at law or in equity, including, without limitation, the right, at its option, to reenter the Facility and take possession of the Leased Property without terminating this Sublease, remove the Subtenant and all persons holding under Subtenant from the Facility and retake possession of the Leased Property, accelerate all rentals due hereunder for the remaining Term of this Sublease, and/or to terminate this Sublease and reenter and repossess the Facility and all the Leased Property; provided, however, that such reentry, repossession and/or termination shall not constitute an acceptance or surrender of this Sublease or the Leased Property or a waiver of any of the Sublandlord's rights or remedies, including without limitation, the right to relet the Leased Property, or any part thereof, for the benefit of the Subtenant and to recover all damages of every kind for Subtenant's default.

     6. SUBTENANT INDEMNITY; INSURANCE; WAIVER OF SUBROGATION. Subtenant shall indemnify, defend and hold Sublandlord and all affiliates and its parent company harmless from any and all damages, costs, losses and expenses (including reasonable attorney fees) resulting in any way from Subtenant's occupancy and/or use of the Leased Property, or the breach of any obligation of Subtenant as set out in the Lease or this Sublease. Subtenant shall carry, at Subtenant's expense, insurance insuring the Leased Property in full compliance with all applicable laws, rules, regulations governing the possession occupancy, and use of the Leased Property as a skilled nursing facility. ("Insurance Obligations"). Subtenant shall also insure its fixtures, equipment, inventory and other personal property located in, on or about the Facility in an amount at least equal to the full replacement value thereof. No later than the Commencement Date and thereafter on each anniversary date of the Commencement Date, Subtenant shall provide Sublandlord with certificates evidencing the existence of such insurance naming the Prime Landlord, Sublandlord and any lenders of the Prime Landlord or the Sublandlord as additional named insureds, which certificates shall require the insurance carrier to give the Prime Landlord and Sublandlord at least thirty (30) days written notice of any cancellation or material amendment to such insurance policies.

     Sublandlord and Subtenant hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property on account of fire or other casualty or for injuries sustained on or about the Facility or the Leased Property to the extent such loss or damage is or would be covered by the insurance required to be carried by each party hereunder, even if such coverage is not actually maintained. Such waiver shall also apply to the extent of any deductible maintained by either party under its insurance policies. It is understood that this waiver applies to any loss or damage regardless of the cause, including, without limitation, if caused by the negligence of Sublandlord, Subtenant or their respective employees, agents, assigns or sublessees.

     Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated to purchase the professional liability and/or medical malpractice insurance described in the Lease.

     7.   USE; COMPLIANCE WITH LAW.

          7.1 USE. The Leased Property shall be continuously occupied and used solely by the Subtenant and solely for the operation of a nursing facility duly licensed by the state of Texas for the level of care and the number of licensed beds as of the Commencement Date and duly certified by the Medicare and Medicaid programs and for no other purpose whatsoever.

          7.2 COMPLIANCE. In addition to the obligations imposed under the Lease, Subtenant shall obey, observe and promptly comply with all laws, rules, regulations and ordinances which shall be applicable, now or at any time during the Term, to the possession, use and occupancy of the Leased Property and the operation of the Facility as a duly licensed Texas nursing facility at the level of care and the number of licensed beds as of the Commencement Date. Subtenant shall promptly comply with all laws, orders, rules, rulings and directives of any governmental authority or agency having jurisdiction of the Facility and the Leased Property. Subtenant shall not store, use, discharge or dispose of any hazardous or toxic substances, pollutants, contaminants or any other substances regulated by any state or federal statute (collectively "Contaminants") on the Leased Property other than in the ordinary course of its business. In addition to any obligations imposed by the Lease, Subtenant shall be solely responsible for the costs of removing or cleaning any Contaminants found on the Leased Property and caused by Subtenant.

     8. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to, nor shall Subtenant attempt to, assign its interest in this Sublease or any portion thereof or any interest in the Leased Property or any portion thereof voluntarily or by operation of law and shall not have any right to nor attempt to sell, transfer, sublet or license all or any portion of the Leased Property without the prior written consent of the Sublandlord and Prime Landlord. Sublandlord's and the Prime Landlord's consent or approval may be granted or withheld in their sole discretion. The transfer of fifty percent (50%) or more of either the voting stock or membership interests held by Subtenant or its affiliated entities whether in one or a series of transactions, shall be considered a prohibited assignment, sale, transfer or subletting hereunder requiring Sublandlord's and the Prime Landlord's prior written consent. Any purported or attempted assignment, sale, transfer or subletting, without Sublandlord's and the Prime Landlord's prior written consent, shall be null and void and constitute a default by Subtenant under this Sublease. Any permitted assignee or sublessee of Subtenant shall expressly assume Subtenant's liabilities and obligations under this Sublease and the Lease. No assignment, subleasing, sale, transfer or licensing shall release Subtenant from any of its obligations under this Sublease or the Lease. Subtenant shall not mortgage or otherwise encumber its leasehold interest or the Leased Property without the prior written consent of Sublandlord and the Prime

Landlord which either or both may withhold in their sole discretion. This Sublease shall not be construed as an assignment of Sublandlord's interest in the Lease, and Subtenant shall not have the right to negotiate any modification or amendments to the Lease.

     9. INSPECTION; ALTERATIONS. Subtenant has inspected the Leased Property, and is satisfied that the Leased Property is acceptable to Subtenant for all of its purposes and uses, and accepts the same in "AS IS" condition, without any warranties, representations or obligation from the Sublandlord or the Prime Landlord to make any repairs, replacements, alterations, additions, installations or improvements whatsoever. Subtenant shall not expand or make or install any additions, renovations, alterations, improvements, or changes in or to the Leased Property, or any part thereof without Sublandlord's and Prime Landlord's prior written consent. Any permitted work shall be performed by the Subtenant in a good and workmanlike manner at the sole expense of Subtenant. Subtenant shall not permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or other obligation against the Leased Property or any interest therein by reason of any work upon the Leased Property, and Subtenant shall indemnify, defend and hold Sublandlord and the Prime Landlord harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other third person against the Leased Property, Subtenant's interest in the Leased Property or any interest therein relating to or arising because of any work performed thereon. As between Sublandlord and Subtenant, any improvements or additions upon the Leased Property at the expiration of this Sublease shall be deemed a part of the Leased Property and be and remain the property of the Sublandlord.

     10. TERMINATION. Notwithstanding anything contained herein to the contrary, the existence of this Sublease is dependent and conditioned upon the continued existence of the Lease, and in the event of the termination of the Lease for any reason, this Sublease, at Sublandlord's option, shall thereupon be terminated without the need for further action and without liability to Sublandlord. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except for such liability theretofore accruing or as otherwise provided herein; however, if Subtenant is in default, the provisions hereof including those of default shall control as to Subtenant's liability and shall survive the termination of the Sublease.

     11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no duty of any nature or kind whatsoever to perform any obligations of the Prime Landlord under the Lease and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations of the Prime Landlord under the Lease. No such default of Prime Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, however, that in the event of such default or failure by the Prime Landlord, Sublandlord agrees, upon written notice from Subtenant, and at Subtenant's expense, to make demand upon the Prime Landlord to perform its obligations under the Lease.

     12. COSTS AND EXPENSES IN THE EVENT OF DEFAULT. Subtenant shall pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by Sublandlord in enforcing the provisions of this Sublease or in enforcing Prime Landlord's obligations under the Lease if requested to do so by Subtenant.

     13. LATE PAYMENT CHARGE. In the event any amounts due from Subtenant under this Sublease are not paid when due, such amounts shall bear interest from and after the due date to the date of payment in full at an annual rate of eighteen percent (18%).

     14. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person hereunder shall be in writing and shall be deemed to be properly served if (i) sent by certified mail with return receipt requested,
(ii) sent by receipted overnight delivery service, or (iii) personally delivered to the address set forth below. The effective date of any such notice shall be the date which is stamped by the United States Post Office on the envelope enclosing same, the date of the receipt for the overnight delivery or the date on which personal delivery is made, whichever is applicable. Any notice sent by Subtenant to Prime Landlord shall also be sent concurrently to Sublandlord. Until changed by written notice from the appropriate party to the other, the addresses of the parties are as follows:

               (a)  Sublandlord:   Extendicare Homes, Inc.
                                   111 West Michigan Street
                                   Milwaukee, WI 53203-2903
                                   Attention: Vice President and General Counsel

                    Copy to:       Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI 53202-4497
                                   Attention: Hugh S. McManus

               (b)  Subtenant:     25 Penncraft Avenue
                                   Suite 312
                                   Chambersburg, PA 17201
                                   Attention: President



                    Copy to:       Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Harry D. Madonna


     15. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the full amount of any payments to be made by Subtenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, and no endorsement or statement on any check or letter accompanying any check or payment shall be deemed to be an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice of Sublandlord's right to recover the full amount due hereunder or pursue any other remedy available to Sublandlord.

     16. ENTIRE AGREEMENT. This Sublease and all exhibits referred to herein constitutes the entire agreement and understanding of the parties with respect to the matters contained in this Sublease and supersedes all other agreements between and representations by the parties with respect to such matters. Subtenant is not relying upon any representations, market analysis, projections, reports or warranties of the Sublandlord or the Prime Landlord.

     17. MODIFICATIONS. No changes, amendments or modifications of this Sublease shall be effective or enforceable unless made in writing and executed by the parties hereto and the Prime Landlord.

     18. CONSENTS. Whenever Sublandlord's consent is required by the terms of this Sublease, Prime Landlord's consent shall also be obtained if so required by the terms of the Lease or this Sublease. The consent by Sublandlord or Prime Landlord to any act by Subtenant requiring Sublandlord's or Prime Landlord's consent shall not waive or render unnecessary Sublandlord's consent to any subsequent similar act by Subtenant.

     19. MULTIPLE ORIGINALS. This Sublease may be executed simultaneously in multiple originals, each of which shall be deemed an original, without the production of the other such originals.

     20. AUTHORITY. The individuals executing this Sublease on behalf of the Sublandlord and Subtenant respectively represent and warrant to the other that their respective entities are in good standing under the laws of the state in which the Leased Property is located and they have full right and authority to enter into the Sublease, bind their respective entities to the performance of their obligations hereunder.

     21. ENTRY BY SUBLANDLORD. Sublandlord and its representatives shall have the right, at all reasonable times, to enter upon the Leased Property for the purposes of examining and inspecting the same; provided, however, this section shall not be construed as imposing any obligation upon Sublandlord to inspect the Leased Property.

     22. NON-WAIVER. Any assent, expressed or implied, by Sublandlord to any breach of any covenant or condition herein contained shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach thereof.

     23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a joint venture or partnership relationship between Sublandlord and Subtenant.

     24. INTERPRETATION. This Sublease shall be interpreted in a fair and impartial manner without regard to such factors as the party that drafted this Sublease or the relative bargaining power of the parties.

     25. SUBLANDLORD'S INDEMNITY. The Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any liabilities incurred with respect to the Leased Property and the operation thereof by the Sublandlord prior to the Commencement Date of this Sublease except to the extent such liabilities have been assumed by Subtenant pursuant to this Sublease or other written agreement.

     26. PERSONAL PROPERTY. In addition to the obligations of the Subtenant pursuant to the Prime Lease, the Subtenant shall repair, replace and improve the personal property and equipment used in the operation of the Leased Property as a skilled care nursing facility in order to provide the quality of care presently provided to the residents of the Facility and as is required by the laws and regulations of the state of Texas and the Medicare and Medicaid programs. To the extent that the Subtenant replaces any existing personal property and equipment with new personal property and equipment during the Term such personal property and equipment shall be of the same or better quality as currently exists (the "Replacement Property"). Such Replacement Property shall, upon installation and delivery to the Facility, become the property of the Sublandlord and shall remain at the Facility upon the expiration or earlier termination of the Sublease. Subtenant shall execute and deliver to the Sublandlord upon expiration or termination of this Sublease any including without limitation bills of sale and title transfer documents relating to such Replacement Property. There shall be no liens, security interests or other encumbrances placed on such Replacement Property.

     27. CONDITIONS TO COMMENCEMENT DATE. The Commencement Date of this Sublease and the obligations of the parties shall be conditioned upon the fulfillment or waiver, in writing, of the following conditions: (a) the execution and delivery by the Prime Landlord of the consent to this Sublease on or prior to the Commencement Date and compliance with any conditions set forth therein which the Prime Landlord requires be fulfilled prior to the Commencement Date; and (b) the Subtenant being licensed by the state of Texas to operate the facility at the level of care and for the number of beds currently licensed; and
(c) the Subtenant obtaining the approval of the Medicare and Medicaid program certifying the Subtenant as a provider under such programs.

     28. ADDITIONAL INFORMATION TO BE FURNISHED BY SUBTENANT. In addition to the financial and other information required to be provided to the Prime Landlord pursuant to the Lease, (a copy of which shall be provided concurrently to the Sublandlord) the Subtenant shall provide to the Sublandlord the following information at the times and in the formats described below:

          28.1 CONSOLIDATED ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of the audited (if available, otherwise unaudited with the audited statements to be provided when available) consolidated balance sheets of Subtenant and its consolidated subsidiaries as of the end of such fiscal year, and related audited (if available, otherwise unaudited) consolidated statements of income, changes in common stock and undistributed profits and changes in financial position of Subtenant and its consolidated subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

          28.2 OFFICER'S CERTIFICATE. Within 90 days after the end of each of Subtenant's fiscal years, and together with the documents furnished in accordance with section 29.1, an officer's certificate stating that to the best of such officer's knowledge and belief after making due inquiry, Subtenant is not in default in the performance or observance of any of the terms of this Sublease, or if Tenant shall be in default to such officer's knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

          28.3 CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS. Within 30 days after the end of each of Subtenant's quarters, quarterly consolidated financial reports Subtenant produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; and

          28.4 COST REPORTS. Within 90 days after the end of each of Subtenant's fiscal years, a copy of each Medicare and Medicaid cost report filed with the appropriate governmental agency for the Facility (and all amendments thereto whether contemporaneously or subsequently filed thereto);

          28.5 SURVEYS AND INVESTIGATIONS INFORMATION. Within seventy two (72) hours of receipt a copy of any licensing or other agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Sublandlord a copy of the plan of correction or other response generated as a result of such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in any applicable reimbursement program. Copies of any notices from any governmental agency relating to an investigation of Subtenant's operations at the Facility including without limitation HCFA, the OIG, the FBI, the State Medicaid Fraud division, and any plan of correction responding thereto; and

          28.6 ADDITIONAL INFORMATION. The Sublandlord further reserves the right to require such other information relating to the financial affairs or operations of the Subtenant and the Facility at such other times as Sublandlord shall reasonably require (including monthly or more frequently), and Subtenant agrees to provide such information to Sublandlord within five (5) business days from request. All financial statements must be in such form and detail as the Sublandlord shall from time to time reasonably request, provided, however, that Sublandlord will make reasonable efforts to use Subtenant's existing forms of reports for all purposes.

     29. CROSS DEFAULT. The parties acknowledge that they are, concurrently herewith, entering into Additional Sublease Agreements and certain Lease Agreements relating to skilled care nursing facilities in the state of Texas specifically described on the attached EXHIBIT D (the "Texas Sublease and Leases"). The parties covenant and agree that in the event of a default by the Subtenant pursuant to this Sublease the Sublandlord shall have the right and option to declare a default in the other Texas Subleases and Leases and shall have all available remedies, including, without limitation, the right to terminate such Texas Subleases and Leases.

     30. ESTOPPEL CERTIFICATE. At any time during the Term and from time to time upon the request of the Sublandlord the Subtenant shall deliver to the Sublandlord or Sublandlord's lender within ten (10) business days from receipt of such request an estoppel certificate signed by an officer of the Subtenant certifying that this Sublease is unmodified and in full force and effect (or is in full force and effect as modified and setting forth the modifications) that neither Sublandlord nor Subtenant are in default of the Sublease or if such default exists setting forth such default and the dates to which the payments due pursuant to this Sublease and the Lease have been paid.

     31. TRANSFERS OF LICENSES UPON TERMINATION. Upon the expiration or earlier termination of the Term, at Sublandlord's option, Subtenant shall use its best efforts to transfer to Sublandlord or Sublandlord's nominee, and Subtenant shall cooperate with Sublandlord or Sublandlord's nominee in connection with the processing by Sublandlord or Sublandlord's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operations of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Sublandlord or Sublandlord's nominee. Notwithstanding anything in this Sublease or elsewhere to the contrary, under no circumstances shall Sublandlord be obligated to seek or effectuate such a transfer or application therefore.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.


Sublandlord:                                      Subtenant:
Extendicare Homes, Inc.                           Senior Health-Tulia, LLC


By: /s/  Richard L. Bertrand                      By: /s/ Carol A. Tschop
    ----------------------------------------          ----------------------------------------
    Richard L. Bertrand                               Carol A. Tschop, President
    Its:  Senior Vice President


State of Wisconsin                                State of Pennsylvania
County of Milwaukee                               County of Philadelphia

The foregoing instrument was acknowledged         The foregoing instrument was acknowledged
before me this 25th day of September, 2001        before me this 26th day of September, 2001
by Richard L. Bertrand as the Vice President      by Carol A. Tschop as President on behalf
of Extendicare Homes, Inc.                        of the corporation.


By: /s/ Sonja Vujatovic                           By: /s/ Dorothy L. Wydra
    ----------------------------------------          ----------------------------------------
    Notary Public, State of Wisconsin                 Notary Public, State of Pennsylvania
    My commission expires 11-2-2003.                  My commission expires: 10-31-02

                [Notarial Seal]                                   [Notarial Seal]

                   OPERATIONS TRANSFER AGREEMENT ("AGREEMENT")
                                     BETWEEN
                 EXTENDICARE HOMES, INC. ET AL. ("EXTENDICARE")
                                       AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                           DATED AS OF OCTOBER 1, 2001

                              --------------------

                                   EXHIBIT 3.2

                              --------------------


                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                   OPERATIONS TRANSFER AGREEMENT ("AGREEMENT")
                                     BETWEEN
                 EXTENDICARE HOMES, INC. ET AL. ("EXTENDICARE")
                                       AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                           DATED AS OF OCTOBER 1, 2001

                              --------------------

                                   EXHIBIT 3.3

                              --------------------


                           LIST OF EXCLUDED CONTRACTS

                   OPERATIONS TRANSFER AGREEMENT ("AGREEMENT")
                                     BETWEEN
                 EXTENDICARE HOMES, INC. ET AL. ("EXTENDICARE")
                                       AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                           DATED AS OF OCTOBER 1, 2001

                              --------------------

                                   EXHIBIT 4.3

                              --------------------


                        LIMITED HEALTH INSURANCE COVERAGE

                 OPERATIONS TRANSFER AGREEMENT (THE "AGREEMENT")
                         EFFECTIVE AS OF OCTOBER 1, 2001
                                      AMONG
                     EXTENDICARE HOMES, INC. ET AL. ("EHI")
                                       AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                              --------------------

                                    EXHIBIT 5

                              --------------------


                             POST CLOSING PROCEDURES



     The purpose of these Post Closing Procedures is to establish the payroll, accounting and collection procedures to be followed after the Closing Date. Capitalized terms contained in these Post Closing Procedures shall have the same meaning as such terms have in the Agreement unless otherwise specifically defined in these Post Closing Procedures.

     1. PAYROLL. EHI will total all payroll hours through 11:00 p.m. on September 30, 2001. EHI shall be responsible for the accurate preparation of payroll checks, and checks for the payment of all wages and benefits due as a result of EHI's termination of its employees as of 11:00 p.m. on September 30, 2001. EHI shall distribute checks to such employees on or before October 21, 2001. Senior will cooperate with EHI's reasonable requests regarding administrative tasks or supply the information needed to process the EHI payroll checks described above.

     2. ACCOUNTS PAYABLE. All Accounts Payable invoices pertaining to activity through and including September 30, 2001 are to be vouchered and processed by EHI for payment.

     3. UNIDENTIFIED POST CLOSING OBLIGATIONS. EHI will make available a cash account in the amount of $100,000 per facility to be used in accordance with the provisions of Section 12 of the Agreement.

     4. ACCOUNTS RECEIVABLE. The following procedures are to be followed by the parties regarding the accounts receivable that are due to EHI for services and products provided prior to October 1, 2001.

     GENERAL REQUIREMENTS. Each Tenant and Subtenant shall assume responsibility for the billing for and collection of payments due on all resident accounts for services and products provided by each Tenant and Subtenant on or after the Closing Date. EHI shall retain title to all accounts receivable due for services and products provided on and prior to September 30, 2001 and it will be EHI's responsibility to collect same. However, each Tenant and Subtenant shall cooperate and use its best efforts to assist EHI in EHI's efforts to collect such accounts receivable. Each Tenant and Subtenant shall have no liability for EHI's uncollectible receivables. In order to facilitate such collection efforts, EHI shall deliver to each Tenant and Subtenant on or before the Closing Date, a schedule identifying all account receivable balances owing for the period prior to the Closing Date (but only as of the end of the calendar month immediately preceding the Closing Date). On or before October 21, 2001, EHI shall deliver to each Tenant and Subtenant a schedule which identifies the account receivable balances due to EHI as of the Closing Date. All monies that are received by the Facility (e.g., cash, checks, Social Security benefits, or Medicaid payment) from a resident, or on behalf of a resident who has an outstanding account receivable balance with EHI on the Closing Date, will be deposited into EHI's bank accounts. If the monies so received include payments for account receivable balances owed to both EHI and each Tenant and/or Subtenant, each Tenant and/or Subtenant shall initially deposit such payments in its own bank account and, shall, within thirty (30) days of each month-end provide both a reconciliation of those amounts and a remittance to EHI for those monies properly due to EHI. If monies are not remitted to EHI within sixty (60) days of collection, each Tenant and Subtenant will pay EHI interest on the funds retained at eight percent (8%) per annum in addition to other remedies available to EHI.

          (A) PRIVATE PAYERS. Each Tenant and Subtenant agrees to first apply any payments received for private pay balances during the period October through December, 2001, to reduce the pre-Closing Date balances of said private-pay residents unless said payments expressly indicate that they relate to post-Closing Date services, in which case they shall be retained by each Tenant and Subtenant. Each Tenant and Subtenant will provide a monthly accounting of payments deposited into its bank accounts for payments made by private nongovernmental non-insurance payers which are for services rendered prior to the Closing Date. Such monthly accounting will be accompanied by disbursement to EHI, if applicable, by each Tenant and Subtenant.

          (B)  THIRD PARTY PAYERS.

               (i) Any third party payment received after the Closing Date which represents payment for services provided prior to the Closing Date, shall be immediately deposited into Senior's accounts. Senior will provide EHI a monthly accounting of such payments for each and every month in which payments are received.

               (ii) In the event a third party payment is received for services provided both prior to and after the Closing Date, these funds will be deposited into each Tenant and Subtenant's accounts and disbursed as follows: Each Tenant and Subtenant will provide, within thirty (30) days following the end of each and every month in which such payments are received, a monthly accounting of payments deposited into each Tenant and Subtenant's bank accounts for payments after the Closing Date, along with copies of remittance advices from the third party. Notwithstanding the foregoing, if a third party payment is made solely for services rendered by EHI, then each Tenant and Subtenant shall deposit such payment into EHI's accounts.

               (iii) All amounts received after the Closing Date, if any, which represent supplemental Social Security payments to residents will be applied to the time period to which they relate, unless otherwise required by applicable law.

               (iv) The Facility's bookkeepers will provide deposit slips and checks for those payments received on EHI's behalf so that EHI can update its accounts receivable files for payments received.

          (c) OTHER FUNDS. All other funds received by each Tenant and Subtenant after the Closing Date, to the extent received as a payment, refund or reimbursement for services or products provided by EHI prior to the Closing Date, shall be deposited into EHI's accounts.

     5. EHI will provide each Tenant and Subtenant a listing by resident of all monies received on or prior to the Closing Date for all goods and services to be provided after the Closing Date. Each Tenant and Subtenant shall receive payment on the Closing Date for said prepaid amounts.

     6. EHI shall not notify any third party payer or resident that monies for services rendered are to be submitted to EHI. Payments from such third party payer or resident due to EHI shall be remitted according to the procedure set forth in these Post Closing Procedures. EHI shall work with each Tenant and Subtenant to resolve any other accounting problems that may arise and each Tenant and Subtenant agrees to work with EHI.

     7. Any and all funds received by each Tenant and Subtenant arising out of EHI's operation of the Facility prior to the Closing Date shall be paid to EHI as provided herein, and if not provided for herein, within a time period to be agreed between the parties. Any and all funds received by EHI arising out of each Tenant and Subtenant's operation of the Facility after the Closing Date shall be paid to each Tenant and Subtenant as provided herein, and if not provided for herein, within a time period to be agreed between the parties.


                       -----------------------------------

                   OPERATIONS TRANSFER AGREEMENT ("AGREEMENT")
                                     BETWEEN
                 EXTENDICARE HOMES, INC. ET AL. ("EXTENDICARE")
                                       AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                           DATED AS OF OCTOBER 1, 2001

                              --------------------

                                    EXHIBIT 7

                              --------------------


                     PURCHASE PRICE CALCULATION AND PAYMENT

                -------------------------------------------------



         The purchase price to be paid to Extendicare by Senior pursuant to the Operations Transfer Agreement shall be calculated and paid as follows (all capitalized terms in this Exhibit shall have the same meaning as such terms have in the Agreement):

     1. Within ninety (90) days of the close of the fiscal year of each Tenant and Subtenant, which is represented to be December 31st (the "Fiscal Year"), Senior shall calculate or cause to be calculated the Free Cash Flow, as defined below, available, if any, from each of the Facilities.

     2. Free Cash Flow shall mean for purposes hereof the earnings generated from all operations and activities conducted in, on, or from the Facilities, before deduction for interest, taxes, depreciation, Amortization, Rents, Management Fees and Insurance, in accordance with generally accepted accounting principles (the "Earnings") less the following amounts:

          (a) the rental paid by the Subtenant if the Facility is a Subleased Facility; and then

          (b) a consulting fee in the aggregate amount of $50,000 for all Facilities payable to Senior. The parties shall allocate a portion of the $50,000 payment to each specific Facility; and then

          (c) an oversight management fee payable to Senior Health Management, LLC in the total aggregate amount of $100,000 for all Facilities. The parties shall allocate a portion of the $100,000 payment to each specific Facility; and then

          (d) an insurance reserve equal to $300 per licensed and useable bed for the Facility; and then

          (e) the interest, if any, paid (not accrued) on any working capital loans obtained by the Facility or by Senior for use at the Facility; and then

          (f) a capital replacement reserve equal to $275 per licensed and useable bed for the Facility; and then

          (g) a management fee paid to Transition Health Management LLC (but not to any assignee or successor in interest to Transition Health Management
LLC) in an amount not to exceed 2.5% of the net Revenue of the Facility calculated in accordance with generally accepted accounting principles; and then

          (h) the fee paid to Fiscal Services Group, Inc. pursuant to agreements for providing accounting and financial services and products in an amount not to exceed 1.25% of the net Revenue of the Facility calculated in accordance with generally accepted accounting principles; and then

          (i) the fee paid to Virtual Care Providers, Inc. pursuant to Agreements for providing data processing and information technology services and products in an amount not to exceed 1.25% of the net Revenue of the Facility calculated in accordance with generally accepted accounting principles; and then

          (j) the rental paid by the Tenant if the Facility is a Leased Facility and any additional rent paid to sublessor if the Facility is a Subleased Building.

     3. In the event that there is positive Free Cash Flow generated as provided above, Senior and the applicable Tenant or Subtenant, shall pay to Extendicare ninety percent (90%) of such Free Cash Flow as the Purchase Price within thirty (30) days following the calculation of the Free Cash Flow of within 120 days following the close of the Facility's Fiscal Year, whichever is the first to occur.

     4. All payments of the Purchase Price shall be made by Senior and the Tenants or the Subtenants without notice or demand to Extendicare at the address for Extendicare set forth in the Notice section of the Agreement or such other address as designated by Extendicare. Extendicare shall have the right to assign any and all of its right to receipt of the Purchase Price, in whole or in part.

                      -----------------------------------

                   OPERATIONS TRANSFER AGREEMENT ("AGREEMENT")
                                     BETWEEN
                 EXTENDICARE HOMES, INC. ET AL. ("EXTENDICARE")
                                       AND
             SENIOR HEALTH PROPERTIES-TEXAS, INC. ET AL. ("SENIOR")

                           DATED AS OF OCTOBER 1, 2001

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                                   EXHIBIT 12

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                    LIMITED AND CONTINGENT CASH FLOW SUPPORT


     1. LIMITED PERIOD. For a two year period commencing October 1, 2001 through September 30, 2003, unless this Agreement is sooner terminated, or unless the funds described in Section 2(a) through (d) have been exhausted prior to September 30, 2003 and subject to the performance by Senior, the Tenants and Subtenants of the terms, covenants and conditions set forth in this section, Extendicare agrees to provide to Senior specific limited and contingent working capital cash flow support, as described herein.

     2. MONTHLY CALCULATION OF CASH FLOW. On a basis not less than monthly, the cash flow projection shall be calculated (using generally accepted accounting principles) for each Facility and if such calculation results in a negative cash flow projection for the month for which the calculation was made, the negative cash flow needs shall be funded, solely from the following sources, solely in the following order of priority: (a) first, from the cash balances existing in the Facility's accounts; then, if needed, (b) from existing lines of credit and cash resources from affiliates, banks or other third party sources (excluding the sources described below); then, if needed, (c) from the collection of the Facility accounts receivables existing as of October 1, 2001 from all of the 17 Facilities as described in the Post Closing Procedures; and then, if needed, (d) from the Post Closing Obligations Cash Account (as described in the Post Closing Procedures) which will be funded as and when needed by Extendicare up to an amount not to exceed $100,000 per Facility (the "Post Closing Obligations Cash Account").

     3. DOCUMENTATION. In the event that the Facility accesses either the Facility Accounts Receivable Account and/or the Post Closing Obligations Cash Account, any amounts so accessed by the Facility shall be documented by the execution and delivery by Senior of a secured promissory note(s) calling for interest at the floating prime rate announced from time to time by the Bank of America and shall provide for repayment by Senior out of the cash flow subsequently generated by the combined Facilities until the Notes have been paid in full. Senior shall not have the right to access either the Facility Accounts Receivable Account or the Post Closing Obligations Cash Account until Senior has delivered the secured promissory note(s), a general business security agreement in the personal property including accounts receivables of all the Facilities, the guarantees of payment by the Tenants and Subtenants and such other documents reasonably required by Extendicare in form and substance required by Extendicare.

     4. USE OF FUNDS. Any and all amounts advanced pursuant to this procedure shall be used by Senior solely and exclusively to fund the actual amount of Facility negative cash flow identified as the result of the monthly calculation and for no other purpose whatsoever including without limitation the payment of any claims, judgments, settlements, awards, costs, fees including attorney's fees, relating to or arising out of any claims or litigation at the Facility including any settlements, arbitrations or mediations. In the event the actual cash flow needs turn out to be less than projected, any amounts in excess of the projected amounts shall be returned to the proper account.


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


     5. The obligations of Extendicare to provide limited and contingent cash support are solely and exclusively as set forth herein and Extendicare has no further obligation to fund any negative cash flow relating to the Facilities. Further, Extendicare's obligations shall expire and be deemed fully performed at the earliest to occur of either (a) the exhaustion of the funds described in section 2(a) through (d) hereof, or (b) September 30, 2003, or (c) earlier termination of this obligation resulting from the default of Senior in the performance of the terms, covenants or agreements of the Agreement.


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